PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION, DATED APRIL 4, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

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☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under §240.14a–12

Endeavour International Corporation

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION, DATED APRIL 4, 2014

To Our Stockholders:

We cordially invite you to the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Endeavour International Corporation (the “Company”), which will be held on [—], [—], 2014, beginning at 10:00 a.m., local time, at the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas 77010.

Items of business to be considered at the Annual Meeting will include:

•	the election of three directors to the Board of Directors of the Company (the “Board of Directors”) from amongst the nominees named in the accompanying proxy statement (the “Proxy Statement”) and any others properly nominated in accordance with Article I, Section 8 of our Amended and Restated Bylaws;

•	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2014;

•	the adoption of the Company’s 2014 Stock Incentive Plan;

•	an advisory vote to approve named executive officer compensation; and

•	any other business that may be properly brought before the Annual Meeting.

The accompanying Proxy Statement is designed to answer your questions and provide you with important information regarding the Board of Directors, senior management and the matters that will be voted on at the Annual Meeting.

As you may be aware, Talisman Realty Capital Master, L.P. and Talisman Group Investments, L.L.C. (together with their affiliates and related parties, the “Talisman Group”) have notified us of their intention to nominate a slate of nominees for election as directors at the Annual Meeting in opposition to the nominees recommended by our Board of Directors. Our Board of Directors recommends that you vote FOR the election of each of the nominees proposed by our Board of Directors.

It is important that your shares be represented at the Annual Meeting whether or not you are personally able to attend. Accordingly, after reading the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, please promptly submit your proxy by telephone, Internet or mail as described on the WHITE proxy card. The Board of Directors strongly encourages you not to return any proxy card sent to you by the Talisman Group. If you vote using a proxy card sent to you by the Talisman Group, you can subsequently revoke it by following the instructions on the WHITE proxy card to vote by telephone or by Internet or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided. Only your latest dated proxy will count. Any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying Proxy Statement.

On behalf of the Board of Directors, we would like to express our appreciation for your continued interest in the affairs of our Company. We look forward to greeting in person as many of our stockholders as possible. If you have any questions or require any assistance with voting your shares, or if you need additional copies of the proxy materials, please contact:

MORROW & CO., LLC

470 West Avenue

Stamford, CT 06902

Stockholders May Call Toll-Free: (800) 607-0088

Banks & Brokers May Call Collect: (203) 658-9400

Email: endeavourinfo@morrowco.com

The attached Proxy Statement is dated [—], 2014 and is first being mailed to stockholders on or about [—], 2014.

Sincerely,

William L. Transier

Chairman, Chief Executive Officer and President

Neither the Securities and Exchange Commission nor any state securities regulatory agency has passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION, DATED APRIL 4, 2014

NOTICE OF THE 2014 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON [—], 2014 AT 10:00 A.M., LOCAL TIME

NOTICE IS HEREBY GIVEN that the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Endeavour International Corporation, a Nevada corporation (the “Company”), will be held on [—], 2014, at 10:00 a.m., local time, at the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas 77010. At the Annual Meeting you will be asked to vote on the following matters:

1.

the election of three directors to the Board of Directors of the Company (the “Board of Directors”) from amongst the nominees named in the accompanying proxy statement (the “Proxy Statement”) and any others properly nominated in accordance with Article I, Section 8 of our Amended and Restated Bylaws;

2.	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2014;

3.	the adoption of the Company’s 2014 Stock Incentive Plan;

4.	an advisory vote to approve named executive officer compensation; and

5.	any other business as may properly come before the Annual Meeting.

The Board of Directors unanimously recommends that stockholders use the enclosed WHITE proxy or voting instruction card to vote “FOR” each of the Company’s nominees for director in Proposal 1, “FOR” Proposals 2, 3, and 4.

The Company cordially invites all stockholders to attend the Annual Meeting in person. The Board of Directors has fixed the close of business on [—], 2014, as the record date for determining the stockholders that are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

YOUR VOTE IS IMPORTANT. Whether or not you personally plan to attend the Annual Meeting, please take a few minutes now to vote by telephone or by Internet by following the instructions on the WHITE proxy card, or by signing, dating and returning the enclosed WHITE proxy card in the enclosed postage-paid envelope provided. If you are a beneficial owner (i.e., you hold your shares in “street name”), please follow the voting instructions provided by your broker, bank, dealer, or other similar organization or other nominee. Regardless of the number of Company shares you own, your vote is important.

Please note that Talisman Realty Capital Master, L.P. and Talisman Group Investments L.L.C. (together with their affiliates and related parties, the “Talisman Group”) have notified the Company of their intention to nominate a slate of nominees for election as directors at the Annual Meeting in opposition to the nominees recommended by our Board of Directors. You may receive proxy solicitation materials from the Talisman Group, including a proxy statement and proxy cards. We are not responsible for the accuracy of any information provided by or relating to the Talisman Group or the nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, the Talisman Group or any other statements that the Talisman Group may otherwise make.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE BOARD OF DIRECTORS’ NOMINEES USING THE ENCLOSED WHITE PROXY CARD AND URGES YOU NOT TO SIGN OR RETURN OR VOTE ANY PROXY CARD SENT TO YOU BY THE TALISMAN GROUP.

If you have previously signed a proxy card sent by the Talisman Group, you have the right to change your vote by telephone or by Internet by following the instructions on the WHITE proxy card, or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Only your latest dated proxy card will be counted. If you hold your shares in street name, please follow the voting instructions provided by your bank, broker or other nominee to change your vote. We urge you to disregard any proxy card sent to you by the Talisman Group.

By Order of the Board of Directors,

Andrea F. Sigerseth

Houston, TX	Secretary

[—], 2014

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting to be Held on [—], 2014

This Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2013, as amended,

are available free of charge on our website www.endeavourcorp.com.

PROXY STATEMENT

OF

ENDEAVOUR INTERNATIONAL CORPORATION

2014 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS	2

SUPPLEMENTAL INFORMATION REGARDING PARTICIPANTS	A-1
2014 LONG-TERM INCENTIVE PLAN	B-1

PROXY STATEMENT OF

ENDEAVOUR INTERNATIONAL CORPORATION

FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

THIS SOLICITATION IS BEING MADE BY THE BOARD OF DIRECTORS OF

ENDEAVOUR INTERNATIONAL CORPORATION

AND NOT ON BEHALF OF ANY OTHER PERSON OR ENTITY

QUESTIONS AND ANSWERS

Following are some commonly asked questions raised by our stockholders and answers to each of those questions.

Why did I receive these proxy materials?

Our Board of Directors (the “Board of Directors” or the “Board”) has made these materials available to you because you were a stockholder of Endeavour International Corporation (the “Company”) at the close of business on [—], 2014, the record date (the “Record Date”) for the annual meeting of stockholders (the “Annual Meeting”), which will be held on [—], 2014, beginning at 10:00 a.m., local time, at the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas 77010. We are sending this proxy statement (the “Proxy Statement”) and WHITE proxy card to you in order to solicit your proxy to vote your shares of Company stock upon certain matters at the Annual Meeting. We are required by law to convene an Annual Meeting of our stockholders at which directors are elected. Because our shares are widely held, it would be impractical for our stockholders to meet physically in sufficient numbers to hold a meeting. Accordingly, proxies are solicited from our stockholders. United States federal securities laws require us to send you this Proxy Statement and specify the information required to be contained in it.

Who May Vote?

Holders of our common stock, Series B Preferred Stock and Series C Convertible Preferred Stock at the close of business on the Record Date are entitled to vote. Shares can be voted only if the stockholder is present in person or is represented by proxy. Holders of our common stock, Series B Preferred Stock and Series C Convertible Preferred Stock will vote together as a single class on each proposal. On the Record Date, the Company had [—] shares of common stock, 19,714 shares of Series B Preferred Stock and 37,000 shares of Series C Convertible Preferred Stock outstanding and entitled to be voted at the meeting. Each stockholder is entitled to one vote for each share of common stock, 0.14 votes for each share of Series B Preferred Stock and 114.3 votes for each share of Series C Convertible Preferred stock held by such stockholder.

What may I vote on at the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote upon the following matters:

•

the election of three directors to the Board of Directors from amongst the nominees named in this Proxy Statement and any others properly nominated in accordance with Article I, Section 8 of our Amended and Restated Bylaws;

•	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2014;
•	the adoption of the Company’s 2014 Stock Incentive Plan;
•	an advisory vote to approve our named executive officer compensation; and
•	any other business as may properly come before the Annual Meeting.

How does the Board of Directors recommend I vote?

Please see the information included in the Proxy Statement relating to the proposals to be voted on. Our Board of Directors unanimously recommends that you vote:

1.	“FOR” each of the Company’s nominees to the Board of Directors, John B. Connally III, James H. Browning and William D. Lancaster;
2.	“FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2014;
3.	“FOR” the adoption of the Company’s 2014 Stock Incentive Plan; and
4.	“FOR” the approval of the advisory resolution to approve our named executive officer compensation.

Has the Company been notified that a stockholder intends to propose alternative director nominees at the Annual Meeting?

Yes. Talisman Realty Capital Master, L.P. and Talisman Group Investments, L.L.C. (together with their affiliates and related parties, the “Talisman Group”) have notified the Company of their intention to nominate a slate of nominees for election as directors at the Annual Meeting in opposition to the nominees recommended by our Board of Directors. Our Board of Directors recommends a vote FOR each of the Board of Directors’ nominees for director on the enclosed WHITE proxy card. You may receive proxy solicitation materials from the Talisman Group, including a proxy statement and proxy cards. We are not responsible for the accuracy of any information provided by or relating to the Talisman Group or the nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, the Talisman Group or any other statements that the Talisman Group or their representatives may otherwise make.

Has the Company been notified that a stockholder intends to submit a stockholder proposal at the Annual Meeting?

The Talisman Group also gave notice to the Company of its intent to submit a stockholder proposal at the Annual Meeting which would direct the Company to pay all expenses incurred by the Talisman Group associated with its nomination of candidates for election to the Board of Directors and its associated proxy solicitation. However, as a legal matter, the Company believes that this stockholder proposal does not constitute a proper matter for stockholder action under Nevada law as required by Article I, Section 8(a)(ii) of our Amended and Restated Bylaws. This stockholder proposal infringes upon the power of the Board of Directors to manage the business and affairs of the Company. Under Nevada law any expense reimbursement for the Talisman Group would require a decision of the Board of Directors to be made in accordance with its fiduciary duties. Additionally, and as stated in the section in the Company’s 2013 Proxy Statement titled ‘Deadlines for Stockholder Proposals for Next Year’s Annual Meeting’, proposals for inclusion in the Company’s 2014 Proxy Statement were required to be submitted to the Company by December 26, 2013. The Talisman Group did not meet the submission deadline. For the foregoing reasons, the stockholder proposal submitted by the Talisman Group will neither be brought before the meeting nor included in this Proxy Statement.

How many votes do I have?

Each stockholder as of the Record Date is entitled to one vote for each share of common stock, 0.14 votes for each share of Series B Preferred Stock and 114.3 votes for each share of Series C Convertible Preferred stock held by such stockholder. On the Record Date, the Company had [—] shares of common stock, 19,714 shares of Series B Preferred Stock and 37,000 shares of Series C Convertible Preferred Stock outstanding and entitled to be voted at the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in street name?

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered the stockholder of record with respect to those shares.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a broker, bank, dealer, or other similar organization or other nominee, then you are the beneficial owner of shares held in “street name,” and the proxy materials, as applicable, are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

How do I vote?

Voting by Stockholders of Record. If you are a stockholder of record, you may vote by completing and returning the enclosed WHITE proxy card. You may also vote by telephone from the United States, using the toll-free number on the WHITE proxy card, or through the Internet, using the instructions on the WHITE proxy card. Shares represented by proxy will be voted at the Annual Meeting.

If you are a stockholder of record, you may also vote in person at the Annual Meeting. However, you are encouraged to sign, date and return the enclosed proxy card regardless of whether or not you plan to attend the Annual Meeting.

Voting by Beneficial Owners. If you are a beneficial owner of shares, these proxy materials are being forwarded to you by your bank, broker or other nominee. As the beneficial owner of the shares, you are entitled to direct your broker as to how to vote your shares. You may so instruct your broker by completing the voting instruction card the broker provides to you. You may also vote by telephone or through the Internet as described in the applicable instructions your broker has provided with these proxy materials.

If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a valid legal proxy from the organization that holds your shares. If you do not obtain a valid legal proxy from your bank, broker or other nominee, you will not be entitled to vote your shares.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you:

•	indicate when voting that you wish to vote as recommended by our Board of Directors; or

•	if you sign and return a WHITE proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of the New York Stock Exchange (“NYSE Rules”), the organization that holds your shares may generally vote on routine, or discretionary, matters but cannot vote on non-routine, or non-discretionary, matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine, the organization that holds your shares will inform us that it does not have the authority to vote on such matter with respect to your shares. This is generally referred to as a “broker non-vote.” Because the Talisman Group has initiated a proxy contest, none of the proposals at the Annual Meeting is considered a routine matter. As a result, broker non-votes will not be counted for purposes of determining whether a quorum is present, and will not otherwise be counted when the vote is tabulated. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the notice.

Can I change my vote?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting.

Stockholders of Record. If you are a record holder, you may do this by timely completing and returning a new proxy card with a later date, by voting on a later date by using the Internet or by telephone, by delivering a written notice of revocation to the Corporate Secretary of the Company or by attending the Annual Meeting and voting in person. Only your latest proxy submitted prior to the Annual Meeting will be counted. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote at the Annual Meeting or specifically request in writing that your prior proxy be revoked.

If you have previously submitted a proxy card sent to you by the Talisman Group, you may change your vote by completing and returning the enclosed WHITE proxy card in the accompanying postage-paid envelope or by voting by telephone or via the Internet by following the instructions on your WHITE proxy card. Submitting a proxy card sent to you by the Talisman Group will revoke votes you have previously made via the Company’s WHITE proxy card.

Beneficial Owners. If you are a beneficial owner, you may change your vote by submitting new voting instructions to your broker in accordance with such broker’s procedures.

What does it mean if I get more than one proxy card?

If you receive multiple Proxy Statements or WHITE proxy cards, your shares are likely registered differently or are in more than one account, such as individually and also jointly with your spouse. Please vote each and every WHITE proxy card or voting instruction form you receive.

Since the Talisman Group has submitted alternative director nominations, we will likely conduct multiple mailings prior to the Annual Meeting date to ensure stockholders have our latest proxy information and materials to vote. We will send you a new WHITE proxy card with each mailing, regardless of whether you have previously voted. The latest dated proxy you submit will be counted.

IF YOU WISH TO VOTE AS RECOMMENDED BY THE BOARD OF DIRECTORS then you should only submit WHITE proxy cards.

Why did I receive only one set of proxy materials although there are multiple stockholders at my address?

If one address is shared by two or more of our stockholders, we send only one set of proxy materials to that address unless we receive instructions to the contrary from any stockholder at that address. This practice, known as householding, is used to reduce our printing and postage costs. If a stockholder of record residing at such an address wishes to receive a separate set of proxy materials in the future, he or she may contact us at the attention of the Investor Relations Department, Endeavour International Corporation, 811 Main Street, Suite 2100, Houston, Texas 77002, telephone 713-307-8700. If you are a beneficial owner of shares held in street name, you can request or cancel householding by contacting your bank, broker or other nominee. For additional information, please see “Householding of Proxy Materials” on page 79 of this Proxy Statement.

What should I do if I receive a proxy card from the Talisman Group?

We expect that you will receive proxy solicitation materials from the Talisman Group, including an opposition proxy statement and proxy card. Our Board of Directors recommends that you disregard it. We are not responsible for the accuracy of any information provided by or relating to the Talisman Group or their nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, the Talisman Group or any other statements that the Talisman Group may otherwise make. If you have already voted using the proxy card, you have the right to change your vote by completing and returning the enclosed WHITE proxy card or by voting by telephone or via the Internet by following the instructions provided on the enclosed WHITE proxy card. Only the latest proxy you submit will be counted. If you vote against the Talisman Group’s nominees using the proxy card, your vote will not be counted as a vote for both of the Board of Directors’ nominees, but will result in the revocation of any previous vote you may have cast on the Company’s WHITE proxy card. If you wish to vote pursuant to the recommendation of the Board of Directors, you should disregard any proxy card that you receive other than the WHITE proxy card. If you have any questions or need assistance voting, please call Morrow & Co., LLC, our proxy solicitor, at 800-607-0088.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote on the record date will constitute a quorum, permitting us to conduct the business of the meeting.

You will be considered part of the quorum if you voted on the Internet, by telephone, or by properly submitting a proxy card or voting instruction form by mail, or if you are present and vote at the Annual Meeting. Abstentions and withheld votes will be treated as present for determining whether a quorum is present. Broker non-votes will be not be counted as present for determining whether a quorum exists.

What are broker non-votes?

Broker non-votes are shares held in “street name” for which brokers do not receive voting instructions from their customers. Under the NYSE Rules, brokers are not permitted to vote their customers’ shares on non-routine matters unless they have received voting instructions from their customers. Because the Talisman Group has initiated a proxy contest, none of the proposals at the Annual Meeting are considered routine matters. If your shares are held in “street name,” you should follow the directions provided by your broker to instruct your broker regarding how to vote your shares.

How are abstentions, withheld votes and broker non-votes treated?

For the purpose of determining whether a quorum is present at the Annual Meeting, abstentions and withheld votes are counted as present and entitled to vote. For the purpose of determining whether the stockholders have approved a proposal, abstentions and withheld votes will be considered as present and having voting power with respect to that proposal. Abstentions will effectively be a vote “AGAINST” the relevant proposal. Withheld votes in the election of directors for one or more of the nominees will not be considered to have been voted “FOR” the director nominee and will result in those nominees receiving fewer votes.

For the purpose of determining whether a quorum is present at the Annual Meeting, broker non-votes will not be counted as present and entitled to vote for quorum purposes for any of the proposals. None of the proposals at the Annual Meeting will be considered routine matters as the Talisman Group has initiated a proxy contest. For the purpose of determining whether the stockholders have approved a proposal, broker non-votes will not be considered as present and having voting power. Therefore, broker non-votes will not affect the outcome of the vote on any proposal.

What is required to approve each proposal?

Election of Directors: As a result of the Talisman Group’s intention to propose a slate of alternative director nominees, and assuming these nominees have not been withdrawn before we mail the Notice of Meeting and this Proxy Statement to our stockholders, there will be more than three nominees. As a result, directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning that the three candidates receiving the highest number of “FOR” votes will be elected.

“WITHHOLD” votes in the election of directors for one or more of the nominees will not be considered to have been voted for the director nominee and will result in those nominees receiving fewer votes. Broker non-votes will not affect the outcome of the vote on this proposal.

THE ONLY WAY TO SUPPORT BOTH OF YOUR BOARD OF DIRECTORS’ NOMINEES IS TO VOTE “FOR” THE BOARD OF DIRECTORS’ NOMINEES ON THE WHITE PROXY

CARD. PLEASE DO NOT COMPLETE OR RETURN A PROXY CARD FROM THE TALISMAN GROUP, EVEN IF YOU VOTE “WITHHOLD” ON THEIR DIRECTOR NOMINEES. DOING SO MAY CANCEL ANY PREVIOUS VOTE YOU CAST ON THE COMPANY’S WHITE PROXY CARD.

Ratification of Ernst & Young LLP as Independent Registered Public Accounting Firm: The ratification of this appointment requires the affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy. An abstention will have the same effect as a vote “AGAINST” the ratification of the appointment of Ernst & Young LLP. Broker non-votes will not affect the outcome of the vote on this proposal.

Adoption of the 2014 Stock Incentive Plan: The adoption of the 2014 Stock Incentive Plan requires the affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy. An abstention will have the same effect as a vote “AGAINST” the adoption of the 2014 Stock Incentive Plan. Broker non-votes will not affect the outcome of the vote on this proposal.

Advisory Vote Approving Executive Compensation: The advisory vote to approve our named executive officer compensation requires the affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy. An abstention will have the same effect as a vote “AGAINST” the approval of named executive officer compensation. Broker non-votes will not affect the outcome of the vote on this proposal. Although the vote on this item is non-binding, as provided by law, our Board of Directors will review the results of the vote and, consistent with our record of stockholder engagement, will take it into account in making future determinations concerning executive compensation.

Other Matters: Approval of any unscheduled matter, such as a matter incident to the conduct of the meeting, would require the affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy. An abstention will have the same effect as a vote “AGAINST” any such matter. Broker non-votes will not affect the outcome of the vote on any such matter.

Will my shares be voted if I don’t provide my proxy or voting instruction form?

Registered Stockholders: If your shares are registered in your name, your shares will not be voted unless you provide a proxy, by Internet, telephone or mail, or vote in person at the Annual Meeting.

Beneficial Owners: If you hold shares through an account with a bank, broker, or other nominee, your shares will not be voted unless you provide voting instructions. Under the NYSE Rules, brokers are not permitted to vote their customers’ shares on non-routine matters unless they have received voting instructions from their customers. Because the Talisman Group has initiated a proxy contest, none of the proposals at the Annual Meeting are considered routine matters.

How can I attend the Annual Meeting?

You are invited to attend the Annual Meeting only if you were a stockholder as of the close of business on the Record Date or if you hold a valid proxy for the Annual Meeting. To be admitted, you will also need a form of photo identification.

Registered Stockholders: If you are a stockholder of record, you may vote in person at the Annual Meeting. Your name will be verified against the list of registered stockholders on the Record Date prior to your being admitted to the Annual Meeting. However, you are encouraged to vote by proxy regardless of whether or not you plan to attend the Annual Meeting.

Beneficial Owners: If you are a beneficial owner of shares held in “street name” and you wish to vote in person at the Annual Meeting, you must obtain a valid legal proxy from the broker, bank, dealer, or other similar organization or other nominee that holds your shares. If you do not obtain a valid legal proxy from the organization that holds your shares, you will not be entitled to vote your shares, but you can still attend the Annual Meeting if you provide proof of beneficial ownership as of the Record Date, such as your account statement showing that you owned our stock as of the Record Date, a copy of the voting instruction form provided by your broker, bank, dealer, or other similar organization or other nominee, or other similar evidence of ownership.

How will we solicit proxies and who is paying for this proxy solicitation?

The cost of soliciting proxies will be borne by us. These costs will include, among other items, the expense of preparing, assembling, printing and mailing the proxy materials to stockholders of record and beneficial owners, and reimbursements paid to brokerage firms and others for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders and obtaining beneficial owner’s voting instructions. In addition to soliciting proxies by mail, our directors, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone. We may also solicit proxies by email from stockholders who are our employees or who previously requested to receive proxy materials electronically.

Morrow & Co., LLC (“Morrow”), our proxy solicitor, will be paid a fee, estimated to be about $[—], for rendering solicitation services. Morrow expects that approximately [—] of its employees will assist in the solicitation. Morrow will solicit proxies by mail, telephone, facsimile or email.

Our aggregate expenses, including those of Morrow, related to our solicitation of proxies, excluding salaries and wages of our regular employees, are expected to be approximately $[—], of which approximately $[—] has been incurred as of the date of this Proxy Statement.

Appendix A sets forth information relating to our directors and director nominees as well as certain of our officers and employees who are considered “participants” in our solicitation under the rules of the Securities and Exchange Commission (“SEC”) by reason of their position as directors and director nominees of the Company or because they may be soliciting proxies on our behalf.

Would any of the Company’s obligations, such as under its credit facility, preferred stock or employment agreements, be accelerated or provide our current directors with any additional payments or benefits (as a result of a change of control or otherwise) if the Talisman Group’s proposed nominees are elected to the Board of Directors?

No. The election of the Talisman Group’s proposed nominees would not accelerate any of the Company’s obligations under its credit facility, preferred stock or employment agreements. In addition, the election of the Talisman Group’s proposed nominees would not provide our current directors with any additional payments or benefits.

Where can I find voting results of the Annual Meeting?

We will publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days from the date of the meeting.

May other matters be raised at the Annual Meeting?

We have not received proper notice of, and are not aware of, any business to be transacted at the Annual Meeting other than as indicated in this Proxy Statement. Under Nevada law and our governing documents, no other business aside from procedural matters may be raised at the Annual Meeting unless proper notice has been given to us by the stockholders seeking to bring such business before the meeting. If any other item or proposal properly comes before the Annual Meeting, the proxies received will be voted on such matter in accordance with the discretion of the proxy holders.

The Chairman of the Board of Directors has broad authority to conduct the Annual Meeting so that the business of the meeting is carried out in an orderly and timely manner. In doing so, he has broad discretion to establish reasonable rules for discussion, comments and questions during the meeting. The Chairman of the Board of Directors is also entitled to rely upon applicable law regarding disruptions or disorderly conduct to ensure that the Annual Meeting proceeds in a manner that is fair to all participants.

How may I communicate with the Board of Directors or the non-management directors on the Board?

You may contact any of our directors by writing to them c/o Corporate Secretary, Endeavour International Corporation, 811 Main Street, Suite 2100, Houston, Texas 77002. Each communication should specify the applicable director or directors to be contacted as well as the general topic of the communication. We may initially receive and process communications before forwarding them to the applicable director. We generally will not forward to the directors a stockholder communication that is determined to be primarily commercial in nature, that relates to an improper or irrelevant topic, or that requests general information about the Company. Concerns about accounting or auditing matters or communications intended for non-management directors should be sent to the attention of the Chairman of the Audit Committee at the address above. Our directors may at any time review a log of all correspondence received by us that is addressed to the independent members of the Board of Directors and request copies of any such correspondence.

What should I do if I have other questions?

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor:

MORROW & CO., LLC

470 West Ave

Stamford, CT 06902

Stockholders May Call Toll-Free: (800) 607-0088

Banks & Brokers May Call Collect: (203) 658-9400

Email: endeavourinfo@morrowco.com

BACKGROUND TO THE SOLICITATION

On February 2, 2014, the Company’s Chairman, Chief Executive Officer and President, William L. Transier, met with representatives of the Talisman Group to discuss the Company’s business strategy. At that meeting, representatives of the Talisman Group expressed a desire to recommend two candidates for election to the Board of Directors at the Annual Meeting.

On February 9, 2014, the Company received a letter from the Talisman Group, recommending that the Company nominate two candidates for election to the Board of Directors at the Annual Meeting, and announcing the submission of a formal nomination notice in the event the Company does not publicly announce the addition of these candidates to the Board of Directors prior to February 17, 2014.

On February 10, 2014, the Talisman Group filed a Schedule 13D (the “Schedule 13D”), reporting beneficial ownership of approximately 15.61% of our common stock. Its reported beneficial ownership percentage comprised 2,000,000 shares of common stock, 1,620,570 shares of common stock issuable upon the conversion of the Company’s 5.5% senior notes due 2016, and 4,000,000 shares deliverable upon the exercise of a European style options. Its percentage beneficial ownership was calculated using 48,820,570 shares outstanding. For additional clarification, please refer to the section below titled “Security Ownership of Certain Beneficial Owners and Management” on page 75 of this Proxy Statement.

On February 14, 2014, the Governance and Nominating Committee of the Company sent a letter to the Talisman Group, requesting that Talisman Group follow the Company’s publicly disclosed procedures for all stockholders who wish to recommend a candidate for election to the Board of Directors.

On February 20, 2014, the Company received a letter (the “Notice Letter”) with a notice from the Talisman Group of its intent to nominate two nominees for election to the Company’s Board of Directors at the Annual Meeting, including Mr. William D. Lancaster, and to submit a proposal to the Company’s stockholders requesting the reimbursement of all expenses incurred by the Talisman Group associated with its proxy solicitation. Following the Notice Letter, the Company and the Talisman Group have had several conversations regarding board nominations and other business matters.

On February 20, 2014, the Company’s outside counsel, Vinson & Elkins LLP (“Vinson & Elkins”), notified the Talisman Group that the Company had recently received a letter, sent on behalf of a purported stockholder of the Company, alleging that the Talisman Group had violated Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

On February 24, 2014, the Talisman Group filed an amendment to its Schedule 13D with the SEC, reporting the Notice Letter.

On March 6, 2014, the Company’s outside counsel, Vinson & Elkins, notified the Talisman Group that the Company had recently received a letter, sent on behalf of another purported stockholder of the Company, alleging that the Talisman Group had violated Section 16 of the Securities Exchange Act.

On March 10, 2014, the Talisman Group filed an amendment to its Schedule 13D, reporting beneficial ownership of approximately 14.73% of our common stock. Its reported beneficial ownership percentage comprised 2,000,000 shares of common stock, 1,620,570 shares of common stock issuable upon the conversion of the Company’s 5.5% senior notes due 2016, and 4,000,000 shares deliverable upon the exercise of American style options. Its percentage beneficial ownership was calculated using 51,738,404 shares outstanding. For additional clarification, please refer to the section below titled “Security Ownership of Certain Beneficial Owners and Management” on page 75 of this Proxy Statement.

On April 1, 2014, the Board of Directors approved a resolution to nominate Mr. William D. Lancaster for election to the Board of Directors to fill the vacancy created by Mr. Hue Williams’ impending retirement. Prior to his nomination, the Governance and Nominating Committee of the Board of Directors had considered Mr. Lancaster’s candidacy for a board position for over a year.

On April 3, 2014, Mr. William D. Lancaster, who was originally named as a nominee in the Talisman Group’s Notice Letter, revoked his previous consent to be nominated by the Talisman Group and gave his consent to be nominated instead by the Board of Directors of the Company.

2014 Proxy Statement

SUMMARY OF PROPOSALS SUBMITTED FOR VOTE AT THE ANNUAL MEETING

Proposal 1 – Election of Directors

At the Annual Meeting you will be asked to elect three directors to the Board of Directors from amongst the nominees named in this Proxy Statement and any others properly nominated in accordance with Article I, Section 8 of our Amended and Restated Bylaws. The three directors are to be elected for a one-year term.

Proposal 2 – Ratification of Ernst & Young LLP as Independent Registered Public Accounting Firm

At the Annual Meeting you will be asked to ratify the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year 2014.

Proposal 3 – Approval of the 2014 Stock Incentive Plan

At the Annual Meeting you will be asked to approve the 2014 Stock Incentive Plan that allows the granting of restricted stock awards, options, performance awards, incentive awards and bonus stock awards.

Proposal 4 – Advisory Vote Approving Executive Compensation

At the Annual Meeting you will be asked to approve, by an advisory vote, the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis” section, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

Structure of the Board

Our Board of Directors consists of seven individuals (each, “directors”). Our Amended and Restated Bylaws allow the Board of Directors to increase or decrease the number of directors by resolution of the Board of Directors. On May 22, 2013, the Board of Directors approved an amendment to our Amended and Restated Bylaws to eliminate the classified structure of the Board of Directors over a period of three years, commencing at the Annual Meeting. At the Annual Meeting and at each annual meeting of stockholders thereafter, each current director will continue until the expiration of his or her current term until the completion of the elimination of the classified structure. On April 3, 2014, Mr. Hue Williams informed the Company that he will not stand for re-election and will retire from the Board as of the Annual Meeting of Stockholders.

There is no cumulative voting in the election of directors and the directors will be elected by a plurality of the votes cast at the Annual Meeting.

Proposal

Three directors are to be elected at the Annual Meeting. The Board of Directors, upon recommendation of the Governance and Nominating Committee, has nominated John B. Connally III and James H. Browning, who are current members of the Board of Directors, and William D. Lancaster, to be elected for a one-year term expiring at our annual meeting of stockholders in 2015. Each such director will hold office until his successor is duly elected and qualified. Each nominee has consented to serve as a nominee, to serve as a director if elected, and to being named a nominee in this Proxy Statement.

In the event either of Messrs. Connally, Browning, or Lancaster becomes unable to serve or for good cause will not serve as a director, your proxy on the WHITE proxy card authorizes the individuals named as proxy holders to vote for any replacements if the Board of Directors names bona fide nominees. The Board of Directors has no reason to believe that any of Messrs. Connally, Browning or Lancaster will be unable or unwilling to serve as director. However, should the Board of Directors need to nominate a substitute nominee, the Company will file a revised Proxy Statement that identifies the substitute nominees, discloses whether such substitute nominees have consented to being named in the revised Proxy Statement and to serve if elected, and will include therein the standard disclosure items required with respect to such substitute nominees under Items 5(b) and 7 of Schedule 14A.

Nominees for Election and Continuing Directors

The following table sets forth biographical information on the current members of our Board of Directors who are nominated for re-election:

Director Nominees
	Principal Occupation and Other Directorships	Age

John B. Connally III

John B. Connally III has served as a director of the Company and its predecessor company since 2002 and as lead independent director since September 2010. He is an independent oil and gas investor, and has served as Chairman, CEO and President of Gulf United Energy since September 2010. Mr. Connally also served as a founding director of Nuevo Energy and was a founding director and former CEO of both Pure Energy Group, Inc. and Pure Gas Partners. Mr. Connally was formerly a partner of the law firm Baker Botts in Houston, Texas from 1972 to 1983, specializing in corporate finance transactions in oil and gas. Mr. Connally received a Bachelor of Arts Degree from the University of Texas at Austin and a Juris Doctor from the University of Texas School of Law.

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James H. Browning

James H. Browning has served as a director of the Company since 2014. From 1980 until his retirement in 2009, Mr. Browning served as partner at KPMG and has served in a variety of roles, including the senior technical partner for the Southwest Area, Partner-in-Charge of New Orleans Audit Practice and SEC Reviewing Partner. Mr. Browning has served as a director of Texas Capital Bancshares, Inc. since 2009. He has served as a director of RigNet Inc. since 2010 and has been the Chairman of the Board of RigNet Inc. since 2012. Mr. Browning received his Bachelor of Science degree from Louisiana State University and is licensed as a Certified Public Accountant in Texas, Louisiana and Florida.

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[PICTURE TO BE ADDED] William D. Lancaster

William D. Lancaster has over 34 years of technical and management experience with both public and private entities in the domestic oil and gas industry. He joined GMT Exploration as Vice President of Exploration and Production in 2000, has served as President since April 2001 and has been a member of the board of managers since 2001. From 1978 to 2000, Mr. Lancaster served in various exploration and production positions from Division Geologist to Vice President of Exploration with various oil and gas producers including: Shell Oil Company, Union Pacific Resources, HS Resources, Bass Enterprises Production Company, and Santa Fe Snyder. Mr. Lancaster has extensive exploration, production and business management experience in most North American sedimentary basins. He is the former president of the Colorado Oil and Gas Association (COGA), on the Board of Directors for the Western Energy Alliance (formerly IPAMS), and is a member of the Rocky Mountain Association of Geologists (RMAG), and the American Association of Petroleum Geologists (AAPS). Mr. Lancaster received a Bachelor’s degree in Geologic Engineering from the University of Colorado.

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Continuing Directors
	Principal Occupation and Other Directorships	Age

Nancy K. Quinn

Nancy K. Quinn has served as a director of the Company since 2004. Ms. Quinn has served on the boards of directors of various energy companies including Helix Energy Solutions Group, Inc. since 2006 and Atmos Energy Corporation since 2004. Since 1996, she has been an independent energy consultant during which time she has held numerous positions including senior advisor to the Beacon Group, focusing on energy industry private equity opportunities and merger and acquisition transactions. Ms. Quinn gained extensive experience in independent exploration and production, as well as in diversified natural gas and oilfield service sectors, while holding leadership positions at Kidder, Peabody &Co. Incorporated from 1982 to 1994 and PaineWebber Incorporated from 1994 to 1995. Ms. Quinn was also previously a member of the boards of Louis Dreyfus Natural Gas from 1999 to 2001 and DeepTech International from 1995 to 1998. Ms. Quinn received her Bachelor of Arts degree from Louisiana State University and a M.B.A. from the University of Arkansas.

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John N. Seitz	John N. Seitz has served as a director of the Company since 2004 and as Vice Chairman of the Board of Directors since 2006. He was one of the original co-founders of the Company in 2004 and the strategist behind its focus on North Sea exploration. Mr. Seitz has served as Chairman and CEO of GulfSlope Energy, Inc. since May 2013. He has served as a director of ION Geophysical Corporation since 2003, director of Gulf United Energy, Inc. since 2011, member of board of managers of Constellation Energy Partners, LLC from 2006 to 20013 and as Co-Chief Executive Officer of the Company from 2004 to 2006. Mr. Seitz has spent much of his career in various executive and management roles at Anadarko Petroleum Corporation, serving most recently as Chief Executive Officer. In 2000, the Houston Geological Society honored him as a “Legend in Wildcatting.” Mr. Seitz began his career as a petroleum geologist with Amoco Production Company. He is a Certified Professional Geological Scientist from the American Institute of Professional Geologists and a licensed professional geoscientist with the State of Texas. Mr. Seitz also serves as a trustee for the American Geological Institute Foundation. Mr. Seitz holds a Bachelor of Science degree in Geology from the University of Pittsburgh, and a Master of Science degree in Geology from Rensselaer Polytechnic Institute.	62

Continuing Directors
	Principal Occupation and Other Directorships	Age

Sheldon R. Erikson

Sheldon R. Erikson has served as a director of the Company since 2010. Mr. Erikson has served as a director of Cameron International Corporation since 1996. He served as Chairman of the board of directors of Cameron from 1996 to 2011, Chief Executive Officer from 1995 through 2008, and was President from 1995 through 2007. Mr. Erikson has also served as a director of Rockwood Holdings, Inc. since 2006, and Frank’s International since August 2013. Previously, Mr. Erikson served as Chairman of the board of directors of the Western Company of North America, a worldwide petroleum service company engaged in pressure pumping, well stimulating and cementing and offshore drilling, from 1988 to 1995 and President and Chief Executive Officer from 1987 to April 1995. He also serves on the board of directors of the National Petroleum Council, the American Petroleum Institute, and the Petroleum Equipment Suppliers Association, of which he is a past chairman of the board of directors. Mr. Erikson received a M.B.A. degree from the Harvard Business School and studied Engineering and Economics at the University of Illinois.

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William L. Transier

Mr. Transier has served as Chief Executive Officer, President and Chairman of the Board of Directors of the Company since 2006. Prior to that, he served as the Company’s Co-Chief Executive Officer and Director since the founding of the Company in 2004. From 2003 to 2004, Mr. Transier was a founder and Co-Chief Executive Officer of NSNV, Inc. From 1999 to 2003, Mr. Transier was Executive Vice President and Chief Financial Officer for Ocean Energy, Inc., an oil and gas exploration and production company, prior to its merger with Devon Energy Corporation. Mr. Transier began his career in public accounting with KPMG LLP, an international audit and business strategy consulting firm, where he served in numerous roles including as partner from 1986 to 1996. Mr. Transier has also served as a director of Helix Energy Solutions Group, Inc. since October 2000. He was also a director of Cal Dive International, Inc. from 2006 to 2012, and Reliant Resources Inc. (now GenOn Energy, Inc.) from 2002 to 2009. Mr. Transier is also a former Chairman of the Natural Gas Supply Association, and former chairman of the Texas Department of Information Resources, having been appointed to that post by Texas Governor Rick Perry. Mr. Transier received a M.B.A. degree from Regis University and a B.B.A in accounting from the University of Texas at Austin.

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Each of the directors named above has been engaged in the principal occupation set forth opposite his or her name for the past five years. There are no family relationships among any of our directors or executive officers.

Review of Director Nominees and Continuing Directors

The Governance and Nominating Committee and our Board of Directors has concluded that the skills and background described above will enable our nominees—John B. Connally III, James H. Browning, and William D. Lancaster—to provide knowledgeable advice to our other directors and to senior management on the numerous issues facing the Company and on the development and execution of our strategy. Messrs. Connally, Browning and Lancaster, as our other current directors, each bring a strong and unique background and set of skills to the Board of Directors, giving our Board of Directors as a whole competence and experience in a wide variety of areas. Set forth below are findings reached by the Board of Directors with regard to its director nominees and continuing directors.

Director Nominees

Mr. Connally brings his many years of experience as a successful independent oil and gas investor, attorney and businessman to the Board of Directors. As the founder of several oil and gas exploration and production companies and former partner of one of the most prestigious energy law firms in the country, Mr. Connally is well versed in our industry. Mr. Connally qualifies as an audit committee financial expert under SEC guidelines.

Mr. Browning brings his almost 40 years of public accounting experience to the Board of Directors in addition to experience in the energy sector. His in-depth knowledge of oil and gas, financial markets and securities regulation is of immense value to the Board of Directors. Mr. Browning qualifies as an audit committee financial expert under SEC guidelines.

Mr. Lancaster brings over 34 years of U.S. onshore oil and gas experience to the Board of Directors. The technical and management knowledge acquired by Mr. Lancaster throughout his career in both public and private companies is especially valuable to the Board.

Continuing Directors

Mr. Transier serves as our Chief Executive Officer and President and brings his invaluable perspective as our top executive officer to the Board. Mr. Transier also brings his 37 years of experience in the energy industry to the Board of Directors, including a strong financial foundation from his experience as a CPA, as a partner in an international accounting firm and as a Chief Financial Officer prior to founding and leading the Company.

Mr. Erikson brings his many years of energy industry experience, knowledge and insight to the Board of Directors. His experience in the design, engineering and marketing of energy products and services is especially valuable to the Company. Mr. Erikson also brings over twenty years of corporate governance experience to the Board of Directors.

Ms. Quinn brings her many years of experience in the U.S. financial services industry as well as her superior business leadership skills to the Board of Directors. Ms. Quinn qualifies as an audit committee financial expert under SEC guidelines.

Mr. Seitz brings his many years of experience in executive and management roles within the oil and gas industry to the Board of Directors. Mr. Seitz also brings his knowledge and expertise as a petroleum geologist to the Board of Directors.

Recommendation of the Board of Directors

For the foregoing reasons, the Board of Directors unanimously recommends that the Company’s stockholders to vote “FOR” the election of John B. Connally III, James H. Browning and William D. Lancaster as directors to the Board of Directors.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS USING THE

WHITE PROXY CARD TO VOTE “FOR” EACH DIRECTOR

NOMINEE RECOMMENDED BY OUR BOARD OF

DIRECTORS.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 2

RATIFICATION OF ERNST & YOUNG LLP

AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Reasons for the Proposal

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP (“E&Y”) as independent registered public accounting firm for the Company for the year ending December 31, 2014. The submission of this matter for ratification by stockholders is not legally required; however, the Board of Directors believes that such submission is consistent with best practices in corporate governance and is an opportunity for stockholders to provide direct feedback to the Board of Directors on an important issue of corporate governance. If the stockholders do not ratify the appointment of E&Y, the selection of such firm as independent public accountants for the Company will be reconsidered by the Audit Committee. Even after such reconsideration, however, the Audit Committee would not be required to appoint a different independent registered public accounting firm. Moreover, even if the stockholders ratify the appointment of E&Y, the Audit Committee will not be prevented from appointing a different independent registered public accounting firm.

E&Y served as our independent registered public accounting firm for the audit of our financial statements for the year ending December 31, 2013. A representative from E&Y is expected to be present at the Annual Meeting, will be offered the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

The Audit Committee of the Board of Directors initially approved the appointment of E&Y on April 9, 2012. Prior to that, KPMG LLP (“KPMG”) served as the Company’s independent registered public accountant. KPMG’s audit reports on the consolidated financial statements of the Company and subsidiaries as of and for the years ended December 31, 2011 and 2010 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

KPMG’s report on the Company’s consolidated financial statements as of and for the years ended December 31, 2011 and 2010, contained a separate paragraph stating that “As discussed in note 2 to the consolidated financial statements, effective December 31, 2009, the Company has changed its reserves estimates and related disclosures as a result of adopting the new oil and gas reserve estimation and disclosure requirements.”

KPMG’s audit reports on the effectiveness of internal control over financial reporting as of December 31, 2011 and 2010 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

The Company and KPMG did not, during the Company’s fiscal years ending December 31, 2011 and 2010 or the subsequent period through April 9, 2012, have any disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the matter in its reports on the Company’s financial statements. During that time, there were no “reportable events” as the term is described in Item 304(a)(1)(v) of Regulation S-K.

In connection with the Company’s acquisition of certain oil and natural gas interests in the North Sea (the “Properties”) through a wholly-owned UK subsidiary, E&Y audited the statement of combined revenues and direct operating expenses (the “Statement”) of the Properties for the year ended December 31, 2010. In E&Y’s opinion, the Statement presented fairly, in all material respects, the combined revenues and direct operating expenses of the Properties. The Statement and related opinion were included as Exhibit 99.4 to the Company’s Current Report on 8-K filed on February 1, 2012. Additionally, in 2009 and 2010 E&Y performed statutory audits for an immaterial wholly-owned UK subsidiary of the Company.

Except for the transaction described in the preceding paragraph, during the Company’s fiscal years ending December 31, 2011 and 2010 or the subsequent period through April 9, 2012, it did not consult with E&Y regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on its consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided to it by E&Y that E&Y concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement,” as the term is described in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” as described in Item 304(a)(1)(v) of Regulation S-K.

We requested that KPMG and E&Y each furnish a letter addressed to the SEC stating whether or not such firm agrees with the statements included above, which first appeared in our 2012 proxy statement. Copies of such letters were filed as Exhibits 16.1 and 16.2, respectively, to our Current Report on Form 8-K filed with the SEC on April 13, 2012.

Audit and Non-Audit Fees Summary

The total fees billed by E&Y for fiscal year 2013 consisted of:

	2013	2012
Audit Fees (1)	1,440,477	1,180,608
Audit-Related Fees (2)	245,595	722,691
Tax Fees (3)	216,080	145,357
All Other Fees	-	-

(1)	Audit fees relate to professional services rendered for the audit of the annual financial statements included in annual reports on Form 10-K, the review of financial statements included in quarterly reports on Form 10-Q and audit services provided in connection with statutory and regulatory filings, including audit of internal controls over financial reporting.
(2)	Audit-related fees relate to professional services rendered for registration statements and offerings.
(3)	Tax fees relate to professional services rendered related to international and U.S. tax compliance and/or consulting.

The Audit Committee pre-approved 100% of the fees paid to E&Y for audit, audit-related, and tax fees and pre-approves all non-audit services to be performed by our principal accountant.

Audit Committee Pre-Approval Policy

In accordance with its Charter, the Audit Committee must pre-approve both audit and non-audit services by Ernst & Young. The Audit Committee Chair, and any other member of the Audit Committee designated by the Committee, has the authority to grant pre-approvals, provided such approvals are within the pre-approval policy presented to the Audit Committee at a subsequent meeting.

Recommendation of the Board of Directors

For the foregoing reasons, the Board of Directors unanimously recommends that the Company’s stockholders to vote “FOR” the ratification of the appointment of E&Y as independent registered public accounting firm for the Company for the year ending December 31, 2014.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS USING THE WHITE PROXY CARD TO VOTE “FOR” THE

RATIFICATION OF ERNST & YOUNG LLP AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 3

ADOPTION OF THE COMPANY’S 2014 STOCK INCENTIVE PLAN

Background and Description of the Proposal

We currently have three long-term incentive plans: (i) Endeavour International Corporation 2010 Stock Incentive Plan, as amended (the “2010 Plan”), (ii) the Endeavour International Corporation 2007 Incentive Plan, as amended (the “2007 Plan”), and (iii) the Endeavour International Corporation 2004 Incentive Plan, as amended (the “2004 Plan”), and together with the 2010 Plan ,2007 Plan and 2004 Plan, (the “Prior Plans”).

The Prior Plans were originally adopted with a total reservation of 5,978,570 shares of common stock to be used in connection with the grants of equity-based awards, consisting of: (a) 1,742,856 shares of common stock reserved under the 2004 Plan, (b) 1,142,857 shares of common stock reserved under the 2007 Plan, and (c) 3,092,857 shares of common stock reserved under the 2010 Plan. As of March 31, 2014, only 905,039 shares of common stock were available for future awards under the Prior Plans as 2,036,165 shares of common stock have been issued or are underlying current outstanding awards under the Prior Plans.

In order to simplify and streamline the administration of our long-term incentive plans and ensure that we have a sufficient amount of shares of common stock reserved for the future issuance of equity based grants under our long-term incentive plans, the Board has adopted and is recommending for approval by our stockholders of the Endeavour International Corporation 2014 Long-Term Incentive Plan (the “Plan”), which will (i) consolidate all of the Prior Plans into a single plan through a consolidated amendment and restatement of the Prior Plans that is largely based upon the 2010 Plan document, and (ii) authorize an incremental 2,075,000 shares of common stock that may be utilized for equity based grants under the Plan, in addition to any shares of common stock that are currently available (or in the future become available) for equity based grants under the Prior Plans. The shares requested under this proposal, would result in a potential dilution of our equity compensation program of 2.5% on a common shares outstanding and of 4.1% on a fully-diluted basis. In setting the number of proposed shares issuable under the 2014 Plan, the Compensation Committee and the Board considered a number of factors. These factors included, (i) historical and projected burn rate, (ii) overhang and cost associated with the plan, (iii) projected share usage based on historical grant practices, and (iv) size of previous share requests. The proposed increase in available common stock is necessary to continue to allow us to attract and retain the services of individuals in a highly competitive market for experienced talent in the energy industry who are essential for our growth and profitability, and to encourage such individuals to devote their best efforts to advancing our business.

If approved by our stockholders at the meeting, the Plan will fully replace the Prior Plans. When the Plan becomes effective, all outstanding awards under the Prior Plans will remain outstanding, but no further grants will be made under the Prior Plans. If this Proposal is not approved, no grants will be made under the Plan (including “performance-based compensation” awards) and the Prior Plans will remain in effect. This Proposal will not affect awards already granted under the Prior Plans or the rights of existing award holders.

Why We Believe You Should Vote for This Proposal

The Company has demonstrated commitment to sound equity compensation practices.

We recognize that equity compensation awards dilute shareholder equity and must be used judiciously. Our equity compensation practices are designed to be in line with the Company’s peers in the energy industry, and we believe our historical share usage has been responsible and mindful of shareholder interests. Our average burn rate (total shares used for equity compensation awards each year divided by weighted average outstanding shares for the year) for the last three years has been 1.9%.

In addition, beginning in 2012 the Compensation Committee structured the ongoing executive equity awards to have a greater correlation to company performance by further linking executive compensation with long-term stock performance by implementing the Total Shareholder Return performance share plan (TSR performance plan). To earn the performance shares, under the TSR performance plan, the Company’s total shareholder return ranking is measured against a designated peer group at the end of a three-year performance period and the final payout is determined based on the peer ranking.

Approval will allow the Company to continue to provide equity compensation, a critical tool for creating shareholder value.

The use of Company stock as part of the Company’s compensation program is important to the continued success of the Company. Equity compensation fosters an employee ownership culture and motivates employees to create shareholder value, because the value employees realize from equity compensation is based on the Company’s stock performance. Equity compensation also promotes a focus on long-term value creation, because equity compensation awards are subject to vesting and/or performance conditions and generally provide the greatest value to employees when held for longer terms.

Equity compensation awards are also a critical recruitment and retention tool.

The Company’s performance is dependent on recruiting and retaining talented employees in a highly competitive energy industry. A competitive compensation program is essential for attracting and retaining such employees, and equity compensation awards are an important and expected component of such a program. The Company would be at a significant competitive disadvantage if it could not use stock-based awards to compensate its employees. To recruit highly-experienced employees, competitors typically offer to replace unvested equity compensation that would be forfeited when the employee leaves his or her current employer. If our shareholders do not approve the Plan, in the future our employees may not have as significant an amount of the Company’s stock at risk of forfeiture, and could therefore be recruited by our competitors at a relatively lower cost. At the same time, our recruiting efforts could be compromised.

If the Plan is not approved, the Company will be required to reevaluate its compensation program in general.

If this Proposal is not approved, we do not expect to be able to issue further stock-based incentive awards because (i) these.awards have traditionally been a fundamental element of our “pay for performance” compensation philosophy and (ii) we believe that such awards further our goal of providing a long-term incentive for our employees and Directors by motivating them to increase our common stock’s value. Without the approval of the Plan, we will be required to reevaluate our compensation program in general. To remain competitive without providing equity compensation, the Company would need to replace components of compensation previously delivered in equity awards with other forms of compensation that may not necessarily align employee interests with those of our shareholders.

The Plan has several provisions designed to protect shareholder interests and promote effective corporate governance, including:

•	The Plan prohibits granting stock options and stock appreciation rights with an exercise price or base price less than the fair market value of a share of stock on the date of grant;

•	The Plan prohibits repricing of any stock option or stock appreciation right without shareholder approval;

•

The Plan prohibits shares from being added back to the aggregate plan limit under the following circumstances: (1) shares tendered in payment of the option price; (2) shares withheld by the Company to satisfy the tax withholding obligation; and (3) shares that are repurchased by the Company with option right proceeds;

•	Material amendments of the Plan require shareholder approval;

•	A minimum one-year performance period for performance awards;

•	Employee Awards under the Plan are administered by an independent committee of the Board;

•	Minimum three-year vesting requirements for options, restricted stock awards and incentive awards, except as awarded in lieu of cash compensation;

•	The Plan is designed to allow for maximum deductibility to us of performance awards granted to eligible executive officers; and

•

The Plan’s definition of “change in control” prevents accelerated vesting of awards under circumstances where a change in control is pending but has not occurred (except where the shareholders have authorized a sale of all of the Company’s assets or a complete liquidation of the Company).

We also desire to ensure the maximum deductibility of applicable awards granted under the Plan. Certain awards under the Plan are intended to qualify for exemption from the deduction limitations of Section 162(m) of the Code by providing “performance-based compensation” to “covered employees” within the meaning of Section 162(m) of the Code. Under Section 162(m) of the Code, the federal income tax deductibility of compensation paid to our Chief Executive Officer and three other most highly compensated officers (other than our principal financial officer) determined pursuant to the executive compensation disclosure rules under the Exchange Act (our “Covered Employees”) may be limited to the extent such compensation exceeds $1,000,000 in any taxable year. However, we may deduct compensation paid to our Covered Employees in excess of that amount if it qualifies as “performance-based compensation” as defined in Section 162(m) of the Code. In addition to certain other requirements, in order for awards under the Plan to constitute “performance-based compensation,” the material terms of the Plan must be disclosed to and approved by our stockholders on a regular basis or any time that an amendment is made to a material term of the Plan. Under the regulations of Section 162(m) of the Code, the material terms of the Plan are (i) the maximum amount of compensation that may be paid to a participant under the Plan in any fiscal year, (ii) the employees eligible to receive compensation under the Plan, and (iii) the business criteria on which the performance goals are based. Accordingly, we are asking stockholders to approve the Plan so that awards under the Plan that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) may be fully deductible.

A summary description of the material features of the Plan as proposed is set forth below. The following summary does not purport to be a complete description of all the provisions of the Plan and is qualified in its entirety by reference to the Plan, a copy of which is attached as Appendix B to this proxy statement and incorporated in its entirety in this proxy statement by reference.

Description of the Plan

Purpose of the Plan

The purpose of the Plan is to align the interests of our employees and directors with those of our stockholders by providing employees, consultants and directors incentive compensation awards that encourage long-term retention and which strengthen their concern for our welfare. In furtherance of such purpose, the Plan provides for the issuance of a variety of equity based grants, including grants of the granting of options (either incentive stock options within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”), or options that do not constitute incentive stock options (“nonqualified stock options”)), restricted stock awards, performance awards, incentive awards, and bonus stock awards (collectively referred to as “Awards”).

The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Plan will be effective as of the date the Plan is approved by our stockholders, and will terminate on the earliest of (i) the date terminated by the Board or the plan administrator, (ii) the date all available shares of common stock under the Plan have been paid or issued, or (iii) the 10th anniversary of the effective date. Awards granted prior to the Plan’s termination date will continue to be effective in accordance with their respective terms and conditions even after the Plan’s termination.

Administration of the Plan

Like the Prior Plans, the Plan is administered by the Compensation Committee of the Board (the “Compensation Committee”), which administers the Plan pursuant to its terms and applicable laws, unless the Board appoints a different committee of the Board to administer the Plan. We refer to the Compensation Committee or another committee chosen by the Board to administer the Plan, as applicable, as the plan administrator. The plan administrator has broad discretion to administer the Plan, interpret its provisions, and adopt policies for implementing the Plan.

The plan administrator may delegate any or all of its powers and duties under the Plan, including the power to grant Awards, to the Chief Executive Officer. However, upon any such designation, the Chief Executive Officer would not be permitted to grant Awards to, or take any action with respect to any Award previously granted to, a person who is an officer subject to Rule 16b-3 promulgated by the Securities and Exchange Commission or a member of the Board, and he may not grant Performance Awards to individuals that would be “covered employees” under Section 162(m) of the Code (as described in greater detail below).

Share of Common Stock Available for the Plan

The number of shares of common stock that may be actually delivered with respect to Awards under the Plan is 2,980,039 (which represents an increase of only 2,075,000 shares over the aggregate number of shares subject to the Prior Plans). In addition, if any Award is forfeited, canceled, exercised or otherwise terminated without the actual delivery of shares of common stock pursuant to such Award, any shares that are so forfeited, canceled, exercised or otherwise terminated without the actual delivery of shares shall be available to satisfy future Awards under the Plan. However, as noted above, the Plan prohibits shares of common stock from being added back to the aggregate plan limit under the following circumstances: (1) shares tendered in payment of the option price; (2) shares withheld by us to satisfy the tax withholding obligation; and (3) shares that are repurchased by us with option right proceeds. On and after the effective date of the Plan, we will not grant any additional Awards under any of the Prior Plans as they will have been combined into the Plan.

The fair market value of a share of common stock on a given date will be the closing sales price of a share of common stock on the applicable date (or if there is no trading such date, on the last preceding date on which there was trading).

Persons Who May Participate in the Plan

Our directors and all employees and consultants of us and our affiliates are eligible to participate in the Plan and to receive awards under the plan. However, incentive stock options may be granted only to individuals who are employees of us and our subsidiary corporations at the time of the grant. The selection of those employees, consultants and directors, from among those eligible, who will receive Awards is within the discretion of the administrator of the Plan. As of March 31, 2014, approximately 71 individuals were potentially eligible to participate in the Plan, including 43 employees, 6 non-employee directors and 22 consultants.

Awards under the Plan

Stock Options. The Plan provides for two types of options: incentive stock options and nonqualified stock options. The plan administrator will designate the terms and conditions of each option granted under the Plan. The exercise price with respect to each stock option is determined by the plan administrator; provided, however, that, subject to certain adjustments, the exercise price per share will not be less than fair market value per share of common stock on the date the stock option is granted. The term of each stock option will be fixed by the plan administrator, such term being limited to ten years from the date of grant. Notwithstanding the above, if an incentive stock option is granted to an employee who then owns, directly or by attribution under the Code, stock possessing more than 10% of the total combined voting power of all classes of our stock or a subsidiary, then the term of the option will not exceed five years from the date of grant, and the exercise price will be at least 110% of the fair market value of the shares on the date that the option is granted. The plan administrator will determine the time at which the stock option may be exercised, which may be based on a required period of continuous employment or other service with the us and/or achievement of performance objectives. To the extent the aggregate fair market value (determined as of the date of grant) of shares with respect to which incentive stock options become exercisable for the first time by an employee exceeds $100,000 in any calendar year, the options with respect to the excess shares will be nonqualified stock options. The plan administrator may impose restrictions on share transferability on any grant of stock options or on any shares acquired pursuant to the exercise of a stock option as it may deem advisable. The exercise price of options granted under the Plan will be paid in full in a manner prescribed by the plan administrator.

As of March 31, 2014, we had 120,473 stock options outstanding under the Prior Plans, with a range of exercise prices from $3.78 to $9.24. Also on March 31, 2014 the fair market value of our common stock was $3.25 per share.

Restricted Stock Awards. Pursuant to a restricted stock award, shares of common stock will be issued or delivered to the grantee at the time the Award is made without any cash payment to the us, except to the extent otherwise provided by the plan administrator; provided, however, that such shares will be subject to certain restrictions on the disposition thereof and certain obligations to forfeit such shares to us as may be determined in the discretion of the plan administrator. The plan administrator may provide that the restrictions on disposition and the obligations to forfeit the shares will lapse based on the following: (1) the attainment of one or more performance measures established by the plan administrator; (2) the participant’s continued employment or continued service as a consultant or director with us and our affiliates for a specified period; (3) the occurrence of any event or the satisfaction of any other condition specified by the plan administrator in its sole discretion; or (4) a combination of any of these factors. The performance measures may be made subject to adjustment for specified significant extraordinary items or events, and may be absolute, relative to one or more other companies, or relative to one or more indices, and may be contingent upon future performance of us or any affiliate, division or department thereof.

If the forfeiture restrictions applicable to a restricted stock award are based on the participant’s continued employment or service, then, unless such award is issued in lieu of all or a portion of the cash compensation payable to the participant under any compensation program, the forfeiture restrictions shall not lapse in full prior to three years from the date of grant, except in the event of a Change in Control (as defined below) or at the discretion of the plan administrator in the event of the participant’s retirement, disability, death or other termination of employment. Each restricted stock award constitutes an immediate transfer of the record and beneficial ownership of the shares of restricted stock to the participant in consideration of the performance of services as an employee, consultant or director, entitling the grantee to all voting and other ownership rights in such shares. We retain custody of the shares of common stock issued pursuant to a restricted stock award until the disposition and forfeiture obligations lapse.

Participants are entitled to receive dividends paid on a share of common stock subject to the restricted stock award.

Performance Awards

A performance Award is any Award the grant, exercise or settlement of which is subject to one or more performance standards. The plan administrator is authorized to grant performance Awards to selected participants, which may be paid in cash, common stock or a combination of the two, at the discretion of the plan administrator. Any Award under the Plan may be designed to be a performance award. At the time of grant, the plan administrator will establish the maximum number of shares of common stock subject to, or the maximum value of, each performance Award and the performance period over which the performance applicable to the award will be measured. The receipt of cash or shares of common stock pursuant to a performance award will be contingent upon satisfaction by the us, or any affiliate, division or department thereof, of performance targets established by the plan administrator at or near the beginning of the performance period. The performance targets may be made subject to adjustment for specified significant extraordinary items or events and may be absolute, relative to one or more other companies, or relative to one or more indices. The plan administrator may establish performance targets applicable to performance awards based upon (1) the price of a share of common stock, (2) our earnings per share, (3) our market share, (4) the market share of a business unit designated by the plan administrator, (5) our sales, (6) the sales of a business unit designated by the plan administrator, (7) the net income (before or after taxes) of us or any business unit designated by the plan administrator, (8) the cash flow or return on investment of us or any business unit designated by the plan administrator, (9) the earnings before or after interest, taxes, depreciation, and/or amortization of the us or any business unit designated by the plan administrator, (10) the economic value added, (11) the return on capital, assets, or stockholders’ equity achieved by us, (12) the total stockholders’ return achieved by us or (13) a combination of any of the foregoing. Dividend equivalents paid on a share of common stock subject to the performance Award will not be paid prior to the achievement of the performance measures. All other terms of the award will be established by the plan administrator.

No Award, including a performance Award, may be granted in any fiscal year to any eligible participant with regard to shares of common stock equaling more than 1,000,000 shares, and no payment may be made in cash with respect to Awards that are not related to common stock in excess of $5,000,000.

Incentive Awards

Incentive awards are rights to receive shares of common stock (or the fair market value thereof), rights to receive an amount equal to any appreciation or increase in the fair market value of common stock over a specified period of time, or rights to receive cash awards. Such awards generally vest over a period of time established by the plan administrator, without satisfaction of any performance criteria or objectives; provided, however, that, unless the award is issued in lieu of all or a portion of the cash compensation payable to the participant under any compensation program, the incentive award shall not be 100% vested prior to three years from the date of grant, except in the event of a Change in Control or at the discretion of the plan administrator in the event of the participant’s retirement, disability, death or other termination of employment. Payment of an incentive award may be made in cash, common stock, or a combination thereof as determined by the plan administrator.

Bonus Stock Awards

The plan administrator is authorized to grant a bonus stock award to a participant in the Plan. A bonus stock award is a transfer of unrestricted shares of common stock that need not be subject to performance criteria or objectives or to forfeiture. The purchase price, if any, for shares issued in connection with a bonus stock award will be determined by the plan administrator in its sole discretion.

Other Provisions

Tax Withholding. We are authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a participant, the amount (in cash, common stock, or other property) of any applicable taxes payable with respect to the grant of an Award, its exercise, the lapse of restrictions applicable to an Award or in connection with any payment relating to an Award or the transfer of an Award and to take such other actions as may be necessary to satisfy the withholding obligations with respect to an Award.

Change in Control.  The Plan provides that, upon a Change in Control (as such term is defined below), all outstanding awards granted become fully vested, any restrictions with respect to such awards lapse and any performance goals with respect to such awards are deemed to have been met in full. A “Change in Control” will generally be deemed to occur if (1) we are not the surviving entity in a merger or other reorganization or we are dissolved and liquidated, and as a result, the individuals who were members of our Board of Directors before the transaction cease to constitute a majority of our Board of Directors after the transaction; (2) any person or entity acquires or gains ownership of 30% or more of our outstanding voting common stock, and as a result, the individuals who were members of our Board of Directors before the transaction cease to constitute a majority of our Board of Directors after the transaction; (3) we sell all or substantially all of our assets in a transaction that requires stockholder approval under corporate law; (4) during a two year period, the individuals who were members of our Board of Directors at the beginning of such period (or any subsequent members that were elected or nominated for election by a majority of those directors) cease to constitute a majority of our Board of Directors. However, with respect to any Award that is subject to Section 409A of the Code, a Change in Control will be defined to meet the requirements of a “change in the ownership of a corporation,” a “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets,” as defined under Section 409A of the Code.

Amendment.  Without stockholder or participant approval, the Board of Directors may amend, alter, or terminate the Plan, except that any amendment or alteration to the Plan may not impair the rights of a participant with respect to an award previously granted without the consent of the participant and any amendment or alteration shall be subject to the approval of our stockholders not later than next annual meeting if the amendment would increase the maximum aggregate number of shares that may be issued under the Plan, increase the maximum number of shares that may be issued under the Plan through incentive stock options, change the class of individuals eligible to receive awards under the Plan, or amend or delete the provisions regarding restrictions on repricing of options.

Transferability of Awards.  Awards will not be transferable other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or with the consent of the plan administrator. Notwithstanding any provision to the contrary, incentive stock options will not be transferable other than by will or the laws of descent and distribution.

Federal Income Tax Consequences

The following discussion is for general information only and is intended to summarize briefly the United States federal tax consequences to Participants arising from participation in the Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of Participants in the Plan may vary depending on the particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences. In addition, stock options that provide for a “deferral of compensation” within the meaning of Section 409A of the Code, phantom units, and certain other Awards that may be granted pursuant to the Plan could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and the guidance promulgated thereunder.

Stock Options

Nonqualified Stock Options

Nonqualified stock options (options that are not incentive stock options within the meaning of Section 422(b) of the Code) will not qualify for special federal income tax treatment. As a general rule, no federal income tax is imposed on the recipient upon the grant of a nonqualified stock option and we are not entitled to a tax deduction by reason of such grant. Generally, upon exercise of a nonqualified stock option, the optionee will realize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the option exercise price. Ordinary income realized upon the exercise of a nonqualified stock option is not included in alternative minimum taxable income. Upon the exercise of a nonqualified stock option, and subject to the application of Section 162(m) of the Code as discussed below, we may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the recipient, assuming any federal income tax reporting requirements are satisfied.

Upon a subsequent disposition of the shares received upon exercise of a nonqualified stock option, any difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition would be treated as capital gain or loss. If the shares received upon the exercise of a nonqualified stock option are transferred to the recipient subject to certain restrictions, then the taxable income realized by the recipient, unless the recipient elects otherwise, and our tax deduction (assuming any federal income tax reporting requirements are satisfied) should be deferred and should be measured at the fair market value of the shares at the time the restrictions lapse. The restrictions imposed on officers, directors and 10% shareholders by Section 16(b) of the Exchange Act is such a restriction during the period prescribed thereby if other shares have been purchased by such an individual within six months of the exercise of a nonqualified stock option.

Incentive Stock Options

Options that constitute incentive stock options within the meaning of Section 422(b) of the Code are subject to special federal income tax treatment. A recipient of an incentive stock option will not realize taxable income at the time of the grant or exercise of such option, and we will not be entitled to a deduction at either such time, if the employee makes no disposition of shares acquired pursuant to such incentive stock option (a) within two years after the option was granted or (b) within one year after exercising such option (collectively, the “Holding Periods”). However, the recipient must include the difference between the exercise price and the fair market value of the common stock on the date of exercise in alternative minimum taxable income for the year in which such exercise occurs. If the recipient exercises an incentive stock option and disposes of the stock in the same year and the amount realized is less than the fair market value on the exercise date, only the difference between the amount realized and the adjusted basis of the stock will be included in alternative minimum taxable income. Upon disposition of the shares of common stock received upon exercise of an incentive stock option after the Holding Periods, the difference between the amount realized and the exercise price should constitute a long-term capital gain or loss. Under such circumstances, however, we will not be entitled to any deduction for federal income tax purposes.

If a recipient disposes of shares acquired pursuant to the exercise of an incentive stock option prior to the end of the Holding Periods, the disposition would be treated as a disqualifying disposition. The employee will be treated as having received, at the time of disposition, compensation taxable as ordinary income equal to the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale, if less) over the exercise price and any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as a short-term or long-term capital gain, depending on the holding period of the shares of common stock. In the event of a disqualifying disposition, and subject to the application of Section 162(m) of the Code as discussed below, we may claim a deduction for compensation paid at the same time and in the same amount as taxable compensation is treated as received by the recipient. However, we will not be entitled to any deduction in connection with any loss to the employee or a portion of any gain that is taxable to the recipient as short-term or long-term capital gain.

Restricted Stock Awards

The recipient of a restricted stock award will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. When the risk of forfeiture with respect to the stock subject to the award lapses, the holder will realize ordinary income in an amount equal to the fair market value of the shares of common stock at such time over the amount, if any, paid for the shares and, subject to Section 162(m) of the Code, we will be entitled to a corresponding deduction. All dividends and distributions (or the cash equivalent thereof) with respect to a restricted stock award paid to the holder before the risk of forfeiture lapses will also be compensation income to the holder when paid and, subject to Section 162(m) of the Code, deductible as such by us. Notwithstanding the foregoing, the holder of a restricted stock award may elect under Section 83(b) of the Code to be taxed at the time of grant of the restricted stock award based on the fair market value of the shares of common stock on the date of the award, in which case (a) subject to Section 162(m) of the Code, we will be entitled to a deduction at the same time and in the same amount, (b) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by us, and (c) there will be no further federal income tax consequences when the risk of forfeiture lapses. Such election must be made not later than 30 days after the grant of the restricted stock award and is irrevocable.

Performance Awards and Incentive Awards

An individual who has been granted a performance award or an incentive award generally will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time. Whether a performance award or incentive award is paid in cash or shares of common stock, the individual will have taxable compensation and, subject to the application of Section 162(m) of the Code as discussed below, we will have a corresponding deduction. The measure of such income and deduction will be the amount of any cash paid and the fair market value of any shares of common stock either at the time the performance award or the incentive award is paid or at the time any restrictions on the shares (including restrictions under Section 16(b) of the Exchange Act) subsequently lapse, depending on the nature, if any, of the restrictions imposed and whether the individual elects to be taxed without regard to any such restrictions. Any dividend equivalents paid with respect to a performance award or an incentive award prior to the actual issuance of shares under the award will be compensation income to the recipient and, subject to the application of Section 162(m) of the Code as discussed below, deductible as such by us.

Bonus Stock Awards

When a bonus stock award is granted, the individual will have taxable compensation and, subject to the application of Section 162(m) of the Code as discussed below, we will have a corresponding deduction. The measure of such income and deduction will be the excess of (a) the fair market value of the shares of common stock subject to the award either at the time the award is made or at the time any restrictions on the shares (including restrictions under Section 16(b) of the Exchange Act) subsequently lapse, depending on the nature, if any, of the restrictions imposed and whether the individual elects to be taxed without regard to any such restrictions, over (b) the amount, if any, paid for the shares.

Tax Consequences to the Company

In order for the amounts described above to be deductible, such amounts must constitute reasonable compensation for services rendered and must be ordinary and necessary business expenses. Our ability (or the ability of our subsidiaries, as applicable) to obtain a deduction for future payments under the Plan could be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Finally, the ability (or the ability of one of our subsidiaries, as applicable) to obtain a deduction for amounts paid under the Plan could be limited by Section 162(m) of the Code. Section 162(m) of the Code precludes a public corporation from taking a deduction for annual compensation in excess of $1 million paid to its chief executive officer or any of its three other highest-paid officers (other than the principal financial officer). However, compensation that qualifies under Section 162(m) of the Code as “performance-based” is specifically exempt from the deduction limit. The Plan has been designed to provide flexibility with respect to whether restricted stock awards granted by the plan administrator will qualify as performance-based compensation under Section 162(m) of the Code and, therefore, be exempt from the deduction limit.

New Plan Benefits

The Awards, if any, that will be made to eligible persons under the Plan are subject to the complete discretion of the plan administrator and, therefore, we cannot currently determine the benefits or number of common stock subject to Awards that may be granted in the future to eligible employees, consultants and directors under the Plan, nor can we estimate the amount or the number of common stock that could have been granted to the eligible individuals had the Plan, as amended and restated, been in place in the last fiscal year. The Board of Directors believes strongly that the approval of the Plan is essential to our continued success.

The company’s employees are one of our most valuable assets. Equity-based awards such as those provided under the Plan are vital to our ability to attract and retain outstanding and highly skilled individuals. Such awards also are crucial to our ability to motivate employees to achieve our goals. For the reasons stated above the stockholders are being asked to approve the adoption of the Plan.

Recommendation of the Board of Directors

For the foregoing reasons, the Board of Directors unanimously recommends that the Company’s stockholders to vote “FOR” the adoption of the Plan.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS USING THE

WHITE PROXY CARD TO VOTE “FOR” THE ADOPTION

OF THE 2014 STOCK INCENTIVE PLAN.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 4

ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION

Proposal

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended (the “Dodd-Frank Act”), requires us to hold an advisory, non-binding stockholder vote on the Company’s executive compensation as described in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement beginning on page 47 (this vote is commonly known as the “say on pay” vote). Accordingly, we ask that our stockholders adopt the following resolution.

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, which includes the Compensation Disclosure and Analysis and the accompanying compensation tables and related material disclosed in this Proxy Statement

Even though this advisory resolution is non-binding on the Company, the Board of Directors and Compensation Committee will review and consider the voting results when making future decisions regarding executive compensation. As discussed in “Compensation Discussion and Analysis,” the Company’s compensation philosophy reflects the realities of the competitive market in which we operate and the character of our entrepreneurial environment. Our Board of Directors and Compensation Committee seek to establish compensation programs for our executive officers that

-	promote the strategic objectives that are critical to our success;

-	align our executives with the interests of stockholders;

-	are competitive with the market; and

-	maintain our ability to attract and maintain highly qualified personnel in the energy industry.

At our 2011 Annual Meeting, approximately 89% of shares were cast “for” our named executive officer compensation. Notwithstanding our stockholders’ strong levels of support at the last say on pay vote three years ago, the Compensation Committee strives to ensure an effective compensation program through a regular review of our compensation practice in light of the Company’s compensation philosophy, how compensation practices support our business, common practices and industry practices, and governance standards. Consequently, we have made the following improvements to our program since the last say on pay vote:

-	Reduced time-based restricted stock awards and focused the majority of executive long-term incentive compensation on performance-based programs linking pay to share price performance;

-	Implemented a long-term Total Shareholder Return (“TSR”) performance share plan for our executives that vests solely upon the achievement of multi-year TSR results relative to peer companies;

-	Removed excise tax gross-ups from the CEO and other Named Executive Officer contracts;

-	Applied enhanced minimum stock ownership guidelines for executives and directors;

-	Eliminated executive perquisites or other personal benefits;

-	Implemented a policy against hedging transactions or short-selling of Company stock by executive officers or directors.

We urge our stockholders to read the “Compensation Discussion and Analysis” beginning on page 47 of this Proxy Statement which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our Named Executive Officers has contributed to the Company’s success.

Recommendation of the Board of Directors

For the foregoing reasons, the Board of Directors unanimously recommends that the Company’s stockholders to vote “FOR” the advisory resolution to approve the compensation of our Named Executive Officers.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS USING THE WHITE PROXY CARD TO VOTE “FOR” THE ADVISORY RESOLUTION TO APPROVE OUR NAMED EXECUTIVE OFFICER COMPENSATION.

Executive Officers

Name	Age	Position
William L. Transier	59	Chief Executive Officer, President and Chairman of the Board

Catherine L. Stubbs	47	Chief Financial Officer and Senior Vice President

James J. Emme	57	Executive Vice President, North America

Derek A. Neilson	52	Managing Director, U.K. Operations

The following is a brief summary of the business experience of our current Named Executive Officers:

William L. Transier – Mr. Transier has served as the Chief Executive Officer, President and Chairman of the Board of Directors of the Company since 2006. Prior to that, he served as the Company’s co-Chief Executive Officer and Director since the founding of the Company in 2004. From 2003 to 2004, Mr. Transier was a founder and co-Chief Executive Officer of NSNV, Inc. From 1999 to 2003, Mr. Transier was Executive Vice President and Chief Financial Officer for Ocean Energy, Inc., an oil and gas exploration and production company, prior to its merger with Devon Energy Corporation Mr. Transier began his career in public accounting with KPMG LLP, an international audit and business strategy consulting firm prior to its merger with Devon Energy Corporation, where he served in numerous roles including as partner from 1986 to 1996.Mr. Transier has also served as a director of Helix Energy Solutions Group, Inc since October 2000. He was also a director of Cal Dive International, Inc. from 2006 to 2012, and Reliant Resources Inc. (now GenOn Energy, Inc.) from 2002 to 2009. Mr. Transier is also a former chairman of the Natural Gas Supply Association, and former Chairman of the Texas Department of Information Resources, having been appointed to that post by Texas Governor Rick Perry.

Catherine L. Stubbs – Ms. Stubbs has been with the Company since 2004 serving in numerous roles including Director of Accounting and Financial Controls, Director of Treasury and Corporate Development, Vice President and Senior Vice President of Finance. Ms. Stubbs was promoted to the position of Chief Financial Officer on February 14, 2013. Prior to joining the Company, she served as Assistant Controller for Financial Reporting and Corporate Accounting at Devon Energy, Inc. (formerly Ocean Energy, Inc.) from 1997 to 2004. Ms. Stubbs began her career in public accounting with KPMG LLP, an international audit and business strategy consulting firm, where she rose to the position of Audit Manager.

James J. Emme – Mr. Emme joined the Company on January 20, 2010 as Executive Vice President for North America. Prior to joining the Company, Mr. Emme served as Senior Vice President of Exploration at Max Petroleum from September 2009 to January 2010 and President at Source Exploration, LLC from 2008 to 2010. He was also President and Chief Operating Officer for Elk Resources, Inc. from 2006 to 2008. He spent over twenty years with Anadarko Petroleum Corporation serving as Worldwide Vice President of Exploration and Business Development. Mr. Emme began his career at ARCO Oil & Gas in 1978. He is an active member of the American Association of Petroleum Geologists, the Rocky Mountain Association of Geologists and the Houston Geological Society. He also serves in various roles at the Colorado School of Mines.

Derek A. Neilson – Mr. Neilson joined the Company in April 2008 as Chief Reservoir Engineer and was promoted to Director of Reservoir Engineering in 2009. Mr. Neilson was promoted to his current position of Managing Director of U.K. Operations in October 2013. Mr. Neilson has over 29 years of experience in the energy industry and has served in various roles increasing responsibility in petroleum and reservoir engineering, development and management. He began his career with Chevron U.K. Ltd. before joining Total E&P UK Ltd. for assignments in the UK and Internationally.

Corporate Governance

Board and Annual Meeting Attendance

Directors are expected to make every effort to attend each Board meeting and each meeting of any Committee on which he or she sits. Attendance in person is preferred but attendance by teleconference will be permitted if necessary. Directors are also expected to make every effort to attend in person the annual meeting of stockholders. Our Board of Directors held 20 meetings during 2013. Each director attended at least 75% of the aggregate total number of Board and committee meetings on which such director served during his or her tenure of service in 2013. In addition, all of the directors, except one, attended the 2013 Annual Meeting of Stockholders held in Houston, Texas on May 22, 2013. Ms. Quinn was unable to attend for medical reasons.

Director Independence

Our Board of Directors is comprised of a majority of independent directors as required by the NYSE Rules. The Board has determined that Ms. Quinn and Messrs. Browning, Connally, Erikson, Lancaster and Seitz are “independent” as that term is defined by the NYSE Rules and the SEC. During 2013, the Board also determined that Mr. Hue Williams, our retiring director, was independent. In making this determination, the board considered transactions and relationships between each director or his or her immediate family and the Company and its subsidiaries. The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent. When assessing the materiality of a director’s relationship with us, the Board of Directors considers the issue not merely from the standpoint of the director, but also from the standpoint of the person or organizations with which the director has an affiliation.

In particular, in 2013, the Board evaluated Mr. Hue Williams’ status as a Compliance Consultant to Lambert Energy Advisory Limited, an energy financial consulting company to which the Company paid fees totaling approximately $413,054 in 2013. Lambert Energy and its subsidiaries have in the past provided us with financial advisory services as well as specific transaction-related services. The Company terminated its relationship with Lambert Energy Advisors in October 2013. Mr. Hue Williams’ consulting services to Lambert Energy are limited in scope to compliance issues. The subject matter upon which Mr. Hue Williams consults had no bearing upon the financial advisory services provided to the Company. Additionally, he received no compensation from Lambert Energy related to the services provided by Lambert Energy to the Company.

Also, the Board evaluated Mr. Erikson’s status as a member of the Board of Directors of Cameron International Corporation, to which the Company paid approximately $1,079,309 in 2013. Cameron International is a supplier of flow equipment, systems and services to worldwide oil, gas and process industries. The Board determined that, in accordance with the NYSE Rules, these transactions did not affect Mr. Erikson’s independence.

As a result of this review, the Board affirmatively determined, based on its understanding of such transactions and relationships, that, with the exception of Mr. Transier, none of the Company’s directors has any material relationships with the Company or its subsidiaries, and that all such directors are independent of the Company under the standards set forth by the NYSE and the SEC. Accordingly, as required, a majority of the members of the Board are independent. Mr. Transier is not independent because of his employment as an executive of the Company. This independence determination is analyzed annually to promote arms-length oversight.

Board Committees

The Board of Directors currently has the following four standing committees:

1.	Audit Committee;
2.	Compensation Committee;
3.	Governance & Nominating Committee; and
4.	Technology & Reserves Committee.

The charters for each Committee are available on our website at www.endeavourcorp.com or in print to any stockholder who requests it. Requests may be sent to the attention of the Corporate Secretary, Endeavour International Corporation at 811 Main Street, Suite 2100, Houston, Texas 77002.

Current Committee Membership

Directors	Audit Committee	Compensation Committee	Governance & Nominating Committee	Technology & Reserves Committee

James H. Browning

John B. Connally III

Sheldon R. Erikson

Charles J. Hue Williams

Nancy K. Quinn

John N. Seitz

William L. Transier

Committee member
Committee chair
Financial expert
Lead Director

Audit Committee

The Audit Committee currently consists of Ms. Quinn and Messrs. Browning, Connally and Hue Williams. Ms. Quinn serves as Chair of the Audit Committee. Mr. Hue Williams will cease to be a member of the Audit Committee upon his retirement from the Board of Directors as of the Annual Meeting. While the Board has determined that Ms. Quinn and Messrs. Browning and Connally are qualified to serve as audit committee financial experts, Ms. Quinn is the designated Audit Committee financial expert. The Audit Committee held ten meetings during 2013. The Board of Directors has determined that all of the members of the Audit Committee are independent in accordance with the requirements of the rules and regulations of the SEC promulgated under the Securities Exchange and the NYSE Rules. The Audit Committee is appointed by the Board of Directors to assist the Board in oversight of:

•	the integrity of the Company’s financial statements;
•	the Company’s compliance with legal and regulatory requirements;
•	the performance of the Company’s internal audit function and independent auditors; and
•	the independent auditor’s qualifications and independence.

The report of the Audit Committee is set forth beginning on page 74.

Compensation Committee

The Compensation Committee consists of Ms. Quinn and Messrs. Connally and Erikson. Mr. Connally serves as Chair of the Compensation Committee. The Compensation Committee held five meetings during 2013. The Board of Directors has determined that all of the members of the Compensation Committee are independent in accordance with the NYSE Rules and meet the heightened standards of independence with respect to compensation committee members under the NYSE Rules and SEC. The Compensation Committee is appointed by the Board of Directors and has overall responsibility for reviewing, evaluating and approving our executive officer compensation arrangements, plans and policies.

The report of the Compensation Committee is set forth beginning on page 73.

The Compensation Committee oversees the administration of compensation programs applicable to all of our employees, including our executive officers, under its charter adopted by the Board of Directors. The Compensation Committee has the sole authority to approve, to the extent the Committee determines necessary or appropriate, the following compensation items for our executive officers:

•	annual base salary level;
•	annual incentive opportunity level;
•	long-term incentive opportunity level;
•	employment agreements and severance arrangements; and
•	any special or supplemental benefits, a significant portion of which should be, in the Committee’s view, equity-based compensation, intended to align the employees’ interests with those of our stockholders.

The Compensation Committee has the sole authority to decide whether to retain a compensation consultant to assist in the evaluation of executive officer compensation and has sole authority to approve any such consultant’s fees and other retention terms. The Committee currently retains Meridian Compensation Partners, LLC (“Meridian”) to serve as its executive compensation consultant. Meridian is directly accountable to the Committee for the performance of its consulting services. Meridian does not provide the Company with any other services. The service provided to the Compensation Committee by Meridian does not result in any conflict of interest in light of Rule 10C-1 of the Exchange Act. The Compensation Committee has concluded that no conflict of interest exists that would prevent Meridian from independently representing the Compensation Committee.

The Compensation Committee has delegated administration of compensation programs applicable to employees who are not executive officers to the Chief Executive Officer of the Company.

Governance and Nominating Committee

The Governance and Nominating Committee currently consists of Messrs. Erikson, Connally, and Seitz. Mr. Erikson serves as Chair of the Governance and Nominating Committee. The Governance and Nominating Committee held four meetings during 2013 and is appointed by the Board of Directors to:

•	assist the Board in identifying individuals qualified to become Board members and to recommend to the Board individuals to be nominees for election at the annual meetings of stockholders or to be appointed to fill vacancies;
•	recommend to the Board director nominees for each committee of the Board;

•	advise the Board about appropriate composition of the Board and its committees;
•	recommend corporate governance guidelines and assist the Board in implementing those guidelines; and
•	assist the Board in its annual review of the performance of the Board and its committees.

Technology & Reserves Committee

The Technology & Reserves Committee currently consists of Messrs. Seitz Hue Williams and Browning. Mr. Hue Williams will cease to be a member of the Technology & Reserves Committee upon his retirement from the Board of Directors on May 22, 2014. Mr. Seitz serves as Chair of the Technology & Reserves Committee. The Technology & Reserves Committee held two meetings during 2013. The Technology & Reserves Committee is appointed by the Board of Directors to:

•	provide understanding and clarification of the technical aspects of our business in order to enable the Board to make informed, strategic business decisions and vote on related matters;
•	review and monitor the Company’s technology strategy and significant technology investments in support of its evolving business needs;
•	monitor and evaluate current or emerging technologies which might be useful and applicable to the Company’s business;
•	assist the Company, in consultation with management, in identifying and deploying applicable technologies;
•	monitor and evaluate the Company’s reserve evaluation process in conjunction with current laws, regulations and industry standards; and
•	assist the Company, in consultation with management, to evaluate and select independent reserve engineering consultants.

Qualification and Nomination of Director Candidates

The Governance and Nominating Committee has the responsibility under its charter to recommend nominees for election and re-election as directors to the Board of Directors. In February 2007, the Governance and Nominating Committee recommended Board Governance Guidelines which the Board of Directors approved. The guidelines were reviewed and updated in September 2013. Among other governance matters, the Board Governance Guidelines set forth the Company’s Board membership criteria. The Board Governance Guidelines are available on the Company’s website at www.endeavourcorp.com. The Board Governance Guidelines provide that each member should bring a unique and valuable perspective to the governance of the Company. The guidelines envision that when these unique skill sets are combined in an environment of collegial interaction and respect, they provide the overall skill set of the Board and provide a strong governance structure. The Board Governance Guidelines delineates two primary areas of skills: business skills, and personal and social skills.

Director Candidate Skill Sets

Business Skill Set	Individual Personal and Social Skill Set
Demonstrated and recognized leadership and success in a professional area important to the company	High personal integrity

Executive experience, especially in the industry	Values compatible and consistent with Endeavour values

Financial expertise including experience with executive accounting, commercial banking, investment banking, mergers and acquisitions, structured financing, corporate finance, institutional management and investing. Knowledge of SEC procedure and regulation	Proven sound, social and business judgment

Board experience in other companies with a focus on the industry	Tough minded but fair team player

Legal expertise with a focus on securities, mergers and acquisitions, investments and corporate practice	Supportive but challenging of management

International expertise with a focus on project development, currency management and flow, markets structure, and socio-political context	Personal desire and willingness to advance the Company

Clear independence	Respected and active externally

The Governance and Nominating Committee is responsible for reviewing, with the Board on an annual basis, the appropriate skills and characteristics required of directors in the context of the current make-up of the Board. This assessment includes issues of diversity, age and skills. While the Governance and Nominating Committee does not have a formal policy with respect to diversity, it seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The Governance and Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The skill set of the overall Board provides a basis for the evaluation and establishes guidelines for an overall set of skills inherent in the group of members of the Board. In all cases, the skills an individual brings to the Board should be considered in the context of the overall needs for expertise on the Board.

In considering candidates for the Board, the Governance and Nominating Committee will identify the personal characteristics needed in a director nominee so that the Board as a whole will possess the Qualifications of the Board as a Whole as identified in the Board Governance Guidelines and as needed on the Board at the time of the selection of a director nominee. It is expected that the characteristics needed in a director nominee will depend on the skills of current directors and the current needs of the Company. There is currently no set of specific minimum qualifications that must be met by a nominee recommended by the Governance and Nominating Committee. The Governance and Nominating Committee will consider, through such means as it considers appropriate, potential director nominees thought to possess the Business Skill Set and the Individual Personal and Social Skill Set as identified in the Board Governance Guidelines.

Recommendation or Nomination of Directors by Stockholders

The Board Governance Guidelines and the Governance and Nominating Committee Charter provide proper procedures for identifying director nominees. The Board Governance Guidelines and the Governance and Nominating Committee Charter are available on the Company’s website at www.endeavourcorp.com or in print to any stockholder who requests it. Requests may be sent to the attention of the Corporate Secretary, Endeavour International Corporation, at 811 Main Street, Suite 2100, Houston, Texas 77002.

Any stockholder wishing to recommend a candidate for director should submit the recommendation in writing in care of the Corporate Secretary, Endeavour International Corporation, at 811 Main Street, Suite 2100, Houston, Texas 77002. The written notice should address all criteria required of such notice under Section 1.8 of the Bylaws. The notice must therefore contain, among other information, the name and address of the stockholder recommending the candidate, the candidate’s name and address, a description of all arrangements or understandings (if any) between the stockholder and the individual being recommended as a potential director, such information about the individual being recommended as would be required to be included in a proxy statement filed under then-current SEC rules, and an indication of the individual’s willingness to serve as a director. The Governance and Nominating Committee will consider all candidates recommended by any stockholder who complies with the foregoing procedures on the same basis as candidates recommended by our directors and other sources. For stockholders wishing to nominate a director candidate for election by the Company’s stockholders, please see the procedures and deadlines for doing so under “Deadlines for Stockholder Proposals for Next Year’s Annual Meeting.”

Codes of Conduct

The Company has adopted a Code of Business Conduct which applies to all employees, including all executive officers. The Code of Business Conduct was reviewed and updated in November 2011, and again in January 2014, and it covers topics including, but not limited to, conflicts of interest, insider trading, competition and fair dealing, discrimination and harassment, confidentiality, payments to government personnel, anti-bribery and anti-corruption laws, U.S. embargos and sanctions, compliance procedures and employee complaint procedures. The Code of Business Conduct is posted on the Company’s website at www.endeavourcorp.com.

The Company has also adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers (the “Code of Ethics”), which is posted on our website at www.endeavourcorp.com. We intend to disclose any amendments to, or waivers from, our Code of Ethics on the Company’s website, www.endeavourcorp.com, promptly following the date of any such amendment or waiver.

Board Leadership Structure

William L. Transier serves as both the Company’s Chairman of the Board and Chief Executive Officer. During 2012, the Governance & Nominating Committee reviewed, and the independent Board members re-affirmed, that the most effective Board leadership structure for the Company is for the Chief Executive Officer to also serve as Chairman of the Board, a leadership structure that has served the Company well since the Company’s inception. Since the Company’s performance is an integral part of Board deliberations, the Board believes that the Chief Executive Officer is the director best qualified to act as Chairman of the Board because the Chief Executive Officer has the most insight into the Company’s performance, opportunities and challenges.

The Board also believes that independent oversight of management is an important component of an effective Board of Directors, and since Mr. Transier serves as both Chairman of the Board and Chief Executive Officer, the Board elected to appoint John B. Connally III as Lead Director in September 2010. As Lead Director, Mr. Connally acts as liaison between the Chairman and the independent directors, works with the Chief Executive Officer to ensure the timely flow of information to the Board and presides over the executive sessions of the Board’s independent directors. This arrangement allows our Chief Executive Officer to focus on the Company’s day-to-day business and strategy and convey the management perspective to the directors, while also providing independent oversight of the Board. The Board believes that this structure represents an appropriate allocation of roles and responsibilities for the Company at this time. The Board retains the authority to further modify this structure, as and when appropriate, to best address the Company’s circumstances and thereby to advance the best interests of all stockholders.

Our Board’s Role in Risk Oversight

The Board generally administers its risk oversight function through the Board as a whole and through its committees. the Company’s Chief Executive Officer, who reports to the Board, and the other executives named in this Proxy Statement, who report to the Chief Executive Officer, have day-to-day risk management responsibilities. Each of these executives attends the meetings of our Board, where the Board routinely receives reports on our financial results, the status of our operations and our safety performance, and other aspects of implementation of our business strategy, with ample opportunity for specific inquiries of management. The Audit Committee provides additional risk oversight through its quarterly meetings, where it receives a report from the Company’s Chief Financial Officer and Principal Accounting Officer, Controller, Internal Audit, and other senior financial officers who review our contingencies, significant transactions and subsequent events, among other matters, with management and our independent auditors. The Compensation Committee helps our Board to identify our exposure to any potential risks created by our compensation programs. The Governance and Nominating Committee oversees risks relating to our corporate compliance programs and assists the Board and management in promoting an organizational culture that encourages commitment to ethical conduct and compliance with the law. The Technology and Reserves Committee assists the Board in overseeing risk relating to our technology and reserves. Each of the Board’s committees makes regular reports to the Board.

Directors’ Continuing Education

The Company’s director education policy can be found in the Board Governance Guidelines. The governance guidelines are available on the Company’s website at www.endeavourcorp.com or in print to any stockholder who requests it. Requests may be sent to the attention of the Corporate Secretary, Endeavour International Corporation at 811 Main Street, Suite 2100, Houston, Texas 77002.

The Company’s policy encourages all members of the Board of Directors to attend director education programs appropriate to their individual backgrounds. The Company believes educational opportunities help directors to stay abreast of developments in corporate governance and best practices relevant to their contribution to Endeavour, the Board of Directors and their specific committee assignments. The director education policy provides that the Company will reimburse directors for all costs associated with attending any director education program.

Director Service on Other Boards

Recognizing the substantial time commitment required of directors, the Company’s expects that directors will serve on the boards of other public companies only to the extent that, in the judgment of our Board, such services do not detract from the directors’ ability to devote the necessary time and attention to the Company. Generally, directors who serve as the Company’s Chief Executive Officer should not be on the boards of more than three other public companies, and all other directors should limit their service to no more than five public company boards.

Directors Who Change Job Responsibilities

An individual director who changes the principal employment position he or she held when elected to the Board should notify the chairman of the Governance and Nominating Committee. This policy is not intended to require any director who changes employment to step down. There should, however, be an opportunity for the Board via the Governance and Nominating Committee to review the continued appropriateness of Board membership under these circumstances.

Term Limits and Retirement

The Company does not believe there should be term limits on service as a director on our Board. While term limits could help ensure fresh ideas and viewpoints, such limits have the disadvantage of losing the valuable contribution of directors who have been able to develop, over a period of time, intimate knowledge and in-depth insight into the Company and its operations. As an alternative to term limits, the Governance and Nominating Committee, in consultation with the Chairman, reviews the propriety of each director’s continuation on the Board prior to the conclusion of his or her term.

Stock Ownership Guidelines

The Board of Directors believes that significant stock ownership in the Company by our executive officers and directors leads to a stronger alignment of interests between management and stockholders that will result in enhanced stockholder value. In February 2007, the Board adopted stock ownership guidelines. These guidelines were further reviewed and updated on February 16, 2012 and are expressed as a multiple of annual base salary for executive officers and annual retainer for directors as follows:

POSITION	OWNERSHIP LEVELS
CEO	6X
All Other Executive Officers	3X
Directors	5X

Directors and executive officers have five years from the adoption of these guidelines, or from taking office, whichever is later, to reach the applicable stock ownership level.

Until the applicable stock ownership level is met, upon the vesting of a restricted stock award and after the payment of taxes due as a result of vesting, the officer or director is required to hold the net vested shares. Net vested shares are the shares remaining after payment of the applicable taxes owed as a result of vesting of the restricted stock. The officer or director will not be required to accumulate any shares in excess of the number of shares owned once the value of shares owned reaches the stock ownership level, regardless of subsequent changes in price of the shares. However, the officer or director may only sell shares, other than as required for the payment of taxes due as a result of a vesting, if, after the sale of shares, the officer or director will still be in compliance with the stock ownership level under these guidelines as of the day the shares are sold based on current share price and compensation level.

In the event of personal hardship, the Compensation Committee of the Board of Directors has authority to approve deviations from these guidelines.

Director Compensation

Compensation for non-employee (“outside”) directors was reviewed on December 11, 2013. At that time, we determined our compensation program for outside directors to be in line with other publicly traded exploration and production companies of a similar market capitalization and peer group. However, the Compensation Committee and the Board as a whole elected to exercise negative discretion to reduce the Annual and “New Director” equity grants from $125,000 to $100,000 for the 2014 year.

	2013	2014
Upon first appointment or election to the Board	• Restricted shares of common stock valued at $125,000 on date of grant	• Restricted shares of common stock valued at $100,000 on date of grant

Annual compensation	• $50,000 • Restricted shares of common stock valued at $125,000 on date of grant	• $50,000 • Restricted shares of common stock valued at $100,000 on date of grant

Attendance fees – Board Meeting	• $2,000	• Unchanged

Attendance fees – Committee Meetings	• $1,500	• Unchanged

Audit Committee Chairperson fee	• $15,000	• Unchanged

Compensation Committee Chairperson fee	• $12,500	• Unchanged

Committee Chairperson fee for Committees other than Audit & Compensation	• $10,000	• Unchanged

Lead Director	• $20,000	• Unchanged

The restricted stock vests in equal annual increments over a term of three years, commencing on the first anniversary of the award.

Directors’ fees are paid on a quarterly basis. Our directors have the option of making an annual election to receive, in lieu of cash fees, shares of common stock equal in value to 125% of the cash payment that they would have otherwise received.

The following table provides compensation information for the year ended December 31, 2013 for each non-employee member of our Board of Directors. Mr. Transier does not receive additional compensation for services as a director and his compensation is discussed in “Executive Compensation.”

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Total
Name	($)	($) (2)	($)	($)
John B. Connally III	149,000	125,000	-	274,000

Sheldon R. Erikson	111,500	125,000	-	236,500

Charles J. Hue Williams	106,000	125,000	-	231,000

Nancy K. Quinn	125,500	125,000	-	250,500

Ashok Nayyar (1)	20,375	125,000	-	145,375(1)

John N. Seitz	105,000	125,000	-	230,000

(1)	Mr. Nayyar resigned from the Board on March 5, 2013 and forfeited his unvested stock awards.
(2)	These amounts represent the aggregate grant date fair value calculated pursuant to FASB ASC Topic 718, disregarding any estimates or forfeitures on the date of grant. See Note 15 of the consolidated financial statements in the Company’s Annual Report for the year ended December 31, 2013 regarding assumptions underlying valuation of equity awards.

The following table presents the grant date fair value of each award made to non-executive directors during 2013 and the aggregate number of share awards outstanding at December 31, 2013.

	Year Ended December 31, 2013		At December 31, 2013
Name	Aggregate Grant Date Fair Value for Restricted Stock Awards ($)	Aggregate Grant Date Fair Value for Stock Option Awards	Aggregate Number of Stock Awards Outstanding (#)	Aggregate Number of Stock Options Outstanding (#)
Mr. Connally	125,000		23,901	-

Mr. Erikson	125,000	-	23,901	-

Mr. Hue Williams	125,000	-	23,901	-

Ms. Quinn	125,000	-	23,901	-

Mr. Seitz	125,000	-	23,901	-

Compensation Discussion and Analysis

The compensation discussion and analysis (“CD&A”) set forth below provides an explanation of our compensation programs, including the objectives of such programs and the rationale for each element of compensation, for our Chief Executive Officer (“CEO”), and our three other most highly compensated executive officers that were employed with us at the end of the 2013 year, as well as our former Executive Vice President, International (the “Named Executive Officers”). This section also describes the actions and decisions of the Compensation Committee of our Board of Directors as it relates to 2013 compensation decisions. The discussion is divided into the following sections:

I.	Executive Summary
II.	Our Compensation Philosophy
III.	Role of the Compensation Committee and Executives in Setting Compensation
IV.	Factors Influencing 2013 Compensation
V.	Elements of Executive Compensation and Decisions for 2013
VI.	Other Compensation and Tax Matters

I.	Executive Summary

Endeavour’s 2013 Business Highlights

By all accounts 2013 was a challenging year. Despite this challenging environment our executive management team led Endeavour through many achievements to stabilize the business in 2013, including:

¡	Overcoming a damaged development well crisis at Rochelle caused by weather during drilling operations;
¡	Completing a strategic review process;
¡	Completing a successful third development well at our Bacchus field which has paid out in just 15 months;
¡	Achieving first production at Rochelle;
¡	Increasing production 27% to 10,017 barrels of oil equivalent per day (“boepd”) (0.02 boe/share increase) which resulted in a revenue increase of 54% to $338 million ($2.52/share increase);
¡	Consolidating our two U.K. offices into Aberdeen, achieving $15-$20 million in savings annually; and
¡	Completing a joint venture agreement in our Pennsylvania Marcellus acreage which accelerates our pursuit and proof of concept in this area.

We emerged from 2013 having de-risked our business model by establishing a strong production profile from our three large North Sea development projects. This has been the focus of the company for several years and its successful accomplishment is a major step forward for the organization.

2013 Key Compensation Actions or Decisions

The core of our executive compensation program continues to be pay for performance and the majority of executive pay is not guaranteed. Our performance-based pay is designed to align our executive officers’ interests with those of our stockholders and to promote the creation of stockholder value, without encouraging excessive risk-taking. A significant portion of each executive’s total annual cash compensation is at risk and dependent upon both our Company and each individual’s performance. In addition, our long-term incentive compensation represents the majority of the executive’s total target compensation and is designed to reward long-term stock performance. In the case of our CEO in 2013, 100% of his long-term incentive compensation is at risk and dependent upon the company’s common stock price performance over time.

Cash Incentives for 2013 Performance

The Company began 2013 in a crisis situation because of the weather related damage to the first East Rochelle production well and the financial strain from the delay of our projects in the North Sea, followed by the commencement in February 2013 of a strategic review of the Company. These extraordinary events made it very difficult for the Compensation Committee to set meaningful quantitative 2013 goals for the executive team. Instead the Compensation Committee evaluated the executives based on both the Company’s overall and each individual’s performance during the year and awarded each a discretionary cash bonus to recognize the executive’s significant and numerous contributions to the Company and strong leadership during the 2013 fiscal year.

As discussed further under the heading “Annual Incentive Bonus Awards for 2013 Performance”, we accomplished numerous strategic objectives that helped stabilize the business going forward. Based on its assessment of overall Company and individual contributions, the Compensation Committee did exercise negative discretion to reduce the annual bonus awards below target for having not achieved certain performance criteria the Compensation Committee considered during their assessment, even though the Compensation Committee determined that these events were wholly outside the control of management. The negative discretion emphasizes our dedication to a pay-for-performance compensation strategy, and shows our stockholders that we are aware of our responsibility to find a balance between fair and appropriate compensation practices for our executive officers.

2013 Long-Term Incentive Compensation

In 2013, the Compensation Committee continued to focus the majority of the CEO and other Named Executive Officer’s target long-term incentives on performance-based programs linking pay to share price performance. Time-based restricted stock was not granted to the CEO and was only granted to the other Named Executive Officers representing 25% of their total target award. To increase the emphasis on performance-based awards, the Compensation Committee granted the CEO 100% of his 2013 long-term incentives in award vehicles at-risk dependent on the performance of the Company’s stock.

The table below reflects the long-term incentive awards the Compensation Committee granted to the CEO and the other Named Executive Officers in January 2013.

2013 Long-Term Incentive Awards	Objective	Percentage of Total Long-Term Incentive Award Value
TSR (Total Shareholder Return) Performance Plan

The vesting is dependent entirely upon Endeavour’s multi-year relative TSR results. This award is designed to incentivize superior stock performance over an extended period and to further align the interests of our CEO and other Named Executive Officers with our stockholders.

CEO – 50% Other Named Executive Officers – 37.5%
Long-Term Cash Performance Awards

Provides long-term cash based incentive. The amount to be paid out on any vesting date will depend upon the Company’s stock performance over a three-year period. Target awards are not earned unless the stock achieves a 15% shareholder return over the applicable vesting period.

CEO – 50% Other Named Executive Officers – 37.5%
Restricted Stock	Vests over a three year period and in 2013 only granted to Named Executive Officers. This portion of the award represents the lowest percentage of the overall target award.	CEO – 0% Other Named Executive Officers – 25%

CEO Realizable Long-Term Incentive Pay and Alignment with Performance

As discussed further under the heading “Long-Term Incentive Awards for 2013”, the CEO received 100% of his long-term incentive award in the form of performance-based awards including our relative TSR performance shares and cash performance awards.

The charts below illustrate the realizable value of the CEO’s 2011-2013 long-term incentive compensation cumulative by year and by award type as of December 31, 2013. The awards had a realizable value that was below the original target grant date value, demonstrating that the Company must create value for the shareholders in order for our CEO to realize the full grant date value of long term incentive compensation awards.

For portions of the award unvested at 12/31/2013, the realizable value was calculated using average closing stock price for the last twenty trading days of 2013.

Our Executive Compensation Practices

Below we highlight certain executive compensation practices, both the practices we have implemented to drive performance and the practices we have not implemented because we do not believe they would serve our shareholders’ long-term interests.

What We Do
✓

Pay for Performance – The majority of CEO and other Named Executive Officer pay is not guaranteed and is performance-based. In 2013, total target annual incentive bonus and performance-based long-term incentives were 80% of CEO’s total target compensation.

✓

Focus on Shareholder Return Performance – We grant long-term TSR performance shares to the executives that vest solely upon the achievement of multi-year TSR results relative to peer companies, and long-term cash performance awards with payouts dependent upon the Company’s stock performance over a three-year period.

✓	Executive Contracts – Our executive contracts use customary severance arrangements.
✓	Cap on Incentive Pay - We cap maximum performance-based cash and stock incentives.
✓

Independent Compensation Committee - The Compensation Committee, which is comprised solely of independent directors, reviews and approves all elements of CEO and other Named Executive Officer compensation.

✓	Independent Compensation Consulting Firm - The Compensation Committee retains an independent compensation consultant to advise on executive compensation matters and best practices.
✓	Stringent Stock Ownership Guidelines - We have stock ownership requirements for the CEO, other Named Executive Officers, and directors.
✓	Mitigate Risk - The Compensation Committee annually reviews our compensation program to ensure that it does not incentivize excessive risk-taking.

What We Don’t Do
Î	No tax gross-ups for post-termination benefits for all executives. This was voluntarily given up by the CEO in 2012.
Î	No executive perquisites or other personal benefits.
Î	Hedging transactions or short-selling of company stock is prohibited by executive officers or directors.
Î	No repricing of stock options
Î	No guaranteed bonus payments to Named Executive Officers

II.	Our Compensation Philosophy

Our compensation philosophy reflects the realities of the competitive market in which we operate and the characteristics of our entrepreneurial environment. The program for executive officers, which consists of base salary, performance-based annual incentives and long-term incentive awards, is designed to promote the strategic objectives that are critical to our long-term success while closely aligning the interests of our executives with the interests of our stockholders. The Compensation Committee’s philosophy in establishing executive compensation programs is:

¡	Compensation programs should be designed to allow us to attract and retain very experienced and high caliber professionals and executives in the oil and gas industry. This is a challenge to all in our industry, but we strongly believe that the attraction and retention of highly qualified executive talent is a key to the execution of our strategy. As we continue to expand our operations, we have designed our compensation program to attract the type of executive who has the talent and experience to successfully carry out our business model.
¡	Compensation programs should relate to both individual and Company performance. We believe that our compensation programs should provide the opportunity for our CEO and other Named Executive Officers to earn performance-based compensation that is competitive with similarly situated executives of other public companies within the oil and gas industry in the U.S. and European markets. To help ensure that we understand the competitive environment, the Compensation Committee has retained Meridian Compensation Partners, LLC (“Meridian”) as an independent compensation consultant to assist with this competitive analysis. While we believe that the definition of competitors should generally consider companies in our peer group of similarly situated oil and gas companies, we also recognize that it is difficult to limit the definition to that universe since the competition for talent often crosses many segments of the industry in the U.S. and internationally.
¡	Compensation programs should closely align the interests of executives with those of stockholders. For this reason, we have designed programs that base a significant portion of executive compensation on performance-based cash and stock-based incentive awards. We believe that this strong focus on incentive compensation best reflects our place in the business cycle and provides the best opportunity for attracting the right mix of executive talent.
¡	Compensation programs should reflect our place in the business cycle and the accompanying risk profile of the business. We understand that a company in a growth mode of the business cycle generally represents greater career risk to employees than employment at a mature energy company. For this reason, our incentive compensation programs provide for a higher percentage of at-risk compensation for our executives. Similarly, we generally de-emphasize executive benefits and perquisites compared to more mature companies in our industry.

III.	Role of the Compensation Committee and Executives in Setting Compensation

Our executive compensation program is administered by the Compensation Committee of our Board of Directors. The Compensation Committee members include Mr. Sheldon R. Erikson, Ms. Nancy K. Quinn, and Mr. John B. Connally III, who has served as the committee chair since 2004.

The Compensation Committee’s responsibilities include:

¡	Evaluating and approving the Company’s overall compensation strategy;
¡	Annually reviewing performance and setting compensation (i.e., salary, incentive awards, and all other elements) for the Company’s CEO;
¡	Annually reviewing the performance of and setting the compensation for the other executive officers after considering the CEO’s recommendations; and
¡	Reviewing and approving annual incentive payouts and long-term incentive awards under our plans.

A more complete description of the Compensation Committee’s responsibilities and functions is set forth in the Compensation Committee’s charter, which can be found on our website at http://www.endeavourcorp.com.

Consistent with the listing requirements of the New York Stock Exchange, the Compensation Committee is composed entirely of independent, non-employee members of the Board of Directors. Each year, the Compensation Committee reviews any and all relationships that each director may have with us and the Board of Directors reviews the Compensation Committee’s findings.

While the Compensation Committee has the responsibility to approve and monitor all compensation for our CEO and other Named Executive Officers, the CEO plays an important role in determining executive compensation. At the Compensation Committee’s request, the CEO recommends appropriate company-wide and business unit financial and non-financial performance goals. Under the direction of the Compensation Committee, the CEO and the Vice President, Human Resources work with the Compensation Committee to establish the agenda and prepare meeting information for each Compensation Committee meeting. Our CEO likewise assists the Compensation Committee by providing his evaluation of the performance of the executive officers who report directly to him, and recommends compensation levels for such officers.

The Compensation Committee retained the independent executive compensation consultant Meridian to assist with the evaluation and determinations for our 2013 executive compensation program. Under the terms of the engagement, Meridian reports directly to the Compensation Committee. Although Meridian also works in cooperation with management as required to gather information necessary to carry out its obligations to the Compensation Committee, they do not have a separate engagement with our management. In 2013, the scope of Meridian’s engagement included:

¡	Attending and participating in meetings of the Compensation Committee;
¡	Providing a review and comparison of peer compensation programs;
¡	Preparing a comparison of executive positions against our compensation peer group and industry market groups;
¡	Keeping the Compensation Committee apprised of trends and other developments affecting executive compensation; and
¡	Assisting with the design of the relative TSR performance share and cash performance award plans.

In connection with its engagement of Meridian, the Compensation Committee assessed the independence of Meridian pursuant to applicable SEC and NYSE rules and concluded that Meridian’s work for the Compensation Committee does not raise any conflicts of interest. Meridian does not provide any services to the company outside of its work for the Committee.

IV.	Factors Influencing 2013 Compensation

Market Data

During 2013, the Compensation Committee retained Meridian to assist with a market analysis and provide general consulting services. Meridian provided the Compensation Committee with market data from a peer group of companies to assist with its determination of compensation. However, the market data was only used as a comparison for reference, and the Compensation Committee did not target a specific percentile within the market data.

Our current peer group is composed of similarly-sized companies within the exploration and production industry. Our historical approach in selecting peer companies is to focus on asset size rather than revenue since the Company’s emphasis has been on offshore development projects with future revenue potential. It is difficult to select peers with a business model similar to Endeavour’s since very few US-based E&P companies in our selected peer group have significant North Sea operations, and therefore represent different geographical operations. In addition, the peers are primarily onshore domestic US companies that do not have the complexities of international offshore assets.

The Compensation Committee reviews the composition of the peer group annually to ensure that the companies are relevant for comparative purposes using the following selection criteria:

¡	Publicly traded U.S.-based companies operating in the U.S., Gulf of Mexico or North Sea;
¡	Exploration companies with assets at or less than $3 billion; and
¡	Companies that compete for executive talent.

Based on the peer group review, the following peer group was utilized for 2013 compensation decisions:

2013 Peer Group[1]	Q3 2013 Assets ($Mn)[2]
Carrizo Oil & Gas, Inc.	$2,072
Crimson Exploration, Inc.[3]	-
Energy XXI, Ltd.	$3,744
Gastar Exploration, Ltd.	$424
Goodrich Petroleum Corp.	$973
Northern Oil & Gas, Inc.	$1,452
PDC Energy, Inc.	$2,011
Resolute Energy Corp.	$1,615
Rex Energy Corp.	$973
Rosetta Resources, Inc.	$2,879
Swift Energy	$2,671
W&T Offshore	$2,424
50th Percentile	$1,813
Endeavour International	$1,508

[1]	Energy XXI and W&T Offshore were removed from the peer group in December 2013 as they no longer met the peer selection criteria.
[2]	As of September 2013.
[3]	Crimson was acquired by Contango Oil & Gas Company in October 2013.

2013 Company Performance

Due to the crisis situation in January 2013 following the damage to the first East Rochelle production well and then the subsequent strategic review of the Company beginning in February 2013, the Compensation Committee determined it was difficult to set meaningful quantitative 2013 goals for the executive team. Instead the Compensation Committee evaluated the executives based on both their handling of the significant challenges the Company faced during 2013 and individual executive performance during the year. In particular, the Compensation Committee considered each executive’s significant contributions to achieving the following:

Production Growth	Increasing production 27% to 10,017 barrels of oil equivalent per day (“boepd”) (0.02 boe/share increase) which resulted in a revenue increase of 54% to $338 million ($2.52/share increase).

Development Project Completion	Completed a third development well at our Bacchus field and achieved first production at Rochelle.
Finance	Established the first ever monetary production payment structure in the U.K. North Sea and used the proceeds to fund the completion of capital projects at Bacchus and Rochelle.
Crisis Management	Overcame a damaged development well crisis at Rochelle caused by weather during drilling operations.
Completion of a Strategic Review	From February 2013 to November 2013 the executives worked diligently on various matters during the strategic review to continuously move the process forward.
G&A Cost Reduction	Completed a reorganization and consolidation of our two U.K. offices into Aberdeen. These initiatives will achieve $15-$20 million in savings annually.
Shareholder Return

The Compensation Committee also considered the overall fiscal year total shareholder return in assessing the Company’s 2013 overall performance. Since the closing common stock increased slightly by 1.35% from year end 2012 to year end 2013, the Compensation Committee took this into consideration when determining bonus compensation.

Corporate Reorganization

After the departure of the former Chief Financial Officer and Executive Vice President, International, our new Chief Financial Officer, Catherine L. Stubbs and our new Managing Director, UK, Derek A. Neilson swiftly transitioned into their new roles which were critical to our success in 2013.

Corporate and Health, Safety & Environmental (HSE)	Zero incidents at the Company managed sites during 2013.

Following robust discussions with the CEO and with the Company’s independent compensation consultant, the Compensation Committee independently evaluated the Company and individual performance. After a thorough review of both the Company and each individual’s performance, the Compensation Committee elected to exercise negative discretion to reduce the annual bonus awards below target for not achieving performance criteria the Compensation Committee considered at levels not deemed acceptable to achieve improvements in shareholder valuation including reserve replacement, increases in proved reserves, and reduction in debt and cost of capital.

Individual Performance

The Compensation Committee believes that individual performance should be a key factor in determining compensation. The Compensation Committee evaluated individual performance independent of Company performance for 2013.

The Compensation Committee does not use a formulaic approach to apply these factors, but takes the Company performance into consideration along with individual performance, market data, competition for qualified talent, retention, compensation history and internal equity, and applies its discretion in determining compensation levels.

V.	Elements of Executive Compensation and Decisions for 2013

Total Direct Compensation

For 2013, incentive pay represented 80% of target total direct compensation for the CEO and 67% for the Named Executive Officers (on average). Total direct compensation consists of base salary, annual incentive bonus and long-term incentives, and excludes benefits. The following describes the primary elements of our executive compensation program.

Base Salary

All of our employees are paid a base salary which represents a fixed sum of compensation due the individual in return for their service to us. In establishing base salaries for the executive officers, the Compensation Committee considers a number of factors including the executive’s job responsibilities, individual achievements and contributions, level of experience, complexity of the position, personal compensation history, the base salaries typically paid for similar positions within the oil and gas industry and the geographic location of our offices.

Our Compensation Committee reviews the base salary of our CEO and all other Named Executive Officers annually to ensure that a competitive position is maintained. Generally, our CEO recommends to the Compensation Committee changes to salaries for the other Named Executive Officers other than himself, while the Compensation Committee independently considers and approves changes to our CEO’s salary. The Compensation Committee independently reviews the market data provided by Meridian, considers the CEO’s recommendations, and then makes its own independent determinations for our executives.

Based on the Compensation Committee’s review of the above discussed factors, the market data and independent judgments, the following base salaries were approved for 2013.

Name	2013 Base Salary	2012-2013 Percentage Increase
William L. Transier	$800,000(1)	0%
James J. Emme	$475,000 (2)	0%
Catherine L. Stubbs (effective 2/13/2013 following promotion to CFO)	$300,000	20%
Derek A. Neilson (effective 10/21/2013 following promotion to UK Managing Director)	$320,000	15%
(1) Mr. Transier’s base salary has remained unchanged since 2007. (2) Mr. Emme’s base salary has remained unchanged since 2011.

Incentive Compensation Overview

In 2013, we continued to place an emphasis on pay-for-performance programs. These programs include performance-based cash compensation that rewards strong operational and financial performance, and long-term incentive awards that reward stock price and total shareholder return performance which are designed to place the majority of target incentive pay at risk. Annual incentive bonus payments are determined primarily by annual operational and financial results and are not directly linked to Endeavour’s stock price performance. Long-term incentive compensation is tied to Endeavour’s stock price performance and to total shareholder return performance relative to a designated industry peer group over a long-term time horizon.

The following bar graphs set forth the percentage of 2013 total target incentive compensation represented by each major element of compensation, indicating the percentage of 2013 target incentive compensation that is at risk in the form of performance-based annual incentive bonus and long-term incentive awards. The percentages are based upon the Compensation Committee’s approved 2013 target levels for each compensation element.

Annual Incentive Bonus Compensation

Annual incentive bonuses are used to focus our management on achieving annual key corporate objectives, positioning us for long-term growth, motivating certain desired individual behaviors and rewarding substantial achievement of our objectives and individual goals. Executive positions have a target annual incentive bonus range as a percentage of base salary that reflects their level of responsibility in the organization and industry practices. Percentage targets are established by both the Compensation Committee with the assistance of market data provided by Meridian.

Individual annual incentive bonus targets for our CEO and Named Executive Officers in 2013 were as follows:

Name	2013 Annual Bonus Target (% of Base Salary)	2013 Annual Bonus Maximum (% of Base Salary)
William L. Transier	100%	200%
James J. Emme	100%	200%
Catherine L. Stubbs (effective 2/13/2013 following promotion to CFO)	65%	130%
Derek A. Neilson (effective 10/21/2013 following promotion to UK Managing Director)	60%	120%

All annual target bonus awards for our CEO and Named Executive Officers are capped at a 200% of target. Our CEO’s annual incentive bonus target has remained unchanged since 2007 at 100% of base salary with a 200% maximum. The Compensation Committee has set these levels to provide linkage between performance and compensation. In this way, compensation can be adjusted from year to year reflective of both Company and individual performance.

Annual Incentive Bonus Awards for 2013 Performance

In December 2013, bonus payout amounts were recommended to the Compensation Committee by our CEO for the Named Executive Officers based upon his overall assessment of the Company’s 2013 performance and individual performance.

As previously described in “2013 Company Performance”, the Company began 2013 in a crisis situation following the damage to the first East Rochelle production well in January 2013 and the financial strain from the delay of our projects in the North Sea, and then the subsequent strategic review beginning in February 2013. This made it very difficult for the Compensation Committee to set meaningful quantitative 2013 goals for the executive team. Instead the Compensation Committee evaluated the executives based on both the Company overall and individual performance during the year and awarded each a discretionary cash bonus to recognize the executive’s significant and numerous contributions to the Company and strong leadership during the 2013 fiscal year. After a thorough review of the Company and individual performance, the Committee exercised negative discretion to reduce the annual bonus awards below target for not achieving performance criteria the Committee considered at levels not deemed acceptable to achieve improvements in shareholder valuation including reserve replacement, increases in proved reserves, and reduction in debt and cost of capital.

The following annual incentive bonuses were paid to our CEO and Named Executive Officers for 2013 performance.

Officer	Target 2013 Bonus	Maximum 2013 Bonus	Percent of Target Earned for 2013	2013 Annual Bonus
William L. Transier	100%	200%	75%	$600,000(1)
James J. Emme	100%	200%	53%	$250,000
Catherine L. Stubbs	65%	130%	90%	$175,000
Derek A. Neilson	60%	120%	160%	$306,900(2)
(1) The CEO’s bonus was reduced by 57% from the 2012 bonus payment. (2) Includes $207,900 was related to the UK retention bonus program during the strategic review.

Long-Term Incentive Awards for 2013

In December 2012, the Compensation Committee approved the structure and amount of the awards after reviewing a proposal from management and considering market data prepared by Meridian, which considered individual performance, long-term potential, retention risk, difficulty of replacement, long-term impact of position and internal equity. The Compensation Committee determined an aggregate target value for the long-term awards that each Named Executive Officer would receive for the 2013 year with a focus on performance-based awards, and in January 2013, the Compensation Committee granted the CEO and the other Named Executive Officers long-term incentive awards structured as set forth in the following tables:

Type of Award	Vesting Requirement	Vesting Period	Percentage of Total Award Value (CEO)	Percentage of Total Award Value (Other NEO’s)

Restricted Stock	Time-based	One-third per year.	0%	25%
Relative Total Shareholder Return Performance Shares	Performance-based	Performance based on a stock price performance relative to a designated peer group over a three-year performance period.	50%	37.5%
Cash Performance Target Award	Performance-based	Performance based on stock price performance, one-third per year. Cash award made based on the average closing stock price for the last twenty trading days prior to the vesting date.	50%	37.5%

The table below sets forth the 2013 target values set by the Compensation Committee for both the stock-based and cash-based awards granted in January 2013 which will vary from the expense value required under FASB ASC Topic 718 reflected in the Stock Awards column in the Summary Compensation Table. There is no assurance that the target amounts below will ever be realized by the CEO or the Named Executive Officers.

			(A)	(B)	(A) + (B)

Name	Restricted Stock Award (#)	Target TSR Performance Shares (#)	Total Target Stock-Based Awards (1) ($)	Target Cash Performance Award ($)	Total Target Long- Term Incentive Award (2)($)

William L. Transier	-	239,006	$1,250,000	$1,250,000	$2,500,000
James J. Emme	38,241	57,362	$500,000	$300,000	$800,000
Catherine L. Stubbs	51,951(3)	17,926	$353,850	$93,750	$447,600
Derek A. Neilson	9,561	14,341	$125,000	$75,000	$200,000

(1)	Represents the total target dollar value of the share-based awards which include TSR performance shares for the CEO and other Named Executive Officers and restricted stock only for the Named Executive Officers other than the CEO in 2013
(2)	Represents the total 2013 target long-term incentive award value which includes a combination of the share-based awards (TSR performance shares and restricted stock as applicable) and the cash-based long-term incentive awards which includes the cash performance awards described on page 61 of this proxy.
(3)	Includes promotion award of 40,000 shares granted on 2/13/2013 which was in addition to the January 2013 annual award.

Relative Total Shareholder Return Performance Share Plan

The Compensation Committee has maintained the perspective that long-term incentive awards should have a correlation to company performance by linking executive compensation with long-term relative stock performance. Beginning in 2012, the Company granted relative total shareholder return performance shares (TSR performance plan). Under the TSR performance plan, each Named Executive Officer receives a target number of performance shares in January each year. To earn the performance shares, the relative total shareholder return ranking will be measured among a designated peer group at the end of a three-year performance period and payouts will be based on the following schedule.

The Company’s Performance Ranking Group Among Peers	Payout as a % of the Number of Target Performance Units

85th Percentile or above	200%
65th to 84th Percentile	150%
35th to 64th Percentile	100%
25th to 34th Percentile	50%
Below 25th Percentile	0%

In 2014 the Compensation Committee modified the payout schedule to include a more rigorous interpolated payout schedule and a provision to cap payments at 100% of target if the shareholder return is negative over the three-year performance period.

For the 2013 awards, the peer group for the TSR performance plan was determined with the assistance of Meridian and is reviewed on an annual basis. To account for the potential consolidation of the exploration and production industry in the future, the peer group was expanded from the peer group used in the market analysis referenced as previously described in “Market Data”. The following is the selection criteria used to select the peer group for the 2013 TSR performance plan:

¡	U.S., Gulf of Mexico, or North Sea Operations;

¡	Assets greater than $100 million;

¡	Market cap greater than $50 million;

¡	Average trading volume greater than 100,000 per day; and

¡	Exclude limited partnerships and trusts.

Below are the peer companies used in the 2013 TSR performance plan:

2013 Relative TSR Performance Plan Peer Group

ABRAXAS PETROLEUM CORP	GULFPORT ENERGY CORP	RESOLUTE ENERGY CORP
APPROACH RESOURCES INC	HALCON RESOURCES CORP	REX ENERGY CORP
BILL BARRETT CORP	KODIAK OIL & GAS CORP	ROSETTA RESOURCES INC
BONANZA CREEK ENERGY INC	LAREDO PETROLEUM HLDGS INC	SANCHEZ ENERGY CORP
CALLON PETROLEUM CO/DE	MAGNUM HUNTER RESOURCES CORP	STONE ENERGY CORP
CARRIZO OIL & GAS INC	MATADOR RESOURCES CO	SWIFT ENERGY CO
COMSTOCK RESOURCES INC	MCMORAN EXPLORATION CO	TRIANGLE PETROLEUM CORP
CRIMSON EXPLORATION INC	MILLER ENERGY RESOURCES INC	U S ENERGY CORP/WY
EMERALD OIL INC.	NORTHERN OIL & GAS INC	VAALCO ENERGY INC
EPL OIL & GAS INC	OASIS PETROLEUM INC	VANGUARD NATURAL RESOURCES
GASTAR EXPLORATION LTD	PDC ENERGY INC	W&T OFFSHORE INC
GMX RESOURCES INC	PENN VIRGINIA CORP	WARREN RESOURCES INC
GOODRICH PETROLEUM CORP	PETROQUEST ENERGY INC

Cash Performance Awards

In addition to our relative TSR performance shares, we have developed a unique second long-term incentive vehicle in our cash performance award program which further links the CEO and other Named Executive Officer’s performance to the Company’s long-term stock performance. We believe it is important to structure the cash performance award payout opportunities to align with shareholder value while also limiting our shareholder dilution. In 2013, the cash performance awards represented 50% of the CEO’s award and 37.5% of the other Named Executive Officer’s award. Below is an overview of the 2013 cash performance award program:

¡	In order to earn the individual’s targeted cash performance award amount, Endeavour’s stock price (as measured using the average closing price in December 2013) must increase by 15%. For the 2013 awards, this resulted in a target performance level of $6.62. A maximum payout level of 200% of target is earned if Endeavour’s stock price is at $11.51 and a threshold payout level of 25% of target is earned if Endeavour’s stock price at least 50% of the market value at date of grant.

Performance Level	Stock Price	Payout %

Maximum	$11.51	200%
Target (15% Increase)	$6.62	100%
Threshold (50% of market value on date of grant)	$2.88	25%

¡	The awards vest annually over a three year period with stock price performance measured at each vesting date based on the applicable December average closing price.

Historical Cash Performance Awards

Based on the average closing stock price for the last twenty trading days of 2013, the 2011-2013 cash performance award plans had the following payouts as a percentage of the original target award.

Plan Year	Target Stock Price Performance	Payout as a Percentage of Target

2011 Plan	$13.95	0%
2012 Plan	$7.99	44.7%
2013 Plan	$6.62	59.0%

The following charts below illustrate the historical target cash performance awards and current realizable value as of December 31, 2013 for the CEO from the last three cumulative years (2011 – 2013) of awards. This demonstrates that the Company must create shareholder value for the executives to realize the full target value of the cash performance awards. This represents a 64% reduction which is correlated to the lack of positive share price performance required to achieve target or better realizations under our cash performance award plan.

For portions of the award unvested at 12/31/2013, the realizable value was calculated using average closing stock price for the last twenty trading days of 2013.

Restricted Stock Awards

Restricted stock awards are intended to retain executive officers and reward them for absolute long-term stock price appreciation while providing some retention value. Restricted stock awards granted to the executive officers in 2013 will vest annually over three years from the grant date. In 2013, the CEO received no grant of time-based restricted stock since all grants were in performance-based awards as described above.

The 2013 program continues a balanced approach to long-term incentives consistent with our Compensation Committee’s view that equity compensation should align executives with stockholders, provide incentives tied to performance, and serve as a retention vehicle. The Compensation Committee determined that the proper recognition of executive performance in light of the market conditions at the time should be heavily weighted on long-term incentives which serve to reward executives while aligning their interests with the stockholders.

We do not have any program, plan or obligation that requires us to grant equity compensation on specified dates. Generally, we grant equity compensation annually at the beginning of the year and upon initial employment with the Company. Annually, at its December meeting, the Compensation Committee approves equity compensation grants to be issued, generally on the first business day of the next year. Grants for newly hired employees, or promoted employees, are approved by the Compensation Committee for CEO and other Named Executive Officers and by the CEO for all other employees. The Compensation Committee encourages executives to maintain ownership of our stock and/or to hold unexercised options after vesting. See “Stock Ownership Guidelines” for specific ownership guidelines for our CEO and other Named Executive Officers, directors and other employees.

Perquisites and Personal Benefits

We provide our executive officers the same employee benefits that we provide to all full-time employees, such as health, disability and life insurance. We provide a 401(k) savings plan for all employees. Our executive officers participate on the same level as all employees, with Company matching of contributions up to $10,200 for 2013, which was four percent of compensation up to the maximum annual compensation limit of $255,000 in accordance with Section 415 of the Internal Revenue Code of 1986, as amended.

Severance Benefits

We provide severance benefits through our CEO’s employment agreement and through change-in-control agreements with our Executive Vice President, North America and the Chief Financial Officer. These agreements provide for severance compensation to be paid if employment is terminated under certain conditions, such as at the executive’s election for “good reason” following a change in control or a termination by us other than for “misconduct” or “disability”, each as defined in the agreements. Additionally, our long-term incentive grant agreements provide for accelerated vesting of equity awards upon the occurrence of a change in control. In January 2014, the Compensation Committee approved the elimination of all tax gross-ups on post-termination benefits by amending the Executive Vice President, North America change in control agreement to exclude them. The CEO’s existing employment agreement and the Chief Financial Officer’s new change in control agreement do not contain tax gross-up provisions.

These provisions are generally based on market practices as provided to us by Meridian and assist us in recruiting and retaining the members of the executive team. Please read “Executive Compensation — Employment, Change in Control and Severance Agreements” for a description of the material terms of the employment agreement, change in control agreements and the change in control provisions of the stock grant agreements.

VI.	Other Compensation and Tax Matters

Risk Assessment Related to our Compensation Structure

We believe that our compensation plans are appropriately structured and are not reasonably likely to result in material risk to Endeavour. We believe that our approach to goal setting and to evaluation of performance results assist in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. We believe that our programs reflect sound risk management practices. We set performance goals that we believe are reasonable in light of past performance and market conditions. We also believe that we have allocated our compensation among base salary and short and long-term compensation target opportunities in such a way as to discourage excessive risk-taking. Further, with respect to our incentive compensation programs, the metrics that determine payouts for our employees are company-wide metrics only. This is based on our belief that applying Company-wide metrics encourages decision-making that is in the best long-term interests of Endeavour and our stockholders as a whole. Finally, the multi-year vesting for our long-term incentive awards, even after achievement of any performance criteria, ensures that the interests of our employees align with those of our stockholders for the long-term performance of the Company.

The Company policy prohibits all employees from selling the Company’s stock “short”, or from engaging in any options trading relating to the Company’s stock. The policy also prohibits executives from holding stock in a margin account or otherwise entering into any pledge arrangement that would permit a third party to sell Company stock without the executive’s consent or knowledge.

Accounting and Tax Implications

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the corporate income tax deduction for compensation paid to the principal executive officer and the three most highly compensated executive officers (other than the chief executive officer) to $1,000,000 annually, unless the compensation is “performance-based compensation” and qualifies under certain other exceptions. Our policy is primarily to design and administer compensation plans which support the achievement of long-term strategic objectives and enhance stockholder value. Where it is consistent with our compensation philosophy, the Compensation Committee will also attempt to structure compensation programs that are tax-advantageous to the Company, although our primary objective will be to provide compensation that we deem to be appropriate in each individual situation. However, Section 162(m) of the Internal Revenue Code of 1986, as amended, is currently not an issue that impacted our compensation decisions in 2013 as the Company has no taxable income in the United States.

Executive Compensation

Summary Compensation Table

The following table sets forth the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 2013, 2012 and 2011 for the CEO and the other Named Executive Officers. The table below reflects stock awards which require a valuation under FASB ASC Topic 718 which is higher than the target award value set by the Compensation Committee referenced in the footnotes below this table. There is no assurance that the amounts reflected in the stock awards column will ever be realized by the CEO or the other Named Executive Officers.

Name and Principal Position		Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Awards ($)	All Other Compensation ($)	Total ($)
				(4)	(5)(6)(7)	(8)	(9)
William L. Transier Chief Executive Officer, President and Chairman		2013 2012 2011	800,000 800,000 800,000	600,000 1,400,000 500,000	1,771,034 2,405,757 900,250	469,360 588,970 813,750	10,200 95,600 129,000	3,650,594 5,290,327 3,143,000

James J. Emme Executive Vice President – North America		2013 2012 2011	475,000 475,000 475,000	250,000 356,250 275,000	625,052 1,267,383 401,650	120,463 79,566 -	10,200 10,000 9,800	1,480,715 2,188,199 1,161,450

Catherine L. Stubbs Senior Vice President – Chief Financial Officer	(1)	2013 2012 2011	293,750 - -	175,000 - -	392,936 - -	28,223 - -	18,482 - -	908,391 - -

Derek A. Neilson Managing Director UK Operations	(2)	2013 2012 2011	286,000 - -	306,900 - -	156,271 - -	25,928 - -	25,740 - -	800,839 - -

Carl D. Grenz Former Executive Vice President – International	(3)	2013 2012 2011	392,178 475,000 475,000	- 356,250 275,000	625,052 1,267,383 401,650	- 179,487 180,500	920,290 999,309 1,383,448	1,937,520 3,277,429 2,715,598

(1)	Ms. Stubbs was promoted to Senior Vice President, Chief Financial Officer on February 13, 2013.
(2)	Mr. Neilson was promoted to Managing Director UK Operations on October 21, 2013.
(3)	Mr. Grenz resigned as Executive Vice President, International on October 10, 2013 at which time he forfeited 35,154 shares of restricted stock and 116,715 TSR performance shares.
(4)	The amounts represent annual bonus amounts earned during the year and paid at the beginning of the subsequent year.

(5)	For a discussion of long-term incentive awards granted in 2013, see “Compensation Discussion and Analysis – Long-Term Incentive Compensation.” The table below sets forth the 2013 target values set by the Compensation Committee for both the stock-based and cash-based awards granted in 2013 which will vary from the expense value required under FASB ASC Topic 718 reflected in the Stock Awards column. See Note 15 of the consolidated financial statements in the Company’s Annual Report for the year ended December 31, 2013 regarding assumptions underlying valuation of equity awards. The TSR performance shares and the cash performance awards are dependent on Company performance and the range of payouts are from 0% to 200%. There is no assurance that the expense values above or the target amounts below will ever be realized by the CEO or the Named Executive Officers. A segregation of the target award values for the stock-based awards in column (A) “Total Target Stock-Based Awards” are provided in footnotes (7) and (8) below.

			(A)	(B)	(A) + (B)
Name	Restricted Stock Award (#)	Target TSR Performance Shares (#)	Total Target Stock-Based Awards ($)	Target Cash Performance Award ($)	Total Target Long-Term Incentive Award ($)
William L. Transier	0	239,006	1,250,000	1,250,000	2,500,000
James J. Emme	38,841	57,362	500,000	300,000	800,000
Catherine L. Stubbs	51,951	17,926	353,850	93,750	447,600
Derek A. Neilson	9,561	14,341	125,000	75,000	200,000
Carl D. Grenz	38,241	57,362	500,000	300,000	800,000

(6)	The amounts reflect the full grant date fair value, assuming the target completion of relative TSR performance-based vesting conditions. FASB ASC Topic 718 requires that valuations of TSR-based performance shares take into account expected price movement performed through a Monte Carlo simulation model. As a result of the high volatility of the stock, this model resulted in an expense value per share of $7.41 which was significantly higher than the stock price on the grant date. Therefore, the expense value for the stock awards above does not reflect the target long-term incentive value of the awards reflected in the “Long-Term Incentive Awards for 2013” discussion on page 59 of this proxy statement and footnote (5) above. There is no assurance that the FASB ASC Topic 718 amounts reflected in this table will ever be realized by the CEO or the Named Executive Officers. The table below sets forth the 2013 target value set by the Compensation Committee for the relative TSR performance shares.

Name	Target TSR Performance Shares (#)	Target TSR Performance Shares Award Value ($)	FASB ASC Topic 718 Expense Value ($)
William L. Transier	239,006	1,250,000	1,771,034
James J. Emme	57,362	300,000	425,052
Catherine L. Stubbs	17,926	93,750	132,832
Derek A. Neilson	14,341	75,000	106,267
Carl D. Grenz	57,362	300,000	425,052

(7)	The amounts reflect the full grant date fair value, assuming the completion of service-based vesting conditions. However, as required, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. There is no assurance that the FASB ASC Topic 718 amounts reflected in this table will ever be realized by the Named Executive Officers. The table below sets forth the 2013 target value set by the Compensation Committee for the restricted stock awards.

Name	Restricted Stock Award (#)	Target Restricted Stock Award Value ($)	FASB ASC Topic 718 Expense Value ($)
William L. Transier	-	-	-
James J. Emme	38,241	200,000	200,000
Catherine L. Stubbs	51,951	260,100	260,104
Derek A. Neilson	9,561	50,000	50,004
Carl D. Grenz	38,241	200,000	200,000

(8)	The amounts represent payouts from the cash performance awards. For a discussion of cash performance awards, see “Compensation Discussion and Analysis – Long-Term Incentive Compensation.” The summary compensation table reflects the awards earned during the year and paid at the beginning of the subsequent year. The table below includes a summary of payouts for the cash performance award from the 2011, 2012, and 2013 plans.

Name	2011 Payout (No Payout)	2012 Payout (45% of Target)	2013 Payout (59% of Target)	Total Payout ($)
William L. Transier	-	223,338	246,021	469,359
James J. Emme	-	61,418	59,045	120,463
Catherine L. Stubbs	-	9,771	18,452	28,223
Derek A. Neilson	-	11,167	14,761	25,928
Carl D. Grenz	-	-	-	-

(9)	This column includes personal benefits and other items shown in the table below. In valuing personal benefits, we use the incremental cost to the Company of the benefit.

Name	Year	Cost Of Living Adjustment	Foreign Tax and Tax Equalization Payments	Extensive Travel Payments	Housing Lease Costs	Company 401(k) Matching Contributions	Separation Payment	Total
William L. Transier	2013	-	-	-	-	10,200	-	10,200
James J. Emme	2013	-	-	-	-	10,200	-	10,200
Catherine L. Stubbs	2013	-	-	13,768	-	4,714	-	18,482
Derek A. Neilson	2013	-	-		-	25,740	-	25,740
Carl D. Grenz	2013	90,336	357,168	-	343,836	10,200	118,750	920,290

As discussed in “Employment, Change-in-Control and Severance Agreements,” Mr. Transier’s compensation is subject to an employment agreement. Our other Named Executive Officers were not covered by employment agreements at December 31, 2013.

2013 Grants of Plan-Based Awards

The following table sets forth certain information with respect to restricted stock awards granted during the year ended December 31, 2013 to each of our Named Executive Officers.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock Awards
Name	Grant Date	Approval Date	Target ($)	Maximum ($)	Target (#)	Maximum (#)	(#)	($)
	(1)	(1)	(2)	(2)	(3)	(3)
William L. Transier	1/2/2013	12/5/2012	1,250,000	2,500,000	239,006	478,012	-	1,771,034

James J. Emme	1/2/2013	12/5/2012	300,000	600,000	57,362	114,724	38,241	625,052

Catherine L. Stubbs	1/2/2013	12/5/2012	93,750	187,500	17,926	35,852	11,951	392,936
	2/13/2013	2/13/2013	-	-	-	-	40,000

Derek Neilson	1/2/2013	12/5/2012	75,000	150,000	14,341	28,682	9,561	156,271

Carl D. Grenz	1/2/2013	12/5/2012	300,000	600,000	57,362	114,724	-	625,052

(1)	Under our compensation policy, the Compensation Committee approves annual grants of stock awards at its regularly scheduled meeting in December for awards to be issued at the beginning of the following year.
(2)

The non-equity incentive plan awards reflect the cash performance awards granted in January 2013 and vest equally in thirds on the anniversary of the award. The total award granted is reflected in our “Target” column above. The “Maximum” column amounts reflect the potential 200% cap of the award, using the assumption that our stock price remains consistent for the remaining years left in the vesting period; amounts that could actually be awarded under the Maximum column can only be determined with certainty at the end of the vesting period and may be less than the amounts reflected here.
(3)	The values under these columns represent the number of performance shares granted to the CEO and the other Named Executive Officers in 2013. It shows the potential target and maximum payout amounts granted for the three-year performance period from January 1, 2013 to December 31, 2016. The determination method of the actual payout amounts is described in more detail above under “Compensation Discussion and Analysis – Long-Term Incentive Compensation” of this proxy statement.

2013 Outstanding Equity Awards at Fiscal Year-End

The following table includes certain information with respect to the value of all unexercised options and unvested stock awards previously awarded to the CEO and other Named Executive Officers at December 31, 2013.

	Option Awards			Stock Awards
	Number of Securities Underlying Unexercised Options (#)				Number of Shares or units of Stock that have not vested (#)	Market Value of Shares or units of Stock that have not vested ($)
Name	Exercisable	Unexercisable	Option Exercise Price ($)	Option Expiration Date

William L. Transier	16,234	-	3.78	1/2/2019	21,667 (1)	113,752
	70,715	-	9.24	1/2/2018	382,891 (2)	2,010,178 (3)

James J. Emme					67,227 (4)	352,942
					116,715 (5)	612,754 (3)

Catherine L. Stubbs	1,461	-	3.78	1/2/2019	55,989 (6)	293,942
	1,572	-	9.24	1/2/2018	27,369 (7)	143,687 (3)

Derek A. Neilson	1,508	-	3.78	1/2/2019	14,618 (8)	76,745
	3,572	-	9.10	4/7/2018	25,133 (9)	131,948 (3)

Carl D. Grenz	6,494 (10)	-	3.78	10/10/2014	32,073 (11)

(1)	Of these restricted stock awards, 21,667 vested on January 3, 2014.
(2)	Represents 143,885 target relative TSR performance shares granted in January 2012 and 239,006 shares granted in January 2013. These awards to vest in one installment on December 31, 2014 and December 31, 2015 respectively.
(3)	Represents the market value on December 31, 2013 of the target number of relative TSR performance shares granted in January 2012 and January 2013.
(4)	Of these restricted stock awards 9,667 of these restricted stock awards vested on January 3, 2014; 19,319 of these restricted stock awards vest in two equal annual installments beginning on January 3, 2014 and 38,241 of these restricted stock awards vest in three equal annual installments beginning on January 2, 2014.
(5)	Represents 59,353 target relative TSR performance shares granted in January 2012 and 57,362 shares granted in January 2013. These awards to vest in one installment on December 31, 2014 and December 31, 2015 respectively.
(6)	Of these restricted stock awards 964 of these restricted stock awards vested on January 3, 2014; 3,074 of these restricted stock awards vest in two equal annual installments beginning on January 3, 2014; 11,951 of these restricted stock awards vest in three equal annual installments beginning on January 2, 2014 and 40,000 of these restricted stock awards vest in three equal annual installments beginning on February 13, 2014.
(7)	Represents 9,443 target relative TSR performance shares granted in January 2012 and 17,926 shares granted in January 2013. These awards to vest in one installment on December 31, 2014 and December 31, 2015 respectively.
(8)	Of these restricted stock awards 1,544 of these restricted stock awards vested on January 3, 2014; 3,513 of these restricted stock awards vest in two equal annual installments beginning on January 3, 2014 and 9,561 of these restricted stock awards vest in three equal annual installments beginning on January 2, 2014.

(9)	Represents 10,792 target relative TSR performance shares granted in January 2012 and 14,341 shares granted in January 2013. These awards to vest in one installment on December 31, 2014 and December 31, 2015 respectively.
(10)	Represents vested stock options exercisable one year after termination of employment.
(11)	Of these restricted stock awards, 32,073 vested on January 10, 2014.

2013 Potential Payments upon Termination or Change in Control Table

The following table includes certain information with respect to potential payments upon termination or change in control to the CEO and Named Executive Officers, assuming that the termination or change in control occurred on December 31, 2013.

Name	Benefit		Termination w/o Cause or for Good Reason	Death	Disability	Change in Control
William L. Transier	Severance	(1)	5,400,000	-	-	5,400,000
	Prorata 2013 performance bonus	(1)	800,000	800,000	800,000	800,000
	Restricted stock awards (unvested and accelerated)	(2)	113,752	113,752	113,752	113,752
	Performance Shares	(3)	-	-	-	-
	Cash performance awards	(4)	1,184,741	1,184,741	1,184,741	1,184,741
	Health and welfare benefits continuation	(1)	163,032	-	-	163,032

James J. Emme	Severance	(5)	-	-	-	1,537,500
	Prorata 2013 performance bonus	(5)	-	-	-	475,000
	Restricted stock awards (unvested and accelerated)	(2)	-	352,942	352,942	352,942
	Performance Shares	(3)	-	-	-	-
	Cash performance awards	(4)	-	-	-	299,971
	Health and welfare benefits continuation	(5)	-	-	-	26,038

Catherine L. Stubbs	Severance	(5)	-	-	-	863,333
	Prorata 2013 performance bonus	(5)	-	-	-	195,000
	Restricted stock awards (unvested and accelerated)	(2)	-	293,942	293,942	293,942
	Performance Shares	(3)	-	-	-	-
	Cash performance awards	(4)	-	-	-	74,897
	Health and welfare benefits continuation	(5)	-	-	-	38,384

Derek A. Neilson	Severance	(6)	80,000	-	-	80,000
	Restricted stock awards (unvested and accelerated)	(2)	-	76,745	76,745	76,745
	Performance Shares	(3)	-	-	-	-
	Cash performance awards	(4)	-	-	-	66,618
	Health and welfare benefits continuation		-	-	-	-

(1)	Pursuant to Mr. Transier’s employment agreement, Mr. Transier would receive (i) a payment of three times the sum of his annual salary and his average bonus for the most recent two years and (ii) the standard health and welfare benefits available to our employees for three years following a termination without cause or by Mr. Transier for good reason or a change in control. The amount for the health and welfare benefits is estimated based on health and welfare benefit costs for 2013.
(2)	Calculated as the value of unvested restricted stock awards as of December 31, 2013.
(3)	The change in control value for the relative TSR performance shares assumes a zero payout for the 2012 and 2013 awards based on the actual relative TSR peer ranking at the 21st percentile and 11th percentile respectively as of December 31, 2013.
(4)	Calculated as the value of the unvested cash performance awards as of December 31, 2013.
(5)	Pursuant to change in control termination benefits agreements, each executive vice president would receive (i) a payment of two times the sum of his annual salary and his average bonus for the last three years, (ii) a prorata portion of the Executive’s target bonus for the fiscal year in which the change in control termination occurs, and (iii) the standard health and welfare benefits available to our employees for 18 months following a change in control. Such benefits are payable only upon termination, as defined, upon a change in control. The amount for the health and welfare benefits is estimated based on health and welfare benefit costs for 2013.
(6)	Pursuant to the terms of his UK employment agreement, Mr. Neilson would receive a payment of three months annual salary following a termination without cause or a termination following a change in control.

Employment, Change in Control and Severance Agreements

We maintain an employment agreement with Mr. Transier that provides for certain severance benefits, and we provide all of our executive vice presidents with the opportunity to participate in a change in control termination arrangement and receive vesting acceleration provisions upon a change in control and other specified termination events with respect to their equity-based compensation awards. We provide these benefits to our key employees because we believe that change in control protection allows management to focus their attention and energy on the business transaction at hand without any distractions regarding the effects of a change in control. Likewise, post-termination payments allow management to focus their attention and energy on making the best objective business decisions that are in the interest of the company without allowing personal considerations to cloud the decision-making process.

Chief Executive Officer

Mr. Transier is covered by an employment agreement with an annual salary of $800,000, which is the same base salary since he assumed the sole Chief Executive Officer role in 2007. Under the employment agreement, Mr. Transier is also eligible for annual bonus consideration of up to 200% of base pay, all or any portion of which may be awarded in the sole discretion of our Board of Directors on advice of its Compensation Committee. The Compensation Committee amended Mr. Transier’s employment agreement in January 2013 which extends the term through June 1, 2014. The amended employment agreement included the following changes:

¡	The payment of a pro rata portion of his annual target bonus for the year in which a termination of employment occurs;
¡	A non-solicitation period of one year after the date of termination of employment;
¡	The execution of a release of claims agreement effective by the earlier of (i) the 58th day after the termination of Mr. Transier’s employment or (ii) the day immediately preceding the first day any cash severance compensation payment is due to be paid to him;
¡	Clarification of the treatment of long-term incentive awards, specifically performance-based awards, upon termination of employment.

Mr. Transier’s employment agreement requires the payment on termination of employment during the contract term (i) at our election other than as a result of the executive’s misconduct or disability or (ii) at the executive’s election following a “corporate change” or a breach of the employment agreement by us or other “good reason”, of three times the sum of the executive’s most recent annual salary and deemed bonus (the average bonus paid during the most recent two years). In addition, all unvested employee restricted stock awards, performance shares and cash performance awards would vest upon any such termination. Furthermore, Mr. Transier is entitled to three years of continued coverage for accident and group health insurance benefits substantially similar to those he is receiving immediately prior to the date of termination.

For purposes of Mr. Transier’s agreement, a “corporate change” includes:

¡

Our merger with another entity or the sale of all or substantially all of our assets to another entity if (a) the holders of our equity securities before the transaction do not own after such transaction equity securities of the resulting entity entitled to 50% or more of the votes then eligible to be cast in the election of directors of the resulting entity in substantially the same proportions that they owned our equity securities before the transaction or (b) the persons who were our directors before such transaction do not constitute a majority of the board of the resulting entity;

¡	Any person or group acquires ownership or control of 30% or more of the combined voting power of our outstanding securities;
¡	Our dissolution or liquidation;
¡	Our directors as of May 31, 2013 (the “Incumbent Board”) cease to constitute a majority of the board; provided that any new director whose election or nomination was approved by a majority of the directors then comprising the Incumbent Board will be considered as though such new director was a member of the Incumbent Board (but excluding for this purpose any individual who becomes a new director as a result of an actual or threatened election contest);
¡	Any other event that a majority of the board determines constitutes a corporate change.

Mr. Transier’s employment agreement does not have a tax gross-up for excess parachute payments. In 2011, the Compensation Committee amended the agreement to eliminate the gross-up and replaced it with a provision that requires either (a) a reduction in the severance benefits under the agreement so that the Executive will not incur the excise tax or (b) the payment of the severance benefits in full, whichever produces the better net after-tax position for the Executive (determined after taking into account all taxes, including the 20% excise tax). Mr. Transier received nothing in exchange for the elimination of this provision in his employment contract.

Other Executive Officers

Each of our Named Executive Officers other than the CEO holds restricted stock and performance share grants as to which conditions to full vesting (and, therefore, lapse of forfeiture restrictions) have not occurred. If a “change in control” occurs, all vesting requirements will be accelerated and all restrictions on approximately 108,052 restricted shares will lapse in full and approximately $577,230 of unvested cash performance awards and 118,706 performance shares will vest based on the closing price of our common stock on December 31, 2013 of $5.25 per share.

Under the terms of the option award agreements, a “change in control” is defined to include (i) a merger, reorganization or consolidation in which we are acquired by another person or entity (other than a holding company formed by us); (ii) our dissolution or liquidation; (iii) any transaction where any person or entity acquires ownership or control of 30% or more of the outstanding shares and as a result the persons who were our directors before the transaction cease to constitute a majority of the board; (iv) a sale or transfer of substantially all of our assets in a transaction that requires stockholder approval; (v) during a period of two consecutive years, individuals who were directors at the beginning of the period, or whose election or nomination were approved by a vote of a majority of directors then still in office, cease for any reason to constitute a majority of the board; or (vi) any other event that a majority of the board shall determine constitutes a change in control.

Each of our executive vice presidents and CFO are covered by individual change in control termination benefits agreements. Pursuant to these agreements, if, within the 24 months following our change in control, the executive’s employment is terminated by us without cause or by the executive for good reason, the executive shall be entitled to receive the following payments:

¡	An amount equal to two times his annual base salary;
¡	An amount equal to two times the executive’s average bonus for the prior three years in which the date of termination occurs;

¡	A pro rata portion of his annual target bonus for the year in which such termination occurs; and
¡	Continuation of health benefits for a period of 18 months following the date of termination, with Endeavour continuing to pay the same portion of the premiums as it does for current employees.

The agreement provides for an excise tax gross-up for any excess parachute payments under Section 280G of the Code. A “change in control” under these agreements has essentially the same meaning as a “change in control” under the executives’ stock awards described above. The term “cause” within the change in control termination benefit agreements was generally defined as any of the following events: (i) the executive’s willful failure to substantially perform his or her duties (other than any such failure resulting from the executive’s disability); (ii) gross negligence in the performance of the executive’s duties which results in material financial harm to us; (iii) the executive’s conviction of, or plea of guilty or nolo contendere, to any felony or any other crime involving the personal enrichment of the executive at our expense; (iv) the executive’s willful engagement in conduct that is demonstrably and materially injurious to us, monetarily or otherwise; or (v) the executive’s willful violation of any of the restrictive covenants contained in his agreement. A “good reason” event will generally be triggered by one of the following events: (a) a material reduction of the executive’s authorities, duties, or responsibilities as an executive and/or officer from those in effect as of 90 calendar days prior to the change in control, other than an insubstantial and inadvertent reduction that we remedy promptly after receipt of notice thereof given by the executive; (b) our requirement that the executive be based at a location in excess of 50 miles from the location of the executive’s principal job location or office immediately prior to the change in control (except for required business travel); (c) our reduction of the executive’s base salary and/or target annual bonus opportunity; (d) our failure to obtain a satisfactory agreement from any successor to us to assume and agree to perform our obligations under the agreement; or (e) our material breach of the agreement which we do or cannot remedy.

Following the termination of the executive’s employment with us, the change in control termination benefit agreement prevents the executive from soliciting any of our employees or clients for a period of 12 months.

Departure of Executive Vice President International

On October 10, 2013, Carl Grenz left the Company’s as the Executive Vice President International. On that same date and in connection with his resignation, we entered into a Separation Agreement and General Release (the “Separation Agreement”) with Mr. Grenz.

Pursuant to the Separation Agreement, Mr. Grenz is entitled to receive (a) a lump sum payment of $118,750, and (b) accelerated vesting of 32,073 shares of restricted stock. Mr. Grenz acknowledged satisfaction of all other amounts owed to him by us, including wages and unvested shares of restricted stock. Mr. Grenz also granted us a general release of liability and claims. Finally, the Separation Agreement subjects Mr. Grenz to customary cooperation, non-disparagement, non-solicitation and confidentiality obligations.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2013, information with respect to securities authorized for issuance under equity compensation plans.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	120,473	$7.55	905,039
Equity compensation plans not approved by security holders	0	$0	-

Total	120,473	$7.55	905,039

The options issued outside of equity compensation plans approved by security holders were issued to officers upon commencement of employment with a term of five years from the date of grant and vest equally over three years.

Compensation Committee Report on Executive Compensation

We have reviewed and discussed with management the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K. Based on the review and discussions, we recommend to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in the Company’s 2014 Annual Meeting Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

John B. Connally III, Chairman

Sheldon R. Erikson

Nancy K. Quinn

Certain Relationships and Related Transactions

Our Code of Business Conduct, which applies to all employees, including our executive officers and our directors, provides that business is to be conducted with the highest degree of honesty and ethical behavior. Executive officers and directors are required to report any potential conflict of interest and are encouraged to discuss any potential issue with the Chief Executive Officer. In addition, the annual Director and Officer Questionnaire requires all related party transactions to be reported to us.

Our Governance and Nominating Committee reviews the material facts of all reported matters, by taking into account, among other factors it deems appropriate, whether a transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction to determine whether an actual conflict of interest exists. No director may participate in any discussion or approval of a matter for which he or she is a related party. If a matter will be ongoing, the Committee may establish guidelines for our management to follow in its ongoing dealings with the related party and then at least annually must review and assess ongoing relationships with the related party.

Report of the Audit Committee

The Audit Committee is governed by a charter adopted by the Board of Directors and is comprised of three independent outside directors. The Board of Directors has determined that Ms. Quinn and Mr. Connally qualify as Audit Committee financial experts, based on the definition and additional expertise factors outlined by the SEC, although Ms. Quinn is the sole designated Audit Committee financial expert.

Management is responsible for the preparation, presentation and integrity of our financial statements and for the appropriateness of the accounting principles and reporting policies that we follow. The independent registered public accounting firm is responsible for auditing our financial statements annually, for reviewing our unaudited interim financial statements and for reporting on certain matters to the Audit Committee. The Audit Committee’s primary responsibility is to monitor and oversee these processes and the independence and performance of our independent registered public accounting firm. The Audit Committee’s specific responsibilities are set forth in the Audit Committee charter.

The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol.1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from E&Y required by applicable requirements of the Public Company Accounting Oversight Board, regarding E&Y’s communication with the Audit Committee concerning independence and has discussed with E&Y their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the SEC.

This report is submitted on behalf of the Audit Committee.

Nancy K. Quinn, Chairman

John B. Connally III

Charles J. Hue Williams

Security Ownership of Certain Beneficial Owners and Management

Common Stock and Series C Convertible Preferred Stock

The following table shows the amount of common stock and Series C Convertible Preferred Stock beneficially owned as defined by Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder (“Section 13(d)”) by (a) persons whom we know to be the beneficial owners of more than 5% of our outstanding common stock based solely on our review of the Schedule 13D/13G Statements of Beneficial Ownership filed by such persons with the SEC on the dates indicated, (b) persons whom we know to be the beneficial owners of more than 5% of our Series C Convertible Preferred Stock, (c) our Directors, (d) each Named Executive Officer and (e) our Directors and Executive Officers as a group. The table also shows (i) the percentage of common stock with actual voting authority held as of March 31, 2014, and (ii) the percentage of common stock beneficially held on a fully diluted basis. The beneficial holders listed below do not possess any additional voting rights with respect to the shares of our Common Stock that they own. The holders of the Series C Convertible Preferred Stock are entitled to 114.3 votes per share on the proposals at the Annual Meeting. The number of shares shown includes shares that are individually owned or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority.

	Common Stock Beneficially Owned as Defined by Section 13(d)		Percentage of Common Stock Actually Owned with Voting Authority	Percentage of Common Stock Beneficially Owned on a Fully Diluted Basis	Percentage of Common Stock Beneficially Owned as Defined by Section 13(d)	Series C Convertible Preferred Stock Beneficially Owned	Percentage of Series C Convertible Preferred Stock Beneficially Owned

Name and Address of Beneficial Owner			(1)	(2)	(3)

Steelhead Partners, LLC 1301 First Avenue, Suite 201 Seattle, Washington 98101	6,245,784	(4)	11.45%	7.75%	12.41%	-	-

BlackRock Inc. 40 East 52nd Street New York, New York 10022	4,860,983	(5)	8.91%	6.03%	9.66%	-	-

McClain Value Management LLC 175 Elm Street New Canaan, Connecticut 06840	3,987,541	(6)	7.31%	4.95%	7.92%	-	-

Aristeia Capital, LLC 136 Madison Avenue, 3rd Floor New York, New York 10016	3,042,306	(7)	6.74%	4.56%	7.31%	-	-

Lonestar Partners L.P. One Maritime Plaza, Suite 1105 San Francisco, California 94111	2,879,300	(8)	5.28%	3.57%	5.72%	-	-

	Common Stock Beneficially Owned as Defined by Section 13(d)		Percentage of Common Stock Actually Owned with Voting Authority	Percentage of Common Stock Beneficially Owned on a Fully Diluted Basis	Percentage of Common Stock Beneficially Owned as Defined by Section 13(d)	Series C Convertible Preferred Stock Beneficially Owned	Percentage of Series C Convertible Preferred Stock Beneficially Owned

Name and Address of Beneficial Owner			(1)	(2)	(3)

HBK Investments L.P. 2101 Cedar Springs Road, Suite 700 Dallas, Texas 75201	2,422,857	(9)	4.44%	3.01%	4.81%	21,200	57.30%

Talisman Group Investments 324 Royal Palm Way, Suite 229 Palm Beach, Florida 33480	7,620,570	(10)	3.67%	9.45%	15.14%	-	-

Arthur J. Samberg 77 Bedford Road Katonah, New York 10536	3,200,000	(11)	3.57%	3.97%	6.36%	-	-

Smedvig QIF Plc 39/40 Upper Mount Street Dublin 2, Ireland	7,714,473	(12)	3.03%	9.57%	15.33%	-	-

Goldman Sachs Asset Management, L.P. One New York Plaza, 47th Floor New York, New York 10004	1,371,429	(13)	2.51%	1.70%	2.72%	12,000	32.43%

William L. Transier	1,200,186	(14)	2.20%	1.49%	2.38%	-	-

John N. Seitz	1,162,379	(15)	2.13%	1.44%	2.31%	-	-

Highbridge International LLC 9 West 57th Street, 27th Floor New York, New York 10019	228,571	(16)	0.42%	0.28%	0.45%	2,000	5.40%

Zazove Associates LLC 1001 Tahoe Blvd. Incline Village, Nevada 89451	2,596,431	(17)	0.00%	3.22%	5.16%	-	-

Nancy K. Quinn	249,251	(18)	*	*	*	-	-

James J. Emme	238,433	(19)	*	*	*	-	-

Catherine L. Stubbs	139,395	(20)	*	*	*	-	-

Charles J. Hue Williams	131,162	(21)	*	*	*	-	-

Sheldon R. Erikson	115,014	(22)	*	*	*	-	-

John B. Connally III	114,651	(23)	*	*	*	-	-

Derek A. Neilson	55,326	(24)	*	*	*	-	-

James H. Browning	39,499	(25)	*	*	*	-	-

William D. Lancaster	0	(26)	*	*	*	-	-

All directors and executive officers as a group (11 persons)	3,445,296	(27)	6.30%	4.27%	6.83%	-	-

Except as otherwise indicated, all information is as of March 31, 2014:

*	Less than 1%.
(1)	Based on 54,713,218 total votes outstanding.
(2)	Based on 80,613,069 shares comprised of 50,331,471 common stock outstanding, 4,228,571 shares issuable upon conversion of the Series C Convertible Preferred Stock, 7,292,565 shares issuable upon the conversion of the 5.5% Senior Notes, 4,884,489 shares issuable upon the conversion of the convertible bonds, 3,753,753 shares issuable upon the conversion of the 6.5% Convertible Senior Notes, 7,848,583 shares issuable upon the exercise of Options and Warrants, and 2,273,634 shares issuable upon the achievement of certain performance criteria.
(3)	Pursuant to the rules and regulations promulgated under the Exchange Act, shares are deemed to be “beneficially owned” by a person if such person directly or indirectly has or shares the power to vote or dispose of such shares or to direct the vote or disposition of such shares, whether or not he has any pecuniary interest in such shares, or if he has the right to acquire the power to vote or dispose of such shares or to direct the vote or disposition of such shares within 60 days, including any right to acquire such power through the exercise of any option, warrant or right. This table has been prepared based on 50,331,471 shares of common stock outstanding, 19,714 shares of Series B Preferred Stock and 37,000 shares of Series C Convertible Preferred Stock outstanding as of March 31, 2014. Unless otherwise indicated in the footnotes below, all shares are subject to the beneficial owner’s sole voting and dispositive power.
(4)	Based upon the Schedule 13G/A filed with the SEC on February 14, 2014 with respect to its securities as of December 31, 2014. Steelhead Navigator Master, L.P. has sole voting and dispositive power over 6,245,784 shares. Steelhead Partners, LLC has shared voting power over 6,120,013 shares and shared dispositive power over 6,245,784 shares. Mr. James Michael Johnson has shared voting power over 6,120,013 shares and shared dispositive power over 6,245,784 shares. Mr. Brian Katz Klein has shared voting power over 6,120,013 shares and shared dispositive power over 6,245,784. Mr. Johnston and Mr. Klein each disclaim beneficial ownership other than as to the portion of such shares relating to their respective individual economic interest.
(5)	Based upon the Schedule 13G/A filed with the SEC on January 8, 2014 with respect to its securities as of December 31, 2013. Blackrock Inc. has sole voting and dispositive power over all the shares.
(6)	Based upon the Schedule 13G/A filed with the SEC on February 14, 2014 with respect to its securities as of December 31, 2013. McClain Value Management LLC, Mr. Phillip C. McClain and Mr. Joseph W. Donaldson are each identified as having sole voting power over 3,502,554 shares and sole dispositive power over 3,987,541 shares.
(7)	Based upon the Schedule 13G filed with the SEC on February 11, 2014 with respect to its securities as of December 31, 2013. Aristeia Capital LLC has sole voting and dispositive power over all shares.
(8)	Based upon the Schedule 13G filed with the SEC on January 14, 2014 with respect to its securities as of December 31, 2013. Lonestar Partners LP, Cottonwood Capital GP LLC, Lonestar Capital Management LLC, Mr. Jerome L. Simon and Mr. Yedi Wong are each identified as having as having shared voting and dispositive power over 2,879,600 shares.
(9)	Includes 2,422,857 shares of common stock issuable upon conversion of the Series C Convertible Preferred Stock.
(10)

Based upon the 13D/A filed with the SEC on March 10, 2014 with respect to its securities as of March 3, 2014. The number of shares reported as beneficially owned by Talisman Group Investments LLC includes 2,000,000 shares of common stock, 1,620,570 shares of common stock issuable upon conversion of the convertible notes, and 4,000,000 shares of Common Stock deliverable upon the exercise of Options. Talisman Realty Capital Master, LP; Talisman Group GP, LLC; Talisman Group Investments, LLC; The Talisman Group, LLC; Talisman Family, LLC and Jason Taubman Kalisman are each identified as having shared voting and dispositive power over 7,620,570 shares.

(11)	Based upon the 13/G filed with the SEC on March 11, 2014 with respect to his securities as of March 5, 2014. The number of shares reported as beneficially owned by Arthur J. Samberg includes 1,950,000 shares of common stock and 1,250,000 shares of common stock deliverable upon the exercise of Options. Mr. Arthur J. Samberg has sole voting and dispositive power over 3,200,000 shares.
(12)	Based on the Schedule 13G/A filed with the SEC on January 14, 2014 with respect to its securities as of December 31, 2013. The number of shares reported as beneficially owned by Smedvig QIF Plc includes 1,653,294 shares of common stock, 4,826,901 shares of common stock issuable upon conversion of the convertible bonds due 2016, and 1,234,278 shares of common stock issuable upon the exercise of warrants. Smedvig QIF Plc and, by reason of Smedvig Asset Allocation AS being Smedvig QIF Plc’s investment manager and John Thore Olsen serving as its chief investment officer, Smedvig Asset Allocation AS and John Thore Olsen as well, have sole beneficial ownership, sole voting power and sole dispositive power over 7,714,473 shares.
(13)	Includes 1,371,429 shares of common stock issuable upon conversion of the Series C Convertible Preferred Stock.
(14)	Mr. Transier is our Chief Executive Officer, President and Chairman of the Board. The shares beneficially owned by Mr. Transier include 86,949 shares of common stock underlying stock options.
(15)	Mr. Seitz is the Vice Chairman of the Board.
(16)	Includes 228,571 shares of common stock issuable upon conversion of the Series C Convertible Preferred Stock.
(17)	Based upon the 13/G filed with the SEC on February 3, 2014 with respect to its securities as of December 31, 2013. The number of shares reported as beneficially owned by Zazove Associates, LLC includes 2,584,431 shares issuable upon the conversion of the Issuer’s 5.5% Convertible Notes due 2016. Zazove Associates, LLC has sole voting and dispositive power over 2,596,431 shares.
(18)	Ms. Quinn is a Director.
(19)	Mr. Emme is our Executive Vice President, North America.
(20)	Catherine Stubbs is our Senior Vice President and Chief Financial Officer. The shares beneficially owned by Ms. Stubbs include 3,033 shares of common stock underlying stock options.
(21)	Mr. Hue Williams is a Director.
(22)	Mr. Erikson is a Director.
(23)	Mr. Connally is a Director. The shares beneficially owned by Mr. Connally include 4,579 shares owned of record by Pin Oak Energy Partnership, of which Mr. Connally owns 50% of the partnership interest and has voting and investing power.
(24)	Derek A. Neilson is our Managing Director of U.K. Operations. The shares beneficially owned by Mr. Neilson include 5,083 shares of common stock underlying stock options.
(25)	Mr. Browning is a Director.
(26)	Mr. Lancaster is a Director Nominee.
(27)	Includes 95,062 shares of common stock issuable upon exercise of stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than ten percent of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such officers, directors and ten percent stockholders are also required by applicable SEC rules to furnish us with copies of all forms filed with the SEC pursuant to Section 16(a) of the Exchange Act. Based solely on our review of the copies of such forms we received, we believe that during the fiscal year ended December 31, 2013, all Section 16(a) filing requirements applicable to our officers, directors and 10% stockholders were satisfied in a timely fashion.

Deadlines for Stockholder Proposals for Next Year’s Annual Meeting

Our Amended and Restated Bylaws permit stockholders to propose business to be considered and to nominate directors for election by the stockholders at future annual meetings. Should the 2015 Annual Meeting be scheduled within 30 days before or within 60 days after [—], 2015, as is currently planned, we must receive proposals intended for inclusion in next year’s proxy statement and proxy card between [—], 2015 and [—], 2015. Any such proposal when submitted must be in full compliance with applicable law, including Rule 14a-8 of the Exchange Act, and our Amended and Restated Bylaws.

All proposals and nominations should be addressed to the Office of the Corporate Secretary, Endeavour International Corporation, 811 Main Street, Suite 2100, Houston, Texas 77002.

Dissenter’s Rights

Under Nevada law, there are no dissenter’s rights available to our stockholders in connection with the election of our members to our Board of Directors, the ratification of the appointment of our independent registered public accountant firm, or any other matters which are being submitted to a vote of our stockholders at the Annual Meeting.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you currently receive multiple proxy statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Office of the Corporate Secretary, Endeavour International Corporation, 811 Main Street, Suite 2100, Houston, Texas 77002 or by calling Investor Relations at investor relations at 713-307-8700 or via email at IR@endeavourcorp.com.

Additional Information About Us

If you would like to receive information about us, you may use one of the following methods:

•	Our main Internet site is located at http://www.endeavourcorp.com. A link to our investor relations page can be found on our main Internet site. Our investor relations page contains, among other information, management presentations, financial information, stock quotes and links to our filings with the U.S. Securities and Exchange Commission (“SEC”). The information contained on or connected to our website shall not be deemed to be a part of or incorporated by reference into this proxy statement or any other filings we make with the Securities and Exchange Commission.

•	You may read and copy the Proxy Statement at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain further information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public on the Securities and Exchange Commission’s website located at http://www.sec.gov.

•	To have information such as our latest quarterly earnings release, Annual Report on Form 10-K or Quarterly Reports on Form 10-Q mailed to you, please contact investor relations at 713-307-8700 or via email at IR@endeavourcorp.com.

Other Matters

As of the date hereof, there are no other matters that we intend to present, or have reason to believe others will present, at the Annual Meeting. If, however, other matters properly come before the Annual Meeting, the accompanying proxy card authorizes the person named as proxy or his substitute to vote on such matters as he determines appropriate. In the event any nominee for director becomes unable to serve or for good cause will not serve at the time of the meeting or any adjournments thereof, the accompanying proxy card authorizes the person named as proxy or his substitute to vote for a replacement if the Board of Directors of Directors names a bona fide nominee. The Board of Directors has no reason to believe that any nominee herein will be or unwilling to serve as a director.

By Order of the Board of Directors,

Andrea F. Sigerseth

Secretary

April [—], 2014

Important Notice Regarding the Availability of Proxy Materials

For the Annual Meeting of Stockholders to be Held on [—], 2014

The Notice of Annual Meeting of Stockholders, our Proxy Statement and our Annual Report are available at:

www.proxyvote.com

Appendix A

SUPPLEMENTAL INFORMATION REGARDING PARTICIPANTS

The following tables (“Directors and Nominees” and “Officers and Employees”) set forth the name and business address of each of our directors and nominees, and the name, present principal occupation and business address of each of our officers and employees who, under the rules of the SEC, are considered to be participants in our solicitation of proxies from our stockholders in connection with our Annual Meeting (collectively, the “Participants”).

Directors and Nominees

The principal occupations of our directors and nominees are set forth under the section above titled “Matters to Be Considered at the Annual Meeting- Proposal 1” of this Proxy Statement. The names of the directors and nominees are set forth below and the business addresses for all the Company’s directors and nominees is c/o Endeavour International Corporation, 811 Main Street, Suite 2100, Houston, Texas 77002.

Name
James H. Browning
John B. Connally III
Sheldon R. Erikson
William D. Lancaster
Nancy K. Quinn
John N. Seitz
William L. Transier

Officers and Employees

The principal occupations of our executive officers and employees who are considered Participants are set forth below. The principal occupation refers to such person’s position with the Company, and the business address for each person is Endeavour International Corporation, 811 Main Street, Suite 2100, Houston, Texas 77002.

Name	Principal Occupation
William L. Transier	Chief Executive Officer, President and Chairman
James J. Emme	Executive Vice President, North America
Catherine L. Stubbs	Senior Vice President, Chief Financial Officer
Derek Neilson	Managing Director, UK Operations
Carl D. Grenz	Former Executive Vice President, International

Information Regarding Ownership of Company Securities By Participants

The number and nature of beneficial ownership of shares of our common stock held by our directors, nominees and Named Executive Officers as of March 31, 2014 is set forth under the “Security Ownership of Certain Beneficial Owners and Management” section of this Proxy Statement.

A-1

Appendix A

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth information regarding purchases and sales of the Company’s securities by each Participant during the past two years. No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Participant Name	Date	Number of Shares	Price	Transaction	Nature of Indirect Ownership (if applicable)
Catherine L. Stubbs	2/18/14	3,840	$ 6.00	Sale[1]
Derek A. Neilson	1/6/14	1,560	$ 5.35	Sale[1]
Derek A. Neilson	1/3/14	1,525	$ 5.27	Sale[1]

1	This transaction involved sales of securities to satisfy the tax withholding liability which arose upon the vesting of certain securities under the Company’s 2010 Incentive Plan. All of the proceeds from this sale transaction were to be utilized to satisfy the withholding obligation.

Miscellaneous Information Concerning Participants

Other than as set forth in this Appendix A or this Proxy Statement, none of the Participants or their associates (i) beneficially owns, directly or indirectly, any shares or other securities of the Company or any of our subsidiaries or (ii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting. In addition, neither we nor any of the Participants listed above has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. Other than as set forth in this Appendix A or this Proxy Statement, neither we nor any of the Participants or any of their associates has any arrangements or understandings with any person with respect to any future employment by us or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party.

Other than as set forth in this Appendix A or this Proxy Statement, neither we nor any of the Participants listed above or any of their associates have or will have (i) any arrangements or understandings with any person with respect to any future employment by us or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

A-2

Appendix B

Endeavour International Corporation

2014 Long-Term Incentive Plan

I        PURPOSE OF THE PLAN

The purpose of the Endeavour International Corporation 2014 Long-Term Incentive Plan (the “Plan”) is to provide a means through which Endeavour International Corporation, a Nevada corporation (the “Company”), and its Affiliates may attract able persons to serve as Directors or Consultants or to enter the employ of the Company and its Affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its Affiliates. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Affiliates. Accordingly, the Plan provides for granting Incentive Stock Options, options that do not constitute Incentive Stock Options, Restricted Stock Awards, Performance Awards, Incentive Awards, Bonus Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee, Consultant, or Director as provided herein.

The Plan as set forth herein constitutes an amendment and restatement of the Prior Plans (as defined below). As of the date this Plan becomes effective, the Plan shall supersede and replace in its entirety the Prior Plans.

II        DEFINITIONS

The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

(a)        “Affiliate” means any corporation, partnership, limited liability company or partnership, association, trust, or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

(b)        “Award” means, individually or collectively, any Option, Restricted Stock Award, Performance Award, Incentive Award, or Bonus Stock Award.

(c)        “Award Agreement” means a written agreement between the Company and a Participant with respect to an Award.

(d)        “Board” means the Board of Directors of the Company.

(e)        “Bonus Stock Award” means an Award granted under Paragraph XI of the Plan.

Appendix B

(f)        “Change in Control” means, unless otherwise expressly provided in the Participant’s Award Agreement, a “Change in Control” as determined under Subparagraph XIII(c).

(g)        “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(h)        “Committee” means a committee of the Board that is selected by the Board as provided in Subparagraph IV(a).

(i)        “Common Stock” means the common stock, par value $0.001 per share, of the Company, or any security into which such common stock may be changed by reason of any transaction or event of the type described in Paragraph XII.

(j)        “Company” means Endeavour International Corporation, a Nevada corporation.

(k)        “Consultant” means any person who is not an employee or a Director and who is providing advisory or consulting services to the Company or any Affiliate.

(l)        “Director” means an individual who is a member of the Board.

(m)        “Dividend Equivalent” means a right to receive cash, stock, or other Awards or other property equal in value to dividends paid with respect to a specified number of shares of stock, or other periodic payments.

(n)        An “employee” means any person (including a Director) in an employment relationship with the Company or any Affiliate.

(o)        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)        “Fair Market Value” means, as of any specified date, the closing sales price of the Common Stock (i) reported by the National Market System of NASDAQ on that date or (ii) if the Common Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date (or such other reporting service approved by the Committee); or, in cither case, if no sales are reported on that date, on the last preceding date on which such a sale of the Common Stock was so reported. If the Common Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate and as is consistent with the requirements of section 409A of the Code.

(q)        “Incentive Award” means an Award granted under Paragraph X of the Plan.

(r)        “Incentive Award Agreement” means a written agreement between the Company and a Participant with respect to an Incentive Award.

Appendix B

(s)        “Incentive Stock Option” means an incentive stock option within the meaning of section 422 of the Code.

(t)        “Option” means an Award granted under Paragraph VII of the Plan and includes both Incentive Stock Options to purchase Common Stock and Options that do not constitute Incentive Stock Options to purchase Common Stock.

(u)        “Option Agreement” means a written agreement between the Company and a Participant with respect to an Option.

(v)        “Participant” means an employee, Consultant, or Director who has been granted an Award.

(w)        “Performance Award” means an Award granted under Paragraph IX of the Plan.

(x)        “Performance Award Agreement” means a written agreement between the Company and a Participant with respect to a Performance Award.

(y)        “Plan” means the Endeavour International Corporation 2014 Long-Term Incentive Plan, as amended from time to time.

(z)        “Prior Plans” means, collectively, (i) Endeavour International Corporation 2010 Stock Incentive Plan, as amended, (ii) the Endeavour International Corporation 2007 Incentive Plan, as amended, and (iii) Endeavour International Corporation 2004 Incentive Plan, as amended.

(aa)      “Restricted Stock Agreement” means a written agreement between the Company and a Participant with respect to a Restricted Stock Award.

(bb)      “Restricted Stock Award” means an Award granted under Paragraph VIII of the Plan.

(cc)      “Rule 16b-3” means SEC Rule 16b-3 promulgated under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation, or statute fulfilling the same or a similar function.

III        EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan, which has been adopted by the Board subject to stockholder approval, shall become effective as of the date of the Company’s 2014 annual meeting of stockholders provided that the adoption of the Plan is approved by the stockholders of the Company on such date. Notwithstanding any provision in the Plan, no Award shall be granted prior to such stockholder approval. No further Awards may be granted under the Plan after 10 years from the date the adoption of the Plan is approved by the stockholders of the Company. The Plan shall remain in effect until all Options granted under the Plan have been exercised or expired, all Restricted Stock Awards granted under the Plan have vested or been forfeited, and all Performance Awards, Incentive Awards, and Bonus Stock Awards have been satisfied or expired. Further, if the Plan is not approved by the stockholders at the Company’s 2014 annual meeting of stockholders, then the Plan shall be void ab initio, and the Prior Plans shall continue in effect as if this amendment and restatement of the Prior Plans had not occurred,

Appendix B

and any Awards previously granted under a Prior Plan shall continue in effect under the terms of the grant; provided, further, that thereafter Awards may continue to be granted pursuant to the terms of the Prior Plans (as the same may thereafter be amended).

IV        ADMINISTRATION

(a)        Composition of Committee.  The Plan shall be administered by a committee of, and appointed by, the Board that shall be comprised solely of two or more outside Directors (within the meaning of the term “outside directors” as used in section 162(m) of the Code and applicable interpretive authority thereunder and within the meaning of the term “Non-Employee Director” as defined in Rule 16b-3).

(b)        Powers.  Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine which employees, Consultants, or Directors shall receive an Award, the time or times when such Award shall be made, the type of Award that shall be made, the number of shares to be subject to each Option, Restricted Stock Award, or Bonus Stock Award, the number of shares subject to or the value of each Performance Award or Incentive Award, or when the time of vesting or exercisability of the Award may be accelerated or forfeited. In making such determinations, the Committee shall take into account the nature of the services rendered by the respective employees, Consultants, or Directors, their present and potential contribution to the Company’s success, and such other factors as the Committee in its sole discretion shall deem relevant.

(c)        Additional Powers.  The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, this shall include the power to construe the Plan and the respective agreements executed hereunder, to prescribe rules and regulations relating to the Plan, to determine the terms, restrictions, and provisions of the agreement relating to each Award, including such terms, restrictions, and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement relating to an Award in the manner and to the extent the Committee shall deem expedient to carry the Plan or any such agreement into effect. The determinations of the Committee on the matters referred to in this Paragraph IV shall be conclusive.

(d)        Delegation of Authority by the Committee.  Notwithstanding the preceding provisions of this Paragraph IV or any other provision of the Plan to the contrary, the Committee may from time to time, in its sole discretion, delegate to the Chief Executive Officer of the Company the administration (or interpretation of any provision) of the Plan, and the right to grant Awards under the Plan, insofar as such administration (and interpretation) and power to grant Awards relates to any person who is not subject to section 16 of the Exchange Act (including any successor section to the same or similar effect) or who may be considered a “covered employee” (within the meaning of Treasury Regulation section 1.162-27(c)(2)) if the Award for that individual is intended to qualify as “performance-based compensation” under section 162(m) of the Code. Any such delegation may be effective only so long as the Chief Executive Officer of the Company is a Director, and the Committee may revoke such delegation at any time. The Committee may put any conditions and restrictions on the powers that may be exercised by the Chief Executive Officer of the Company upon such delegation as

Appendix B

the Committee determines in its sole discretion. In the event of any conflict in a determination or interpretation under the Plan as between the Committee and the Chief Executive Officer of the Company, the determination or interpretation, as applicable, of the Committee shall be conclusive.

V        SHARES SUBJECT TO THE PLAN; AWARD LIMITS; GRANT OF AWARDS

(a)        Shares Subject to the Plan and Award Limits.  Subject to adjustment under Paragraph XIII, the aggregate maximum number of shares of Common Stock that may be issued under the Plan, and the aggregate maximum number of shares of Common Stock that may be issued under the Plan through Incentive Stock Options, shall not exceed the sum of: (i) 2,075,000 shares; (ii) the number of shares available for grant under the Prior Plans as of the Effective Date; and (iii) the number of shares subject to outstanding awards under the Prior Plans as of the Effective Date that must or may be settled in shares of Common Stock. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses or the rights of its holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award under the Plan. In addition, shares issued under the Plan and forfeited back to the Plan shall again be available for the grant of an Award under the Plan. Notwithstanding anything to the contrary contained herein: shares tendered or withheld in payment of an Option exercise price shall not be returned to the Plan and shall not become available for future issuance under the Plan; shares withheld by the Company to satisfy any tax withholding obligation shall not be returned to the Plan and shall not become available for future issuance under the Plan; and shares repurchased by the Company with stock option proceeds shall not be returned to the Plan and shall not become available for future issuance under the Plan. Notwithstanding any provision in the Plan to the contrary, (1) the maximum number of shares of Common Stock that may be subject to Awards denominated in shares of Common Stock granted to any one individual during any calendar year may not exceed 1,000,000 shares of Common Stock (subject to adjustment under Paragraph XII) and (2) the maximum amount of compensation that may be paid under all Performance Awards denominated in cash (including the Fair Market Value of any shares of Common Stock paid in satisfaction of such Performance Awards) granted to any one individual during any calendar year may not exceed $5,000,000 and any payment due with respect to a Performance Award shall be paid no later than 10 years after the date of grant of such Performance Award. The limitations set forth in the preceding sentence shall be applied in a manner that will permit Awards that are intended to provide “performance-based” compensation for purposes of section 162(m) of the Code to satisfy the requirements of such section, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options or Stock Appreciation Rights that are canceled or repriced.

(b)        Grant of Awards.  The Committee may from time to time grant Awards to one or more employees, Consultants, or Directors determined by it to be eligible for participation in the Plan in accordance with the terms of the Plan.

(c)        Stock Offered.  Subject to the limitations set forth in Subparagraph V(a), the stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan.

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VI        ELIGIBILITY

Awards may be granted only to persons who, at the time of grant, are employees, Consultants, or Directors. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option, an Option that is not an Incentive Stock Option, a Restricted Stock Award, a Performance Award, an Incentive Award, a Bonus Stock Award, or any combination thereof.

VII        STOCK OPTIONS

(a)        Option Period.  The term of each Option shall be as specified by the Committee at the date of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant.

(b)        Limitations on Exercise of Option.  An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee at the date of grant (including based on achievement of performance goals and/or future service requirements). Unless otherwise specified in an Award Agreement, if the vesting provisions applicable to an Option are based on the Participant’s continued employment with the Company or continued service as a Consultant or Director for a specified period of time, then, unless such Option is issued to the Participant in lieu of all or a portion of the cash compensation payable to the Participant under any compensation program of the Company, the Option shall be vested and exercisable as follows:

(i)        With respect to 33.3% of the total shares subject to the Option, the Option shall vest and become exercisable on the first anniversary of the date of grant provided the Participant is employed by (or providing services to) the Company or Affiliate on that date;

(ii)        With respect to 33.3% of the total shares subject to the Option, the Option shall vest and become exercisable on the second anniversary of the date of grant provided the Participant is employed by (or providing services to) the Company or Affiliate on that date; and

(iii)        With respect to 33.4% of the total shares subject to the Option, the Option shall vest and become exercisable on the third anniversary of the date of grant provided the Participant is employed by (or providing services to) the Company or Affiliate on that date.

Notwithstanding the forgoing, the Option may become vested and exercisable more rapidly pursuant to Paragraph XII and that the Committee may provide that the Option becomes vested and exercisable more rapidly in the event of the Participant’s retirement, disability, death or other termination of employment, or the satisfaction of any performance requirement or other condition specified by the Committee. Each Option may have different vesting requirements in the discretion of the Committee.

(c)        Special Limitations on Incentive Stock Options.  An Incentive Stock Option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) at the time the Option is granted. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of

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stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, or such other amount as may be prescribed under section 422 of the Code or applicable regulations or rulings from time to time, such Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations, and other administrative pronouncements, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted, the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. Except as otherwise provided in sections 421 or 422 of the Code, an Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative.

(d)        Option Agreement.  Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Option as an Incentive Stock Option under section 422 of the Code. Each Option Agreement shall specify the effect of termination of (i) employment, (ii) the consulting or advisory relationship, or (iii) membership on the Board, as applicable, on the exercisability of the Option. An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Moreover, an Option Agreement may provide for a “cashless exercise” of the Option by establishing procedures satisfactory to the Committee with respect thereto. The terms and conditions of the respective Option Agreements need not be identical. Subject to the consent of the Participant, the Committee may, in its sole discretion, amend an outstanding Option Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan (including, without limitation, an amendment that accelerates the time at which the Option, or a portion thereof, may be exercisable).

(e)        Option Price and Payment.  The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee but, subject to adjustment as provided in Paragraph XII, such purchase price shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Committee. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option that does not constitute an Incentive Stock Option.

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(f)        Restrictions on Repricing of Options.  Except as provided in Paragraph XII, the Committee may not, without approval of the stockholders of the Company, amend any outstanding Option Agreement to lower the option price (or cancel and replace any outstanding Option Agreement with Option Agreements having a lower option price).

(g)        Stockholder Rights and Privileges.  The Participant shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in the Participant’s name.

(h)        Options in Substitution for Options Granted by Other Employers.  Options may be granted under the Plan from time to time in substitution for options held by individuals providing services to corporations or other entities who become employees, Consultants, or Directors as a result of a merger or consolidation or other business transaction with the Company or any Affiliate.

VIII    RESTRICTED STOCK AWARDS

(a)        Forfeiture Restrictions To Be Established by the Committee.  Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Participant and an obligation of the Participant to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance measures established by the Committee that are based on (1) the price of a share of Common Stock, (2) the Company’s earnings per share, (3) the Company’s market share, (4) the market share of a business unit of the Company designated by the Committee, (5) the Company’s sales, (6) the sales of a business unit of the Company designated by the Committee, (7) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Committee, (8) the cash flow or return on investment of the Company or any business unit of the Company designated by the Committee, (9) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Committee, (10) the economic value added, (11) the return on capital, assets, or stockholders’ equity achieved by the Company, or (12) the total stockholders’ return achieved by the Company, (ii) the Participant’s continued employment with the Company or continued service as a Consultant or Director for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion, or (iv) a combination of any of the foregoing. The performance measures described in clause (i) of the preceding sentence may be subject to adjustment for specified significant extraordinary items or events, may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or any Affiliate, division, or department thereof. Unless otherwise specified within an Award Agreement, if the Forfeiture Restrictions applicable to a Restricted Stock Award are based on the Participant’s continued employment with the Company or continued service as a Consultant or Director for a specified period of time, then, unless such Award is issued to the Participant in lieu of all or a portion of the cash compensation payable to the Participant under any compensation program of the Company, the Forfeiture Restrictions shall not lapse in full prior to three (3) years from the date of grant; provided, however, the Forfeiture Restrictions may lapse more rapidly pursuant to Paragraph XII and that the Committee may provide that the Forfeiture Restrictions may lapse more rapidly in the event of the

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Participant’s retirement, disability, death or other termination of employment, or the satisfaction of any performance requirement or other condition specified by the Committee. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee.

(b)        Other Terms and Conditions.  Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Participant. Unless provided otherwise in a Restricted Stock Agreement, the Participant shall have the right to receive dividends with respect to Common Stock subject to a Restricted Stock Award, to vote Common Stock subject thereto, and to enjoy all other stockholder rights, except that (i) the Participant shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions have expired, (ii) the Company shall retain custody of the stock until the Forfeiture Restrictions have expired, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the stock until the Forfeiture Restrictions have expired, (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award, and (v) with respect to the payment of any dividend with respect to shares of Common Stock subject to a Restricted Stock Award directly to the Participant, each such dividend shall be paid no later than the end of the calendar year in which the dividends are paid to stockholders of such class of shares or, if later, the fifteenth day of the third month following the date the dividends are paid to stockholders of such class of shares. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions, or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service as a Consultant or Director (by retirement, disability, death, or otherwise) of a Participant prior to expiration of the Forfeitures Restrictions. Such additional terms, conditions, or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award.

(c)        Payment for Restricted Stock.  The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Participant shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

(d)        Committee’s Discretion to Accelerate Vesting of Restricted Stock Awards.  Subject to the limitations set forth in the fourth sentence of Subparagraph VIII(a), the Committee may, in its discretion and as of a date determined by the Committee, fully vest any or all Common Stock awarded to a Participant pursuant to a Restricted Stock Award and, upon such vesting, all restrictions applicable to such Restricted Stock Award shall terminate as of such date. Any action by the Committee pursuant to this Subparagraph may vary among individual Participants and may vary among the Restricted Stock Awards held by any individual Participant. Notwithstanding the preceding provisions of this Subparagraph, the Committee may not take any action described in this Subparagraph with respect to a Restricted Stock Award that has been granted to a “covered employee” (within the meaning of Treasury Regulation section 1.162-27(c)(2)) if such Award has been designed to meet the exception for performance-based compensation under section 162(m) of the Code and such an acceleration would jeopardize the Award’s status as performance-based compensation.

(e)        Restricted Stock Agreements.  At the time any Award is made under this Paragraph VIII, the Company and the Participant shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be

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identical. Subject to the consent of the Participant and the restriction set forth in the last sentence of Subparagraph (d) above, the Committee may, in its sole discretion, amend an outstanding Restricted Stock Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan.

IX        PERFORMANCE AWARDS

(a)        Performance Awards.  The right of an eligible person to receive a grant, and the right of a Participant to exercise or receive a grant or settlement of any Award (including cash-based Awards or equity-based Awards), and the timing thereof, may be subject to such performance conditions as may be specified by the Committee.

(b)        Performance Period.  The Committee shall establish, with respect to and at the time of each Performance Award, the number of shares of Common Stock subject to, or the maximum value of, the Performance Award and the performance period (which shall be no less than 12 months) over which the performance applicable to the Performance Award shall be measured.

(c)        Performance Measures.  A Performance Award shall be awarded to a Participant contingent upon future performance of the Company or any Affiliate, division, or department thereof during the performance period. Performance goals shall be objective and shall otherwise meet the requirements of section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain” at the time the Committee actually establishes the performance goal or goals. The Committee shall establish the performance measures applicable to such performance either (i) prior to the beginning of the performance period or (ii) within 90 days after the beginning of the performance period if the outcome of the performance targets is substantially uncertain at the time such targets are established, but not later than the date that 25% of the performance period has elapsed; provided such measures may be made subject to adjustment for specified significant extraordinary items or events. The performance measures may be absolute, relative to one or more other companies, or relative to one or more indexes. The performance measures established by the Committee may be based upon (1) the price of a share of Common Stock, (2) the Company’s earnings per share, (3) the Company’s market share, (4) the market share of a business unit of the Company designated by the Committee, (5) the Company’s sales, (6) the sales of a business unit of the Company designated by the Committee, (7) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Committee, (8) the cash flow or return on investment of the Company or any business unit of the Company designated by the Committee, (9) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Committee, (10) the economic value added, (11) the return on capital, assets, or stockholders’ equity achieved by the Company, (12) the total stockholders’ return achieved by the Company, or (13) a combination of any of the foregoing. The Committee, in its sole discretion, may provide for an adjustable Performance Award value based upon the level of achievement of performance measures and/or provide for a reduction in the value of a Performance Award during the performance period. The Committee may exclude the impact of any of the following events or occurrences which the Committee determines should appropriately be excluded: (a) asset write-downs; (b) litigation, claims, judgments or settlements; (c) the effect of changes in tax law or other such laws or regulations affecting reported results; (d) accruals for reorganization and restructuring programs; (e) any extraordinary, unusual or nonrecurring items as described in the

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Accounting Standards Codification Topic 225, as the same may be amended or superseded from time to time; (f) any change in accounting principles as defined in the Accounting Standards Codification Topic 250, as the same may be amended or superseded from time to time; (g) any loss from a discontinued operation as described in the Accounting Standards Codification Topic 360, as the same may be amended or superseded from time to time; (h) goodwill impairment charges; (i) operating results for any business acquired during the calendar year; (j) third party expenses associated with any acquisition by us or any subsidiary; and (k) to the extent set forth with reasonable particularity in connection with the establishment of performance goals, any other extraordinary events or occurrences identified by the Committee.

(d)        Awards Criteria.  In determining the value of Performance Awards, the Committee shall take into account a Participant’s responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate. The Committee, in its sole discretion, may provide for a reduction in the value of a Participant’s Performance Award during the performance period. If required by the regulations under section 162(m) of the Code, all determinations by the Committee as to the establishment of performance goals, the amount of any Performance Awards, and the achievement of performance goals relating to and final settlement of Performance Awards shall be made in writing.

(e)        Payment.  Following the end of the performance period, the holder of a Performance Award shall be entitled to receive payment of an amount not exceeding the number of shares of Common Stock subject to, or the maximum value of, the Performance Award, based on the achievement of the performance measures for such performance period, as determined and certified in writing by the Committee. Payment of a Performance Award may be made in cash, Common Stock, or a combination thereof, as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. If a Performance Award covering shares of Common Stock is to be paid in cash, such payment shall be based on the Fair Market Value of the Common Stock on the payment date or such other date as may be specified by the Committee in the Performance Award Agreement.

(f)        Termination of Award.  A Performance Award shall terminate if the Participant docs not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or a Director for the Company and its Affiliates at all times during the applicable performance period, except as may be determined by the Committee.

(g)        Performance Award Agreements.  At the time any Award is made under this Paragraph IX, the Company and the Participant shall enter into a Performance Award Agreement setting forth each of the matters contemplated hereby and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Performance Award Agreements need not be identical.

(h)        Payment of Dividends.  The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Common Stock, other Awards, other property equal in value to dividends paid with respect to a specified number of shares of Common Stock, or other period payments. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Common Stock, Awards, or other investment vehicles and subject to such restrictions on transferability and risks of

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forfeiture as the Committee may specify; provided, however, no dividend shall be payable with respect to a share of Common Stock subject to a Performance Award prior to attainment of the performance measures.

X        INCENTIVE AWARDS

(a)        Incentive Awards.  Incentive Awards are rights to receive shares of Common Stock (or the Fair Market Value thereof), rights to receive an amount equal to any appreciation or increase in the Fair Market Value of Common Stock over a specified period of time, or rights to receive a cash award to which vest over a period of time as established by the Committee, without satisfaction of any performance criteria or objectives. The Committee may, in its discretion, require payment or other conditions of the Participant respecting any Incentive Award.

(b)        Award Period.  The Committee shall establish, with respect to and at the time of each Incentive Award, a period over which the Award shall vest with respect to the Participant; provided, however, that, unless an Incentive Award is issued to a Participant in lieu of all or a portion of the cash compensation payable to the Participant under any compensation program of the Company, the Incentive Award shall not be 100% vested prior to three (3) years from the date of grant unless otherwise set forth in the applicable Award Agreement; provided, however, the Incentive Award may vest more rapidly pursuant to Paragraph XII and that the Committee may provide that the Incentive Award shall vest more rapidly in the event of the Participant’s retirement, disability, death or other termination of employment, or the satisfaction of any performance requirement or other condition specified by the Committee.

(c)        Awards Criteria.  In determining the value of Incentive Awards, the Committee shall take into account a Participant’s responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate.

(d)        Payment.  Following the end of the vesting period for an Incentive Award (or at such other time as the applicable Incentive Award Agreement may provide), the holder of an Incentive Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Incentive Award, based on the then vested value of the Award. Payment of an Incentive Award may be made in cash, Common Stock, or a combination thereof as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in cash shall be based on the Fair Market Value of the Common Stock on the payment date or such other date as may be specified by the Committee in the Incentive Award Agreement. Cash dividend equivalents may be paid during or after the vesting period with respect to an Incentive Award, as determined by the Committee.

(e)        Termination of Award.  An Incentive Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or a Director for the Company and its Affiliates at all times during the applicable vesting period, except as may be otherwise determined by the Committee.

(f)        Incentive Award Agreements.  At the time any Award is made under this Paragraph X, the Company and the Participant shall enter into an Incentive Award Agreement setting forth each

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of the matters contemplated hereby and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Incentive Award Agreements need not be identical.

XI        BONUS STOCK AWARDS

Each Bonus Stock Award granted to a Participant shall constitute a transfer of unrestricted shares of Common Stock on such terms and conditions as the Committee shall determine. Bonus Stock Awards shall be made in shares of Common Stock and need not be subject to performance criteria or objectives or to forfeiture. The purchase price, if any, for shares of Common Stock issued in connection with a Bonus Stock Award shall be determined by the Committee in its sole discretion.

XII        RECAPITALIZATION OR REORGANIZATION

(a)        No Effect on Right or Power.  The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s or any Affiliate’s capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate, any sale, lease, exchange, or other disposition of all or any part of its assets or business, or any other corporate act or proceeding.

(b)        Subdivision or Consolidation of Shares: Stock Dividends.  The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price per share shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share.

(c)        Recapitalizations and Change in Control.  If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”), the number and class of shares of Common Stock covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award.

Notwithstanding any contrary provision in the Plan, in the event of a Change in Control (as defined below) the following actions shall automatically occur as of the day immediately preceding the Change in Control date unless expressly provided otherwise in the Participant’s Award Agreement:

(i)        all of the Options then outstanding shall become one hundred percent (100%) vested and immediately and fully exercisable;

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(ii)        all of the restrictions and conditions of any Restricted Stock, Performance Award and any Incentive Award then outstanding shall be deemed satisfied, and any restriction period with respect thereto shall be deemed to have expired; and

(iii)        all of the Performance Awards and Incentive Awards shall become fully vested, deemed earned in full, and promptly paid within thirty (30) days to the affected Participants without regard to payment schedules and notwithstanding that the applicable performance cycle, retention cycle or other restrictions and conditions have not been completed or satisfied.

Notwithstanding any other provision of the Plan, unless otherwise expressly provided in the Participant’s Award Agreement, the provisions of this Paragraph XII(c) may not be terminated, amended, or modified to adversely affect any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to his outstanding Awards subject, however, to the last paragraph of this Paragraph XII(c).

For all purposes of the Plan, a “Change in Control” shall be deemed to occur if:

(i)        the Company (1) shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company) or (2) is to be dissolved and liquidated, and as a result of or in connection with such transaction, the persons who were directors of the Company before such transaction shall cease to constitute a majority of the Board; or

(ii)        any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including, without limitation, power to vote) of 30% or more of the outstanding shares of the Company’s voting stock (based upon voting power), and as a result of or in connection with such transaction, the persons who were directors of the Company before such transaction shall cease to constitute a majority of the Board; or

(iii)        the Company sells all or substantially all of the assets of the Company to any other person or entity (other than a wholly-owned subsidiary of the Company) in a transaction that requires shareholder approval pursuant to applicable corporate law; or

(iv)        during a period of two consecutive calendar years, individuals who at the beginning of such period constitute the Board, and any new director(s) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office, who either were directors at the beginning of the two (2) year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

(v)        any other event that a majority of the Board, in its sole discretion, shall determine constitutes a Change in Control hereunder.

Notwithstanding the occurrence of any of the foregoing events of this Subparagraph XII(c) which would otherwise result in a Change in Control, the Board may determine in its discretion, if it deems it to be in the best interest of the Company, that an event or events otherwise constituting a Change in Control shall not be deemed a Change in Control hereunder. Such determination shall be

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effective only if it is made by the Board prior to the occurrence of an event that otherwise would be a Change in Control, or after such event if made by the Board a majority of which is composed of directors who were members of the Board immediately prior to the event that otherwise would be or probably would lead to a Change in Control. Notwithstanding the above, with respect to any Award that is subject to Section 409A of the Code, a “Change in Control” shall not occur unless that Change in Control also constitutes a “change in the ownership of a corporation,” a “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets,” in each case, within the meaning of 1.409A-3(i)(5) of the regulations promulgated under Section 409A of the Code.

(d)        Other Changes in the Common Stock.  In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges, or other relevant changes in capitalization or distributions (other than ordinary dividends) to the holders of Common Stock occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph XII, such Award and any agreement evidencing such Award shall be subject to adjustment by the Committee at its sole discretion as to the number and price of shares of Common Stock or other consideration subject to such Award so as to prevent the dilution or enlargement of rights. In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, or upon the occurrence of any other event described in this Paragraph XII, the aggregate maximum number of shares available under the Plan, the aggregate maximum number of shares that may be issued under the Plan through Incentive Stock Options, and the maximum number of shares that may be subject to Awards granted to any one individual shall be appropriately adjusted to the extent, if any, determined by the Committee, whose determination shall be conclusive.

(e)        Stockholder Action.  Any adjustment provided for in the above Subparagraphs shall be subject to any required stockholder action.

(f)        No Adjustments Unless Otherwise Provided.  Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

XIII        AMENDMENT AND TERMINATION OF THE PLAN

The Board in its discretion may terminate the Plan at any time with respect to any shares of Common Stock for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in the Plan may be made that would impair the rights of a Participant with respect to an Award theretofore granted without the consent of the Participant, and provided, further, that the Board may not, without approval of the stockholders of the Company, (a) amend the Plan to increase the maximum aggregate number of shares that may be issued under the Plan, increase the maximum number of shares that may be issued under the Plan through Incentive Stock Options, or change the class of individuals eligible to receive Awards under the Plan, or (b) amend or delete Subparagraph VII(f).

Appendix B

XIV        MISCELLANEOUS

(a)        No Right To An Award.  Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give any individual any right to be granted an Option, a right to a Restricted Stock Award, a right to a Performance Award, a right to an Incentive Award, a right to a Bonus Stock Award, or any other rights hereunder except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.

(b)        No Employment/Membership Rights Conferred.  Nothing contained in the Plan shall (i) confer upon any employee or Consultant any right with respect to continuation of employment or of a consulting or advisory relationship with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment or consulting or advisory relationship at any time. Nothing contained in the Plan shall confer upon any Director any right with respect to continuation of membership on the Board.

(c)        Other Laws; Withholding.  The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules, and regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules, and regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations. This authority shall include authority to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(d)        No Restriction on Corporate Action.  Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

(e)        Restrictions on Transfer.  An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Subparagraph VII(c)) shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (iii) with the consent of the Committee.

(f)        Severability.  If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein. If any of the terms or provisions of this Plan or any Award

Appendix B

Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to eligible persons who are subject to section 16(b) of the Exchange Act) or section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or section 422 of the Code. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Option (to that extent) shall be deemed an Option not subject to section 422 of the Code for all purposes of the Plan.

(g)        Section 409A of the Code.  In the event that any Award granted pursuant to this Plan provides for a deferral of compensation within the meaning of the section 409A of the Code and the regulations promulgated thereunder, it is the general intention, but not the obligation, of the Company to design such Award to comply with such rules and such Award should be interpreted accordingly. Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under Section 409A of the Code and the regulations promulgated thereunder) becomes entitled to a payment under an Award which is subject to Section 409A on account of a “separation from service” (as defined under Section 409A of the Code and the regulations promulgated thereunder), to the extent required by the Code, such payment (or the applicable portion of such payment) shall not occur until the date that is six months plus one day from the date of such separation from service. Any amount that is otherwise payable within the six-month period described herein will be aggregated and paid in a lump sum without interest.

(h)        Unfunded Status of Awards.  This Plan is intended to constitute an “unfunded” plan for certain incentive awards.

(i)        Governing Law.  The Plan shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to conflicts of laws principles thereof.

PRELIMINARY PROXY CARD—SUBJECT TO COMPLETION, DATED APRIL 4, 2014

ENDEAVOUR INTERNATIONAL CORPORATION

811 Main Street, Suite 2100, Houston, Texas 77002

This Proxy is Solicited By and on Behalf of the Board of Directors for the

Annual Meeting of Stockholders to be held on [            ], 2014

P R O X Y

The undersigned hereby appoints William L. Transier and Catherine L. Stubbs, either of both of them, proxies of the undersigned with full power of substitution, to vote all shares of Endeavour International Corporation Common Stock, Series B Preferred Stock or Series C Convertible Preferred Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Endeavour Corporation to be held at the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas, 77002 on [        ], [        ], 2014 at [        ]., local time, or at any adjournment or postponement thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

This proxy will be voted as indicated by the stockholder(s). If no choice is indicated on the reverse side, this proxy will be voted “FOR ALL” the director nominees listed in Proposal 1, and “FOR” Proposals 2, 3 and 4 and at the discretion of the proxy holders with reguard to any other matter that may properly come before the meeting or any adjournment or postponement thereof.

Address Changes/Comments:

(If you noted any address Changes and/or Comments above, please mark corresponding box on the reverse side)

Continued and to be signed on the reverse side

▲ TO VOTE BY MAIL, PLEASE DETACH HERE ▲

ENDEAVOUR INTERNATIONAL CORPORATION						Please mark vote as indicated in this example		x
The Board of Directors recommends you vote FOR ALL the following:				The Board of Directors recommends you vote FOR proposals 2, 3 and 4.
						FOR	AGAINST	ABSTAIN
Vote on Directors				2.	Ratification of the appointment of Ernst & Young, LLP as the Company’s independent public accounting firm for fiscal 2014.	☐	☐	☐
1. Election of Directors:	☐ FOR ALL	☐ WITHHOLD ALL	☐ FOR ALL EXCEPT

Nominees:				3.	Adoption of the 2014 Stock Incentive Plan.	☐	☐	☐
(01) John B. Connally III				4.	Advisory vote approving executive compensation	☐	☐	☐
(02) James H. Browning

(03) William D. Lancaster				Note: The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report furnished herewith.
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

				For address change/comments, mark here (see the reverse side for instruction) ☐

Date: , 2014
Signature
Signature (Joint Owner)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give your full title as such. All holders should sign. Joint owners should each sign personally. If a corporation or partnership, please sign in the name of the corporation or partnership by an authorized officer.

PLEASE MARK SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.
▲ TO VOTE BY MAIL, PLEASE DETACH HERE ▲

Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card by mail.

VOTE BY INTERNET: The web address is www.proxyvoting.com/END

You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.

VOTE BY PHONE: You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.

Call « « Toll Free « « On a Touch-Tone Telephone

1-888-457-2958

There is NO CHARGE to you for this call

OPTION A:	You are encouraged to review each proposal and select a voting choice before you submit your proxy. Please press 0 in order to vote on each proposal separately.

OPTION B:

If you prefer not to select a voting choice with respect to each proposal you may press 1 to submit a proxy. If you select this option, your shares will be voted in accordance with the recommendations made by the Board of Directors.

THANK YOU FOR VOTING.
CONTROL NUMBER for Internet/Telephone Voting